SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 33 TO

                      REGISTRATION STATEMENT NUMBER 2-95577

                  American Express Flexible Savings Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

       70100 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 H. Bernt von Ohlen - 50606 AXP Financial Center,
                     Minneapolis, MN 55474, (612) 671-7981
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 33 TO
                       REGISTRATION STATEMENT NO. 2-95577

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

                        American Express(R) Certificates

                            Prospectus April 27, 2005

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
American Express  Cash Reserve                        You may:


Certificate Earn competitive rates with ready         o  Purchase this certificate in any amount from $1,000 through $1 million
access to your cash reserves.                            or with monthly investments  of at least $50.


                                                      o  Earn a fixed rate of interest declared every three months.

                                                      o  Invest in successive three-month terms up to a total of 20 years from the issue date of the certificate.
----------------------------------------------------- ------------------------------------------------------------------------------
American Express  Flexible Savings Certificate        You may:

Earn competitive rates guaranteed by American         o  Purchase this certificate in any amount from $1,000 through $1 million.
Express Certificate Company for the term you choose.
                                                      o  Select a term of six, 12, 18, 24, 30 or 36 months.

                                                      o  Invest in successive terms up to a total of 20 years from the issue date of the certificate. Purchases through some distribution channels and recipients of promotional coupons may be eligible for special rates. See
                                                         "Initial Interest Rates for American Express Flexible Savings
                                                         Certificate" as well as "Rates for New Purchases" under "About the
                                                         Certificate."
----------------------------------------------------- ------------------------------------------------------------------------------
American Express Installment Certificate              You may:


Earn competitive rates while you build  your          o  Purchase this certificate with monthly investments in any amount from $50
savings.                                                 through $5,000.


                                                      o  Earn a fixed rate of interest declared every three months.

                                                      o  Receive bonus interest payments if you make regular investments for specified periods.

                                                      o  Keep your certificate for up to 10 years from its issue date.
----------------------------------------------------- ------------------------------------------------------------------------------
American Express  Market Strategy Certificate         You may:

Potential for stock market growth  with safety of     o  Purchase this certificate in any amount from $1,000 through $1 million.
principal.
                                                      o  Allocate your money to a fixed-interest subaccount. You must make periodic investments from this subaccount to participation terms.


                                                      o  Participate through participation terms in any increase of the stock market based on the S&P 500 Index while protecting your principal, up to a maximum return between 5% and 6%, for a 52-week term.


                                                      o  Decide whether to choose a partial participation term in order to guarantee part of your return or whether to link all of your return to the market.

                                                      o  Keep your certificate for up to 20 years from its issue date. Purchasers of these certificates or other similar certificates through some distribution channels may be eligible for special rates. See "Initial
                                                         Interest and Participation Rates for American Express Market Strategy
                                                         Certificate," as well as "Maximum Return" in "Interest" under "About the
                                                         Certificate."
----------------------------------------------------- ------------------------------------------------------------------------------
American Express  Stock Market Certificate            You may:


Potential for stock market growth  with safety of     o  Purchase this certificate in any amount from $1,000 through $1 million.
principal.
                                                      o  Participate in any increase of the stock market based on the S&P 500
                                                         Index while protecting your principal, up to a maximum return between 5%
                                                         and 6%, for a 52-week term.


                                                      o  Decide whether to choose a partial participation term in order to guarantee part of your return or whether to link all of your return to the market.

                                                      o  Keep your certificate for up to 14 successive terms. Purchasers of these certificates or other similar certificates through some distribution channels may be eligible for special rates. See "Initial Interest and
                                                         Participation Rates for American Express Stock Market Certificate," as
                                                         well as "Maximum Return" in "Interest" under "About the Certificate."
----------------------------------------------------- ------------------------------------------------------------------------------

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

American Express Certificates are backed solely by the assets of American Express Certificate Company. For American Express Market Strategy Certificate and American Express Stock Market Certificate to the extent your product interest is linked to the S&P 500 Index, you might earn no interest. See "Risk Factors."

The distributor is not required to sell any specific amount of certificates.

Issuer: American Express Certificate Company, 70100 AXP Financial Center, Minneapolis, MN 55474, (800) 862-7919 (toll free)

Distributor: American Express Financial Advisors Inc.

Initial Interest Rates for American Express Cash Reserve Certificate

American Express Certificate Company (AECC) guarantees a fixed interest rate for each three-month period during the life of the certificate. For your initial term, AECC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the U.S. 90-day Treasury Bill rate. See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 27, 2005:


Investment amount            Interest rate*   Effective annualized yield**
$50 to $9,999                     1.27%                   1.27%
$10,000 to $24,999                2.27%                   2.29%
$25,000 or more                   2.52%                   2.54%


  * Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

 **  Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of AECC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.

Initial Interest Rates for American Express Flexible Savings Certificate

AECC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificate of deposit interest rates, published in the most recent BANK RATE MONITOR(R) (BRM), Top 25 Market Average(R). BANK RATE MONITOR and Top 25 Market Average are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 27, 2005:


Term                         Interest rate*   Effective annualized yield**
6 month                           3.01%                   3.05%
12 month                          3.44%                   3.49%
18 month                          3.67%                   3.73%
24 month                          3.90%                   3.97%
30 month                          3.95%                   4.02%
36 month                          4.19%                   4.27%


  * These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for New Purchases" and "Promotions and Pricing Flexibility" under "About the Certificate."

 **  Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of AECC and may also differ from the rates shown here. Recipients of promotional coupons may be eligible for special rates. See "Rates for New Purchases" under "About the Certificate" for more explanation.

Initial Interest Rates for American Express Installment Certificate

AECC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent BANK RATE MONITOR(R) (BRM), Top 25 Market Average(R). BANK RATE MONITOR and Top 25 Market Average are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 27, 2005:


Interest rate                                             0.25%
Effective annualized yield*                               0.25%


* Assuming monthly compounding.

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2p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of AECC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.

Initial Interest and Participation Rates for American Express Market Strategy Certificate

AECC guarantees your principal. The interest on your certificate may be fixed or may be linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Index (S&P 500 Index). See "About the Certificate" for more explanation.

Here are the interest rates and market participation percentages in effect on April 27, 2005:

Fixed interest:


Currently 2.09%


Participation terms:


Maximum return       Market participation percentage         Minimum interest
     5%                          100% (full)                       None
     5%                           25% (partial)                       1%

These rates may or may not have changed when you apply to purchase your certificate. If you choose fixed interest, AECC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for 12-month certificates of deposit published in the most recent BANK RATE MONITOR(R) (BRM), Top 25 Market Average(R). BANK RATE MONITOR and Top 25 Market Average are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation. For your first term, your maximum return will be between 5.00% and 6.00%. Rates for future terms are set at the discretion of AECC and may differ from the rates shown here.

Initial Interest and Participation Rates for
American Express Stock Market Certificate


AECC guarantees your principal. The interest on your certificate is linked to stock market performance as measured by the S&P 500 Index. See "About the Certificate" for more explanation.

Here are the interest rates and market participation percentages in effect on April 27, 2005:


Maximum return       Market participation percentage         Minimum interest
     5%                          100% (full)                       None
     5%                           25% (partial)                       1%

These rates may or may not have changed when you apply to purchase your certificate. For your first term, your maximum return will be between 5% and 6%. However, if you have received a special promotional rate and comply with the requirements as described in "Maximum return" in "Interest" under "About the Certificate," then your maximum return for your first term will be between 6% and 7%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here.


AECC may offer different rates, maximum returns, market participation percentages and minimum interest rates for different distribution channels or in other circumstances. For more information call (800) 862-7919 and see "Promotions and Pricing Flexibility" under "About the Certificates."

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3p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Risk Factors

You should consider the following when investing in American Express
Certificates:

These certificates are backed solely by the assets of AECC. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

To the extent you link your interest to the S&P 500 Index when you invest in American Express Market Strategy Certificate and American Express Stock Market Certificate, you might earn no interest. If you choose to link all of your returns on these certificates to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the Certificate."

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4p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Table of Contents

Initial Interest Rates
   for American Express Cash Reserve Certificate          2p

Initial Interest Rates
   for American Express Flexible Savings Certificate      2p

Initial Interest Rates
   for American Express Installment Certificate           2p

Initial Interest and Participation Rates
   for American Express Market Strategy Certificate       3p


Initial Interest and Participation Rates
   for American Express Stock Market Certificate          3p


Risk Factors                                              4p

American Express Cash Reserve Certificate                 7p

   About the Certificate                                  7p
   Read and Keep This Prospectus                          7p
   Investment Amounts and Terms                           7p
   Face Amount and Principal                              7p
   Value at Maturity                                      7p
   Receiving Cash During the Term                         7p
   Interest                                               7p
   Rates for New Purchases                                8p
   Promotions and Pricing Flexibility                     8p

   How to Invest and Withdraw Funds                       9p
   Buying Your Certificate                                9p
   Bonus Payment                                         10p
   Additional Investments                                10p
   How to Make Investments                               11p
   Full and Partial Withdrawals                          12p
   When Your Certificate Term Ends                       12p
   Transfers to Other Accounts                           12p
   How to Request a Withdrawal
   or Transfer                                           13p
   How to Receive Payment When You Withdraw Funds        13p

American Express Flexible Savings Certificate            14p

   About the Certificate                                 14p
   Read and Keep This Prospectus                         14p
   Investment Amounts and Terms                          14p
   Face Amount and Principal                             14p
   Value at Maturity                                     14p
   Receiving Cash During the Term                        15p
   Interest                                              15p
   Rates for New Purchases                               15p
   Promotions and Pricing Flexibility                    17p


   How to Invest and Withdraw Funds                      18p
   Buying Your Certificate                               18p
   Additional Investments                                18p
   How to Make Investments                               19p
   Full and Partial Withdrawals                          19p
   When Your Certificate Term Ends                       20p
   Transfers to Other Accounts                           21p
   How to Request a Withdrawal or Transfer               21p
   How to Receive Payment When You Withdraw Funds        22p

American Express Installment Certificate                 23p

   About the Certificate                                 23p
   Read and Keep This Prospectus                         23p
   Investment Amounts                                    23p
   Face Amount and Principal                             23p
   Value at Maturity                                     23p
   Receiving Cash During the Term                        23p
   Interest                                              23p
   Rates for New Purchases                               24p
   Promotions and Pricing Flexibility                    24p
   Bonus Payments                                        25p
   Calculating Your Bonus                                27p

   How to Invest and Withdraw Funds                      29p
   Buying Your Certificate                               29p
   How to Make Monthly Investments                       29p
   Full and Partial Withdrawals                          30p
   Transfers to Other Accounts                           31p
   How to Request a Withdrawal or Transfer               31p
   How to Receive Payment When You Withdraw Funds        31p



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5p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Market Strategy Certificate             32p

   About the Certificate                                 32p
   Read and Keep This Prospectus                         32p
   Investment Amounts                                    32p
   Face Amount and Principal                             32p
   Participation Term                                    32p
   Value at Maturity                                     33p
   Receiving Cash During the Term                        33p
   Interest                                              33p
   Promotions and Pricing Flexibility                    37p
   Historical Data on the S&P 500 Index                  37p
   Calculation of Return                                 40p
   About the S&P 500 Index                               42p
   Opportunities at the End of a Participation Term      43p

   How to Invest and Withdraw Funds                      43p
   Buying Your Certificate                               43p
   How to Make Investments                               44p
   Full and Partial Withdrawals                          45p
   Transfers to Other Accounts                           45p
   How to Request a Withdrawal or Transfer               46p
   How to Receive Payment When You Withdraw Funds        46p

American Express Stock Market Certificate                47p

   About the Certificate                                 47p
   Read and Keep This Prospectus                         47p
   Investment Amounts                                    47p
   Face Amount and Principal                             47p
   Certificate Term                                      47p
   Value at Maturity                                     47p
   Receiving Cash During the Term                        47p
   Interest                                              48p
   Promotions and Pricing Flexibility                    49p
   Historical Data on the S&P 500 Index                  50p
   Calculation of Return                                 52p
   About the S&P 500 Index                               54p
   Opportunities at the End of a Term                    55p

   How to Invest and Withdraw Funds                      55p
   Buying Your Certificate                               55p
   How to Make Investments                               56p
   Full and Partial Withdrawals                          56p
   Transfers to Other Accounts                           57p
   How to Request a Withdrawal or Transfer               58p
   How to Receive Payment When You Withdraw Funds        58p

General Information                                      59p

   Retirement Plans: Special Policies                    59p
   Withdrawal at Death for American Express
      Flexible Savings Certificate and
      American Express Installment Certificate           59p
   Transfer of Ownership                                 59p
   For More Information                                  59p

   Taxes on Your Earnings                                60p
   Retirement Accounts                                   60p
   Gifts to Minors                                       60p
   Your TIN and Backup Withholding                       61p

   How Your Money Is Used and Protected                  61p
   Invested and Guaranteed by AECC                       61p
   Regulated by Government                               62p
   Backed by Our Investments                             62p
   Investment Policies                                   62p

   General Information on AECC and How It Operates       64p
   Relationship Between AECC
      and American Express Financial Corporation         64p
   Corporate Reorganization                              64p
   Capital Structure and Certificates Issued             64p
   Service Providers                                     65p
   Investment Management and Services                    65p
   Distribution                                          66p
   Selling Agent                                         67p
   Other Selling Agents                                  67p
   Transfer Agent                                        67p
   Custodian                                             67p
   Directors and Officers                                68p
   Independent Registered Public Accounting Firm         69p

   Appendix                                              70p

   Annual Financial Information                          71p
   Summary of Selected Financial Information             71p
   Management's Discussion and Analysis of
      Financial Condition and Results of Operations 72p American Express Certificate Company
      Responsibility of Management                       76p

   Report of Independent Registered
      Public Accounting Firm                             77p

   Financial Statements                                  78p

   Notes to Financial Statements                         84p


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6p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Cash Reserve Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your American Express Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Cash Reserve Certificate from those described in the prospectus, or to bind AECC by any statement not in it.

INVESTMENT AMOUNTS AND TERMS

You may purchase the American Express Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments, less withdrawals, over the life of the certificate may not exceed $1 million unless you receive prior approval from AECC. AECC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:


Principal equals        Face amount (initial investment)
plus                    At the end of a term, interest credited to your
                        account during the term
minus                   Any interest paid to you in cash
plus                    Any additional investments
minus                   Any withdrawals, fees and applicable penalties
--------------------------------------------------------------------------------


For example, assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:


                  $5,000         Face amount (initial investment)
plus                  75         Interest credited to your account
minus                 (0)        Interest paid to you in cash
plus               2,500         Additional investment
minus                 (0)        Withdrawals and applicable penalties or fees
--------------------------------------------------------------------------------
                  $7,575         Principal at the beginning of the next term
================================================================================


VALUE AT MATURITY

Your certificate matures 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

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7p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

AECC declares and guarantees a fixed rate of interest for each three-month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling American Express Client Service Corporation (AECSC) at one of the telephone numbers listed on the back cover.

RATES FOR NEW PURCHASES

AECC has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. AECC guarantees rates for new purchases based on the following:

Investment Amount          Rate For New Purchases

Less than $10,000          Within a range of 150 basis points (1.50%) below to
                           50 basis points (0.50%) below the rate published
                           for a U.S. 90 day Treasury Bill
--------------------------------------------------------------------------------
From $10,000 to $24,999    Within a range from 50 basis points (0.50%) below
                           to 50 basis points (0.50%) above the rate published
                           for a U.S. 90 day Treasury Bill
--------------------------------------------------------------------------------
$25,000 and above          Within a range from 25 basis points (0.25%) below
                           to 75 basis points (0.75%) above the rate published
                           for a U.S. 90 day Treasury Bill
--------------------------------------------------------------------------------


For example, if the average rate most recently published for the U.S. 90 day Treasury Bill is 4.00%, our rate in effect for the following week for amounts of $10,000 to $24,999 would be between 3.50% and 4.50%.


The U.S. 90 day Treasury Bill is a debt instrument issued by the U.S. Treasury. The U.S. 90 day Treasury Bill is published on the Chicago Mercantile Exchange website at www.cme.com. The U.S. 90 day Treasury Bill rate is available at approximately 4:30 p.m. In the future, we may use a later time cut-off if it becomes feasible to do so. We will use this rate to determine the rates for new certificates. Each Wednesday the U.S. 90 day Treasury Bill closing rate is used for establishing the rates starting the following Wednesday.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o  the rate in effect on the date of your application, or

o the rate in effect on the date your completed application is accepted by AECC.

However if your application bears a date more than seven days before its receipt by AECC, the rate you receive will be the higher of:

o the rate in effect on the date your completed application is accepted by AECC, or

o  the rate in effect seven days prior to receipt.

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount invested, geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account. These rates will be within a range, described in "Rates for New Purchases."

These promotions will generally be for a specified period of time. If we offer a promotion, the rates will be set as follows:

      For accounts of less than $10,000 the rate will be 125 basis points (1.25%) below to 25 basis points (0.25%) below the rate published for a U.S. 90 day Treasury Bill. For accounts from $10,000 to $24,999 the rate will be from 25 basis points (0.25%) below to 75 basis points (0.75%) above the rate published for a U.S. 90 day Treasury Bill. For accounts of $25,000 and more the rate will be 0 basis points (.00%) above to 100 basis points (1.00%) above the rate published for a U.S. 90 day Treasury Bill.

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8p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including the U.S. 90 day Treasury Bill rate. Nevertheless, we have complete discretion as to what interest is declared beyond the initial three-month term. If the U.S. 90 day Treasury Bill rate is no longer publicly available or feasible to use, AECC may use another similar source as a guide for setting rates.


Performance: From February 1996 through April 24, 2001, American Express Cash Reserve yields were compared to and were generally higher than average bank and thrift three-month CD yields, as measured by the BANKRATE MONITOR (BRM) Top 25 Market Average. BANKRATE MONITOR and National Index are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL, 33408.


The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with AECC, AEFC, or any of their affiliates. The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

From April 25, 2001, American Express Cash Reserve yields were compared to and were generally comparable to the U.S. 90 day Treasury Bill rate.

[line chart]


Yields from February 1996 through February 2005

            American                    Money
          Express Cash     BRM Top     Market       U.S. 90
             Reserve       25 Market   Deposit        day
           Certificate     Average     Account   Treasury Bill
Feb-96        4.39          4.15         2.77        4.96
Mar-96        4.25          4.09         2.73        5.10
Apr-96        4.25          4.10         2.72        5.09
May-96        4.25          4.09         2.67        5.15
Jun-96        4.25          4.09         2.66        5.23
Jul-96        4.25          4.13         2.68        5.30
Aug-96        4.30          4.16         2.68        5.19
Sep-96        4.30          4.16         2.66        5.24
Oct-96        4.30          4.17         2.65        5.12
Nov-96        4.30          4.14         2.62        5.17
Dec-96        4.30          4.13         2.61        5.04
Jan-97        4.30          4.11         2.60        5.17
Feb-97        4.30          4.14         2.59        5.14
Mar-97        4.30          4.13         2.60        5.28
Apr-97        4.20          4.14         2.58        5.30
May-97        4.20          4.18         2.59        5.20
Jun-97        4.20          4.19         2.60        5.07
Jul-97        4.20          4.19         2.60        5.19
Aug-97        4.30          4.19         2.59        5.28
Sep-97        4.30          4.19         2.59        5.08
Oct-97        4.30          4.19         2.59        5.11
Nov-97        4.20          4.19         2.58        5.28
Dec-97        4.25          4.20         2.58        5.30
Jan-98        4.25          4.21         2.58        5.18
Feb-98        4.20          4.17         2.55        5.23
Mar-98        4.20          4.15         2.55        5.16
Apr-98        4.20          4.16         2.50        5.08
May-98        4.20          4.13         2.49        5.14
Jun-98        4.15          4.13         2.48        5.12
Jul-98        4.15          4.13         2.48        5.09
Aug-98        4.15          4.13         2.49        5.04
Sep-98        4.15          4.11         2.49        4.74
Oct-98        4.10          4.07         2.47        4.07
Nov-98        4.00          3.91         2.41        4.53
Dec-98        3.90          3.86         2.37        4.50
Jan-99        3.85          3.81         2.28        4.45
Feb-99        3.85          3.80         2.29        4.56
Mar-99        3.80          3.78         2.29        4.57
Apr-99        3.85          3.79         2.25        4.41
May-99        3.80          3.77         2.24        4.63
Jun-99        3.80          3.78         2.21        4.72
Jul-99        3.85          3.80         2.19        4.69
Aug-99        3.85          3.84         2.20        4.87
Sep-99        3.90          3.89         2.20        4.82
Oct-99        4.00          3.94         2.22        5.02
Nov-99        4.05          4.01         2.21        5.23
Dec-99        4.09          4.07         2.21        5.36
Jan-00        4.15          4.12         2.22        5.50
Feb-00        4.20          4.14         2.22        5.73
Mar-00        4.30          4.25         2.24        5.86
Apr-00        4.35          4.28         2.22        5.82
May-00        4.35          4.32         2.24        5.99
Jun-00        4.45          4.40         2.26        5.86
Jul-00        4.50          4.47         2.26        6.14
Aug-00        4.50          4.51         2.26        6.28
Sep-00        4.55          4.53         2.29        6.18
Oct-00        4.55          4.53         2.28        6.29
Nov-00        4.55          4.53         2.27        6.36
Dec-00        4.55          4.53         2.29        5.94
Jan-01        4.55          4.53         2.28        5.29
Feb-01        4.40          4.39         2.24        5.01
Mar-01        4.20          4.22         2.19        4.86
Apr-01        4.00          4.00         2.13        4.29
May-01        4.27          3.76         2.05        3.88
Jun-01        3.72          3.48         1.95        3.62
Jul-01        3.52          3.35         1.89        3.66
Aug-01        3.10          3.27         1.84        3.52
Sep-01        2.96          3.09         1.79        3.37
Oct-01        2.64          2.65         1.61        2.37
Nov-01        2.17          2.20         1.41        2.01
Dec-01        1.76          1.89         1.25        1.73
Jan-02        1.25          1.78         1.19        1.73
Feb-02        1.21          1.66         1.15        1.73
Mar-02        1.24          1.64         1.12        1.74
Apr-02        1.29          1.64         1.11        1.75
May-02        1.21          1.64         1.11        1.74
Jun-02        1.23          1.61         1.10        1.72
Jul-02        1.19          1.58         1.08        1.69
Aug-02        1.18          1.52         1.06        1.66
Sep-02        1.14          1.47         1.03        1.61
Oct-02        1.13          1.44         1.00        1.55
Nov-02        0.98          1.41         0.97        1.47
Dec-02        0.80          1.20         0.83        1.20
Jan-03        0.66          1.14         0.78        1.20
Feb-03        0.65          1.13         0.79        1.16
Mar-03        0.68          1.10         0.77        1.18
Apr-03        0.65          1.05         0.74        1.15
May-03        0.59          1.02         0.71        1.09
Jun-03        0.59          0.98         0.68        1.09
Jul-03        0.41          0.91         0.65        0.91
Aug-03        0.45          0.84         0.55        0.95
Sep-03        0.49          0.83         0.54        0.99
Oct-03        0.43          0.82         0.53        0.93
Nov-03        0.45          0.82         0.52        0.95
Dec-03        0.44          0.82         0.52        0.94
Jan-04        0.43          0.82         0.52        0.93
Feb-04        0.43          0.82         0.51        0.93
Mar-04        0.45          0.81         0.49        0.95
Apr-04        0.43          0.80         0.49        0.93
May-04        0.47          0.80         0.46        0.97
Jun-04        0.57          0.81         0.45        1.07
Jul-04        0.80          0.86         0.45        1.30
Aug-04        0.94          0.92         0.45        1.44
Sep-04        1.04          0.95         0.46        1.54
Oct-04        1.21          1.00         0.47        1.71
Nov-04        1.41          1.08         0.48        1.90
Dec-04        1.69          1.21         0.49        2.17
Jan-05        1.73          1.34         0.50        2.22
Feb-05        1.92          1.45         0.51        2.41

This graph compares past yields offered on American Express Cash Reserve Certificate to those of three-month CDs and money market deposit accounts, as measured by the BRM Top 25 Market Average(R) and the U.S. 90 day Treasury Bill. It should not be considered a prediction of future performance.


How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.


You cannot purchase this certificate in a Coverdell Education Savings Account.


Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

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9p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

BONUS PAYMENT

AECC will pay a bonus at a rate of 50 basis points (.50%) on your Cash Reserve Certificate if you meet certain requirements. In order for you to be eligible for the bonus, you must keep your certificate for 12 months. The issue date of your certificate will be used for determining when your bonus payment will be made. The bonus will be calculated based on the amount invested minus any withdrawals made during the 12-month period. Any additional payments or credited interest paid during the 12-month period will not be used to calculate your bonus payment.

For example, if you open a new account with a $50,000 balance and during the following 12-month period you withdraw $10,000, the bonus payment is calculated based on the remaining $40,000 balance. If during the same 12-month period you add $15,000 to your certificate and your certificate earns $2,500 of interest, your bonus payment is still calculated based on your original investment of $50,000, minus $10,000 withdrawn during the 12-month period. Based on the 0.50% bonus rate, your principal at the end of the 12-month period will equal:

          $ 50,000    Face amount (initial payment)
plus        15,000    Additional payment
plus         2,500    Credited interest
minus      (10,000)   Withdrawal
plus           200    Credited bonus interest (Beginning balance less
                      withdrawals throughout the year times bonus rate
                      ($50,000-$10,000) x 0.005 = $200)
--------------------------------------------------------------------------------
          $ 57,700    Principal at the end of the 12-month period
--------------------------------------------------------------------------------

The bonus for your second 12-month period will be based on the principal at the end of your first 12-month period minus any withdrawals made during the second 12-month period. Any additional payments and credited interest earned during the second 12-month period will not be counted towards the second 12-month period bonus payment. The subsequent years' bonus payments will be calculated in the same manner.

AECC reserves the right to discontinue payment of the bonus at any time. In the event the bonus is discontinued, the bonus will be available only for certificateholders who purchased their certificate at the time the bonus was available, and kept their certificate for the 12-month period following the date of purchase. If the bonus is discontinued, the bonus will not be paid for the 12-month period(s) subsequent to the initial 12-month period immediately following the purchase, including 12-month renewal periods that begin after the bonus is discontinued.

There is no assurance these rates will be in effect or that these results will be achieved at the time you invest. AECC reserves the right to change the bonus rate for new 12-month periods.

ADDITIONAL INVESTMENTS

You may make additional investments at any time. Additional investments can be in any amount from $50, but your total investment, less withdrawals, may not exceed $1 million, unless you receive prior approval from AECC to invest more. You will earn interest on additional investments from the date we accept them. AECC will send a confirmation of additional investments.

If you add to a certificate purchased other than through an American Express financial advisor, you may be given different instructions regarding additional investments.

If you make no investments for a period of at least 12 consecutive months and your principal is less than $1,000, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days your certificate may be canceled, and we may send you a check for its full value.

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling AECSC at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one business day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve
   Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone numbers listed on the back cover.

o AECC has complete discretion to determine whether to accept an application and sell a certificate.

--------------------------------------------------------------------------------
10p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

o You must maintain a balance of at least $1,000 in your Cash Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.

o If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."

HOW TO MAKE INVESTMENTS

By scheduled investment plan

Contact your financial advisor to set up one of the following scheduled plans for monthly investments:

o  Bank authorization (automatic deduction from your account)

o  Automatic payroll deduction

o  Direct deposit of social security check

o  Other plan approved by AECC

o  Monthly minimum investment must be $50

To cancel a bank authorization, you must instruct AECC in writing or by phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

By mail

For monthly or lump sum investments, send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474

By wire

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your personal number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs AEFC incurs, will be returned promptly.

o  Minimum amount for each wire investment: $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay for any fee the bank charges for wiring.

--------------------------------------------------------------------------------
11p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum withdrawal amount is $50.


o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month, that is, on an interest crediting date. If you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.


o Withdrawals that reduce your certificate's principal below a break point for a lower interest rate will cause the remaining principal to earn the lower interest rate for the rest of the term from the date of the withdrawal.

o You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are making bank authorization or payroll deduction payments or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest rate in effect for balances of less than $1,000.

WHEN YOUR CERTIFICATE TERM ENDS


Shortly before the end of your certificate's term we may send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not change during that term unless your certificate's principal falls below a break point for a lower interest rate or goes above a break point for a higher interest rate.


Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply. Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.

--------------------------------------------------------------------------------
12p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

Call AECSC at one of the telephone numbers listed on the back cover.

o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.

o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail

o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

By wire

o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

--------------------------------------------------------------------------------
13p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Flexible Savings Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your American Express Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Flexible Savings Certificate from those described in the prospectus, or to bind AECC by any statement not in it.

INVESTMENT AMOUNTS AND TERMS

You may purchase the American Express Flexible Savings Certificate in any amount from $1,000 payable in U.S. currency. Unless you receive prior approval from AECC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million. If we offer a promotion, we may require a higher initial amount.

After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which AECC will guarantee an interest rate. AECC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.


The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.


FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:


Principal equals           Face amount (initial investment)
plus                       At the end of a term, interest credited to your
                           account during the term
minus                      Any interest paid to you in cash
plus                       Any additional investments
minus                      Any withdrawals, fees and applicable penalties
--------------------------------------------------------------------------------


Principal may change during a term as described in "Add-on feature" under "Additional Investments," and "Full and Partial Withdrawals."

For example, assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:


                  $5,000   Face amount (initial investment)
plus                  75   Interest credited to your account
minus                 (0)  Interest paid to you in cash
plus               2,500   Additional investment
minus                 (0)  Withdrawals and applicable penalties or fees
--------------------------------------------------------------------------------
                  $7,575   Principal at the beginning of the next term
================================================================================


VALUE AT MATURITY

You may continue to invest for successive terms up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Certain other fees may apply as described in "How to Invest and Withdraw Funds."

--------------------------------------------------------------------------------
14p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

AECC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


If you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.

RATES FOR NEW PURCHASES


AECC has complete discretion to determine whether to accept an application and sell a certificate. When your completed application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. AECC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BRM Top 25 Market Average(R) for comparable length certificates of deposit (CDs) available from banks.

For purchases of certificates for less than $100,000, AECC guarantees that your rate for your initial term will be:

6 months                Within a range of 35 basis points (.35%) above to 135
                        basis points (1.35%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
12 months               Within a range of 35 basis points (.35%) above to 135
                        basis points (1.35%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
18 months               Within a range of 45 basis points (.45%) above to 145
                        basis points (1.45%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
24 months               Within a range of 35 basis points (.35%) above to 135
                        basis points (1.35%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
30 months               Within a range of 35 basis points (.35%) above to 135
                        basis points (1.35%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
36 months               Within a range of 35 basis points (.35%) above to 135
                        basis points (1.35%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------

For purchases of certificates for $100,000 or more, AECC guarantees that your rate for your initial term will be:

6 months                Within a range of 50 basis points (.50%) above to 150
                        basis points (1.50%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
12 months               Within a range of 50 basis points (.50%) above to 150
                        basis points (1.50%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
18 months               Within a range of 60 basis points (.60%) above to 160
                        basis points (1.60%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
24 months               Within a range of 50 basis points (.50%) above to 150
                        basis points (1.50%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
30 months               Within a range of 50 basis points (.50%) above to 150
                        basis points (1.50%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
36 months               Within a range of 50 basis points (.50%) above to 150
                        basis points (1.50%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------

For persons who have received a special promotional coupon from AECC for purchase of a Flexible Savings Certificate, for purchases of certificates for less than $100,000, AECC guarantees that your rate for your initial term will be:

6 months                Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
12 months               Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
18 months               Within a range of 95 basis points (.95%) above to 195
                        basis points (1.95%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
24 months               Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
30 months               Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
36 months               Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
15p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

For persons who have received a special promotional coupon from AECC for purchase of a Flexible Savings Certificate, for purchases of certificates for $100,000 or more, AECC guarantees that your rate for your initial term will be:

6 months                Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
12 months               Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
18 months               Within a range of 110 basis points (1.10%) above to
                        210 basis points (2.10%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
24 months               Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
30 months               Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
36 months               Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------


For example, the coupon may require that you make a minimum investment and that you are not an existing client of American Express Financial Corporation
(AEFC), American Express Financial Advisors Inc., or another subsidiary of AEFC. AECC or AEFC will select persons to receive the coupon based on a business strategy to build relationships with persons who work for particular employers or with new clients in selected market segments who AECC or AEFC believes meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations. AECC also may give such a coupon to active or retired AEFC employees, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of AECC. This promotional rate will only be available if the recipient of the coupon presents it to American Express Financial Advisors Inc. at the time of applying to purchase the certificate.


For your initial term, AECC may offer certificates with different terms than those described above, for purchases of certificates for less than $100,000, AECC guarantees that your rate for your initial term will be:

7 months                Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
11 months               Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
13 months               Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
19 months               Within a range of 95 basis points (.95%) above to 195
                        basis points (1.95%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
25 months               Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
31 months               Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
37 months               Within a range of 85 basis points (.85%) above to 185
                        basis points (1.85%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------

For your initial term, AECC may offer certificates with different terms than those described above, for purchases of certificates for $100,000 or more, AECC guarantees that your rate for your initial term will be:

7 months                Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
11 months               Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
13 months               Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
19 months               Within a range of 110 basis points (1.10%) above to
                        210 basis points (2.10%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
25 months               Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
31 months               Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
37 months               Within a range of 100 basis points (1.00%) above to
                        200 basis points (2.00%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------

Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to assure that your certificate matures 20 years from its issue date. AECC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who AEFC believes meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. AECC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.

Note: In the case of the 18-month term, because BRM Top 25 Market Average does not typically publish rates for comparable length CDs AECC uses a different range based on the rates for 12-month CDs.


The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with AECC, AEFC or any of their affiliates.

--------------------------------------------------------------------------------
16p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

The BRM may be available in your local library. To obtain information on current BRM Top 25 Market Average rates, call AECSC at the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o  the rate in effect for your chosen term on the date of your application, or

o the rate in effect on the date your completed application is accepted by AECC.

However, if your application bears a date more than seven days before its receipt by AECC, the rate you receive will be the higher of:

o the rate in effect on the date your completed application is accepted by AECC, or

o  the rate in effect seven days before receipt.

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including CD yields as reflected in the BRM Top 25 Market Average. Nevertheless, we have complete discretion as to what interest rate is declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Top 25 Market Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.


Performance: From February 1996 through February 2005, American Express Flexible Savings Certificate one year CD yields were generally higher than average bank and thrift one year CD yields as measured by the BRM Top 25 Market Average.

[line chart]

Yields from February 1996 through February 2005

           American Express
           Flexible Savings      Certificate of
             Certificate            Deposit

Feb-96         4.94                  4.90
Mar-96         4.80                  4.74
Apr-96         4.91                  4.81
May-96         5.00                  4.88
Jun-96         5.12                  4.96
Jul-96         5.17                  5.02
Aug-96         5.26                  5.09
Sep-96         5.27                  5.10
Oct-96         5.32                  5.15
Nov-96         5.27                  5.12
Dec-96         5.26                  5.10
Jan-97         5.18                  5.08
Feb-97         5.21                  5.10
Mar-97         5.21                  5.10
Apr-97         5.25                  5.13
May-97         5.32                  5.21
Jun-97         5.35                  5.24
Jul-97         5.34                  5.24
Aug-97         5.31                  5.20
Sep-97         5.25                  5.18
Oct-97         5.24                  5.18
Nov-97         5.21                  5.15
Dec-97         5.22                  5.16
Jan-98         5.22                  5.15
Feb-98         5.12                  5.06
Mar-98         5.09                  5.03
Apr-98         5.08                  5.02
May-98         5.07                  5.02
Jun-98         5.06                  5.00
Jul-98         5.06                  5.00
Aug-98         5.03                  4.97
Sep-98         5.03                  4.97
Oct-98         4.85                  4.80
Nov-98         4.53                  4.47
Dec-98         4.47                  4.42
Jan-99         4.39                  4.34
Feb-99         4.39                  4.34
Mar-99         4.41                  4.36
Apr-99         4.44                  4.39
May-99         4.42                  4.37
Jun-99         4.46                  4.41
Jul-99         4.66                  4.51
Aug-99         4.75                  4.60
Sep-99         4.86                  4.70
Oct-99         4.93                  4.77
Nov-99         5.01                  4.85
Dec-99         5.07                  4.91
Jan-00         5.19                  4.99
Feb-00         5.27                  5.06
Mar-00         5.40                  5.19
Apr-00         5.44                  5.27
May-00         6.31                  5.31
Jun-00         6.56                  5.56
Jul-00         6.55                  5.55
Aug-00         6.54                  5.59
Sep-00         6.52                  5.57
Oct-00         6.53                  5.59
Nov-00         6.51                  5.56
Dec-00         6.49                  5.54
Jan-01         6.36                  5.41
Feb-01         5.85                  4.90
Mar-01         5.64                  4.68
Apr-01         5.28                  4.35
May-01         5.02                  4.08
Jun-01         4.79                  3.85
Jul-01         4.66                  3.73
Aug-01         4.61                  3.68
Sep-01         4.43                  3.50
Oct-01         3.93                  3.01
Nov-01         3.44                  2.52
Dec-01         3.18                  2.26
Jan-02         3.13                  2.22
Feb-02         3.08                  2.15
Mar-02         3.06                  2.14
Apr-02         3.18                  2.26
May-02         3.22                  2.30
Jun-02         3.71                  2.27
Jul-02         3.64                  2.21
Aug-02         2.95                  2.04
Sep-02         2.82                  1.91
Oct-02         2.75                  1.84
Nov-02         2.70                  1.79
Dec-02         2.49                  1.58
Jan-03         2.44                  1.53
Feb-03         2.40                  1.49
Mar-03         2.37                  1.46
Apr-03         2.75                  1.37
May-03         2.20                  1.34
Jun-03         2.13                  1.27
Jul-03         2.02                  1.16
Aug-03         1.95                  1.09
Sep-03         1.98                  1.12
Oct-03         2.00                  1.15
Nov-03         2.01                  1.16
Dec-03         2.02                  1.17
Jan-04         2.05                  1.20
Feb-04         2.04                  1.18
Mar-04         2.04                  1.19
Apr-04         2.01                  1.16
May-04         2.07                  1.21
Jun-04         2.21                  1.35
Jul-04         2.38                  1.52
Aug-04         2.45                  1.60
Sep-04         2.49                  1.63
Oct-04         2.54                  1.68
Nov-04         2.61                  1.74
Dec-04         2.74                  1.87
Jan-05         2.87                  2.01
Feb-05         3.03                  2.16


The graph compares past yields and should not be considered a prediction of future performance.

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, to Gold and Platinum Financial Services clients, or to individuals who have purchased other products or used other services of American Express Company or its affiliates. Different rates may be offered to Gold and Platinum Financial Services clients and may be restricted to initial terms only.

We also may offer different rates based on the amount invested and/or geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for New Purchases."

--------------------------------------------------------------------------------
17p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling AECSC at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone number listed on the back cover.

o AECC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."

ADDITIONAL INVESTMENTS

You may make investments within 15 calendar days after the end of a term (the grace period) as well as during the 15 day period following date of purchase. Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and Partial Withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million, unless you receive prior approval from AECC to invest more. You will earn interest on additional investments from the date we accept them. AECC will send a confirmation of additional investments.

If you add to a certificate purchased other than through an American Express financial advisor, you may be given different instructions regarding additional investments.

Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's initial principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

--------------------------------------------------------------------------------
18p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HOW TO MAKE INVESTMENTS

By mail

Send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474

By wire

For investment into an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly.

o  Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

o You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.


o If you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.


o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month, that is, on an interest crediting date.

Penalties for early withdrawal: When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest credited during the current term,

o  then from the principal of your certificate.

--------------------------------------------------------------------------------
19p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:


      When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw additional funds more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).


Total investments                                                     $20,000
Interest credited                                                       1,600
--------------------------------------------------------------------------------
Total balance                                                         $21,600

Requested check                                                       $ 5,000
--------------------------------------------------------------------------------
Credited interest withdrawn                                            (1,600)
10% of principal -- not subject to penalty                             (2,000)
--------------------------------------------------------------------------------

Remaining portion of requested withdrawal -- subject to penalty       $ 1,400
Withdrawal penalty percent                                                 2%
Actual withdrawal penalty                                                 $28

Balance prior to withdrawal                                           $21,600
Requested withdrawal check                                             (5,000)
Withdrawal penalty                                                        (28)
--------------------------------------------------------------------------------
Total balance after withdrawal                                        $16,572
================================================================================


Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.


The following example demonstrates how this feature works:

      Assume your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500. At any time during the term you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 701/2. See "Retirement Plans: Special Policies."

For more information on withdrawal charges, talk with your American Express financial advisor or call AECSC at the number on the back cover.

WHEN YOUR CERTIFICATE TERM ENDS

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 18, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest term length that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

--------------------------------------------------------------------------------
20p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not change during that term unless your certificate's principal falls below a break point for a lower rate or goes above a break point for a higher interest rate.


If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.


You may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "How to Invest and Withdraw Funds." You may also make a withdrawal within the 15 calendar days following the end of your term. See "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."


Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

Call AECSC at one of the telephone numbers listed on the back cover.

o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.

o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

--------------------------------------------------------------------------------
21p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail

o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

By wire

o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

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22p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Installment Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your American Express Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Installment Certificate from those described in the prospectus, or to bind AECC by any statement not in it.

INVESTMENT AMOUNTS

AECC offers the American Express Installment Certificate for scheduled monthly purchase payment installments in any amount from $50 through $5,000 payable in U.S. currency, unless you receive prior approval from AECC to invest more. You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000. AECC guarantees your principal and interest.


The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.


FACE AMOUNT AND PRINCIPAL


The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees. The principal amount is guaranteed by AECC.


VALUE AT MATURITY

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

AECC declares and guarantees a fixed rate of interest for each three-month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.

--------------------------------------------------------------------------------
23p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

RATES FOR NEW PURCHASES


AECC has complete discretion to determine whether to accept an application and sell a certificate. When your completed application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. AECC guarantees that when this rate takes effect it will be within a range from 50 basis points (0.50%) below to 50 basis points (0.50%) above the average interest rate for bank money market deposit accounts published in the BRM Top 25 Market Average. For example, if the average rate most recently published is 2.75%, our rate in effect for a one-week period beginning on the Wednesday after that publication would be between 2.25% and 3.25%.


The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with AECC, American Express Financial Corporation (AEFC), or any of their affiliates.


The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Top 25 Market Average are government-insured fixed-rate time deposits.


The BRM may be available in your local library. To obtain information on the current BRM Top 25 Market Average rates, call AECSC at the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o  the rate in effect on the date of your application, or

o the rate in effect on the date your completed application is accepted by AECC.

However, if your application bears a date more than seven days before its receipt by AECC, the rate you receive will be the higher of:

o the rate in effect on the date your completed application is accepted by AECC, or

o  the rate in effect seven days prior to receipt.

Active or retired American Express employees, AECC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of AECC may receive an initial rate 75 basis points (0.75%) above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points (0.75%) higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Top 25 Market Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Top 25 Market Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates.

We also may offer different rates based on the amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for New Purchases."

--------------------------------------------------------------------------------
24p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Performance: From February 1996 through February 2005, American Express Installment Certificate yields were generally comparable to average bank money market deposit accounts and Super NOW accounts, as measured by the BRM Top 25 Market Average.


[line chart]


Yields from February 1996 through February 2005

           American     Money
           Express      Market     Super
         Installment    Deposit    NOW
  Date   Certificate    Account    Account
  Feb-96    3.25         2.77        1.59
  Mar-96    3.25         2.73        1.56
  Apr-96    3.00         2.72        1.55
  May-96    3.00         2.67        1.54
  Jun-96    3.00         2.66        1.53
  Jul-96    3.00         2.68        1.53
  Aug-96    3.00         2.68        1.52
  Sep-96    3.00         2.66        1.52
  Oct-96    3.00         2.65        1.53
  Nov-96    3.00         2.62        1.52
  Dec-96    3.00         2.61        1.50
  Jan-97    3.00         2.60        1.50
  Feb-97    3.00         2.59        1.48
  Mar-97    3.00         2.60        1.49
  Apr-97    3.00         2.58        1.49
  May-97    3.00         2.59        1.49
  Jun-97    3.00         2.60        1.49
  Jul-97    3.00         2.60        1.49
  Aug-97    3.00         2.59        1.47
  Sep-97    3.00         2.59        1.47
  Oct-97    3.00         2.60        1.47
  Nov-97    3.00         2.58        1.45
  Dec-97    3.00         2.58        1.44
  Jan-98    3.00         2.58        1.44
  Feb-98    3.00         2.55        1.40
  Mar-98    3.00         2.55        1.40
  Apr-98    3.00         2.51        1.38
  May-98    3.00         2.49        1.36
  Jun-98    3.00         2.48        1.36
  Jul-98    3.00         2.49        1.35
  Aug-98    3.00         2.49        1.35
  Sep-98    3.00         2.49        1.37
  Oct-98    3.00         2.47        1.34
  Nov-98    2.75         2.41        1.29
  Dec-98    2.75         2.37        1.26
  Jan-99    2.75         2.28        1.18
  Feb-99    2.75         2.29        1.17
  Mar-99    2.50         2.29        1.16
  Apr-99    2.50         2.25        1.13
  May-99    2.50         2.24        1.12
  Jun-99    2.50         2.21        1.11
  Jul-99    2.50         2.19        1.09
  Aug-99    2.50         2.20        1.07
  Sep-99    2.50         2.20        1.06
  Oct-99    2.75         2.22        1.05
  Nov-99    2.75         2.21        1.05
  Dec-99    2.75         2.21        1.04
  Jan-00    2.75         2.22        1.04
  Feb-00    3.25         2.21        1.04
  Mar-00    3.00         2.24        1.03
  Apr-00    3.00         2.23        1.02
  May-00    3.00         2.23        1.02
  Jun-00    3.00         2.27        1.01
  Jul-00    3.00         2.26        1.01
  Aug-00    3.00         2.27        1.00
  Sep-00    3.00         2.28        1.00
  Oct-00    3.00         2.28        0.99
  Nov-00    3.00         2.27        0.99
  Dec-00    3.00         2.29        1.00
  Jan-01    3.00         2.28        1.00
  Feb-01    3.00         2.22        0.98
  Mar-01    3.00         2.19        0.97
  Apr-01    3.00         2.13        0.95
  May-01    3.00         2.05        0.86
  Jun-01    2.50         1.95        0.84
  Jul-01    2.25         1.89        0.82
  Aug-01    2.25         1.84        0.82
  Sep-01    2.25         1.79        0.79
  Oct-01    1.75         1.61        0.71
  Nov-01    1.50         1.41        0.63
  Dec-01    1.50         1.25        0.58
  Jan-02    1.50         1.19        0.56
  Feb-02    1.25         1.15        0.54
  Mar-02    1.25         1.12        0.54
  Apr-02    1.25         1.11        0.54
  May-02    1.25         1.11        0.53
  Jun-02    1.00         1.10        0.54
  Jul-02    1.00         1.08        0.53
  Aug-02    1.00         1.06        0.51
  Sep-02    1.00         1.03        0.50
  Oct-02    1.00         1.00        0.49
  Nov-02    0.80         0.97        0.48
  Dec-02    0.80         0.83        0.43
  Jan-03    0.80         0.78        0.42
  Feb-03    0.65         0.79        0.42
  Mar-03    0.65         0.77        0.41
  Apr-03    0.65         0.74        0.40
  May-03    0.65         0.71        0.39
  Jun-03    0.50         0.68        0.36
  Jul-03    0.50         0.65        0.35
  Aug-03    0.50         0.55        0.26
  Sep-03    0.50         0.54        0.30
  Oct-03    0.50         0.53        0.30
  Nov-03    0.50         0.52        0.30
  Dec-03    0.50         0.52        0.30
  Jan-04    0.35         0.52        0.30
  Feb-04    0.35         0.51        0.29
  Mar-04    0.35         0.49        0.29
  Apr-04    0.35         0.49        0.29
  May-04    0.35         0.46        0.27
  Jun-04    0.10         0.45        0.26
  Jul-04    0.10         0.45        0.26
  Aug-04    0.10         0.45        0.26
  Sep-04    0.10         0.46        0.26
  Oct-04    0.10         0.47        0.26
  Nov-04    0.10         0.48        0.28
  Dec-04    0.10         0.49        0.28
  Jan-05    0.10         0.50        0.28
  Feb-05    0.10         0.51        0.28

The graph compares past yields and should not be considered a prediction of future performance.


BONUS PAYMENTS

If you meet our requirements for your investments, AECC will pay you a monthly bonus for a period of time. Your bonus will be a percentage of your weighted average monthly investment (WAMI). This percentage may increase from time to time if you continue to meet our requirements, including maintaining a minimum balance. These requirements are set out in the table below. All the periods of 12 months mentioned in the table must begin and end on the date we issue your certificate or an annual anniversary of that date.

To be eligible for this bonus for 12 months:      You must meet these requirements:
------------------------------------------------- -----------------------------------------------------------------------------
5% annualized bonus payment on your WAMI:         During a 12-month period, you must make one or more payments totaling at least $600. In a subsequent 12-month period, you must make payments totaling at least an additional $600 for a total principal amount invested of $1,200, not including interest. The two 12-month periods do not have to be consecutive. Further, the first 12-month period does not have to be the year beginning with your first investment. This bonus may be earned in any certificate year from the second through the  ninth year.
------------------------------------------------- -----------------------------------------------------------------------------
8% annualized bonus payment on your WAMI:         During a 12-month period subsequent to your qualification for the 5%
                                                  annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $1,800, not including interest. This bonus may be earned in any certificate year from the third through the ninth certificate year.
------------------------------------------------- -----------------------------------------------------------------------------
10% annualized bonus payment on your WAMI:        During a 12-month period subsequent to your qualification for the 8%
                                                  annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $2,400, not including interest. This bonus may be earned in any certificate year from the fourth through the ninth certificate year.
------------------------------------------------- -----------------------------------------------------------------------------
20% annualized bonus payment on your WAMI:        During a 12-month period subsequent to your qualification for the 10%
                                                  annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $3,000, not including interest. This bonus may be earned in any certificate year from the fifth through the ninth certificate year.
------------------------------------------------- -----------------------------------------------------------------------------

The rate in the remaining years following attainment of the 20% bonus is comparable to a fixed rate investment. It may be obtained as soon as the seventh certificate year or as late as the tenth certificate year.

Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.

--------------------------------------------------------------------------------
25p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Assume you invest $100 per month, receive interest at a constant rate of 1.00% (an effective annual yield of 1.00%, assuming a March 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:


[area chart]

Installment Certificate Example

                  Installment Certificate Example

Amount Paid In                  Interest                   Bonus
$1,200.00                       $1,206.49                $1,206.49
 2,400.00                        2,425.05                 2,425.05
 3,600.00                        3,655.79                 3,716.11
 4,800.00                        4,898.83                 5,056.28
 6,000.00                        6,154.31                 6,433.98
 7,200.00                        7,422.35                 7,946.11

                                         Without bonus                      Added by bonus              Total with bonus
-------------------------------------------------------------------------------------------------------------------------------
                                          Cumulative                                  Cumulative                     Average
                            Cumulative    interest on                   Cumulative    interest on                    annual
                            investments   investments      Balance         bonus         bonus         Balance       yield*
1st 12-month period           $1,200.00       $  6.49      $1,206.49       $  0.00         $0.00       $1,206.49        1.00%
2nd 12-month period            2,400.00         25.05       2,425.05          0.00          0.00        2,425.05        1.00
3rd 12-month period            3,600.00         55.79       3,655.79         60.00          0.32        3,716.11        2.07
4th 12-month period            4,800.00         98.83       4,898.83        156.00          1.45        5,056.28        2.56
5th 12-month period            6,000.00        154.31       6,154.31        276.00          3.67        6,433.98        2.75
6th 12-month period            7,200.00        222.35       7,422.35        516.00          7.77        7,946.11        3.24

* Average from date of issue to end of year indicated.

Important: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the six years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 3.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.18%, compared to 2.24% (3.24% - 1.00%) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.24%.

--------------------------------------------------------------------------------
26p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

CALCULATING YOUR BONUS

To determine your bonus we:

o first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your weighted average monthly investment). Money invested early is given more weight than money invested later; and

o then calculate your monthly bonus as a specified percentage of your weighted average monthly investment.

Here is an example to illustrate the two calculations. Assume you make 24 consecutive monthly investments - $100 per month for the first six months and $150 per month thereafter (a total of $3,300).

Calculating your bonus
Month                                  Investment                          Months held                      Weighted value
-------------------------------------------------------------------------------------------------------------------------------
  1                                      $  100               x                24               =              $ 2,400
  2                                         100                                23                                2,300
  3                                         100                                22                                2,200
  4                                         100                                21                                2,100
  5                                         100                                20                                2,000
  6                                         100                                19                                1,900
  7...                                      150                                18...                             2,700
 24                                         150                                 1                                  150
-------------------------------------------------------------------------------------------------------------------------------
Sum                                      $3,300                               300                              $38,550
                               Total amount invested over
                                        24 months

1.  Calculate the weighted value of each month's investment.

    Multiply the amount invested ($100) by the number of months it is held -- 24 months for the first $100, 23 months for the second, etc.

    Example: Amount invested in month 1 is $100. The investment will be held 24 months. Amount invested in month 2 is $100, which will be held 23 months. $100 x 24 months = $2,400 monthly weighted value.

    $100 x 23 months = $2,300 monthly weighted value.

    $100 x 22 months = $2,200 monthly weighted value.

2.  Add the weighted values:

    $2,400 + $2,300 + $2,200 +...$150 = $38,550 is the total weighted value of the investment.

3.  Add the number of months held:

    24 + 23 + 22 +...1 = 300

    300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

    $38,550 / 300 = $128.50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

    5% of $128.50 = $6.43 is your bonus payment each month in year three, a total of $77 for the year.

Here is another example. Assume you make one investment of $600 in the first month and then your next investment is $600 in the 24th month (a total of $1,200).

Month                                  Investment                          Months held                      Weighted Value
-------------------------------------------------------------------------------------------------------------------------------
  1                                      $  600               x                24               =              $14,400
  2                                           0                                23                                    0
  3                                           0                                22                                    0
  4                                           0                                21                                    0
  5                                           0                                20                                    0
  6                                           0                                19                                    0
  7                                           0                                18                                    0
 24                                         600                                 1                                  600
-------------------------------------------------------------------------------------------------------------------------------
Sum                                      $1,200                               300                              $15,000
                                 Total amount invested
                                     over 24 months

--------------------------------------------------------------------------------
27p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

1.  Calculate the weighted value of each month's investment.

    Multiply the amount invested ($600) by the number of months it is held.

    Example: Amount invested in month 1 is $600. The investment will be held 24 months. $600 x 24 months = $14,400 monthly weighted value.

2.  Add the weighted values:

    $14,400 + 0 + $600 = $15,000

    $15,000 is the total weighted value of the investment.

3.  Add the number of months held:

    24 + 23 + 22 +...1 = 300

    300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

    $15,000 / 300 = $50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

    5% of $50 = $2.50 is your bonus payment each month in year three, a total of $30 for the year.

This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively, assuming you continue to make sufficient payments each certificate year to maintain bonus eligibility. These weighted averages are then multiplied by the applicable percentages -- 8%, 10% and 20% -- to determine monthly bonus payments for years four, five and six, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw or at all, since you would not qualify for the bonus for the year if the value drops below the required amount at the required time. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the first example above, if you withdrew $1,000 of the principal in the 24th month, your total investment would decrease by 30.3% ($1,000 / 3,300 = .303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is ..303.

To figure out how much your bonus will be, follow these steps:

1. Multiply the original total weighted value (see original example) of your investment by the reduction factor calculated above.

    $38,550 x .303 = $11,680.65.

2. Subtract the number calculated in Step 1 from the original total weighted value of your investment.

    $38,550 - 11,680.65 = $26,869.35.

    The new weighted value of your investment after making the $1,000 withdrawal is $26,869.35.

3. Divide the new weighted value of your investment by the total number of months held.

    (300 in this example).

    $26,869 / 300 = $89.56.

    Your new weighted average monthly investment (WAMI) is $89.56.

4. Multiply the new WAMI by the applicable bonus percentage. In this example, 5% is the bonus because that is the amount on the third year bonus. Due to the time-weighted nature of the calculation, the earlier the withdrawal occurs, the more your bonus will be reduced.

    $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments in the third through sixth years. To remain eligible your balance at the end of a relevant 12-month period must be at least equal to the amount set out in the table under "Bonus Payments" above. You will become ineligible if withdrawals reduce your balance below this level at the end of a relevant 12-month period.

Other eligibility policies: If you have not made the required minimum investments specified earlier, you may not receive bonus payments in the year bonuses would otherwise be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make payments of only $400, so the total principal invested is $1,600 instead of the required $1,800. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 36 investments of $50 per month ($1,800 at the end of the fourth year), then you would qualify for 8% bonus payments in year five, based on the new weighted average monthly investment.

--------------------------------------------------------------------------------
28p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Interest rate from years seven through 10: This may be as soon as year seven or as late as year ten. A rate will be declared during the last month in which you receive a bonus payment and will be guaranteed by AECC for a three-month period starting in the next month. Thereafter, the rate will be declared every three months and guaranteed for three-month periods.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for New Purchases." See "Purchase policies" below.

Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings." Once your account is set up, there are several convenient ways to make monthly investments.

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling AECSC at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone number listed on the back cover.

o AECC has complete discretion to determine whether to accept an application and sell a certificate.

o If you make no investments for a period of at least six consecutive months and your principal is less than $500, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."

HOW TO MAKE MONTHLY INVESTMENTS

By scheduled investment plan

Contact your financial advisor to set up one of the following scheduled plans:

o  Bank authorization (automatic deduction from your bank account)

o  Automatic payroll deduction

o  Direct deposit of Social Security check

o  Other plan approved by AECC

To cancel a bank authorization, you must instruct AECC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account. Bank authorization will automatically be stopped at maturity or full withdrawal.

By mail

Send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474

--------------------------------------------------------------------------------
29p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

FULL AND PARTIAL WITHDRAWALS

o You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

o Full and partial withdrawals of principal in the first three years are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

o As noted earlier, withdrawals during the first six years will affect the amount of your bonus payments and may make you ineligible for a bonus. If you do not receive all your bonus payments in the first six years, future withdrawals also may affect the amount of your bonus payments. See "Bonus Payments."

o You may withdraw accumulated interest during any term without paying a surrender charge. A withdrawal of interest must be at least $100 and not reduce your certificate balance below $250.

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $250, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We also will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement Plans: Special Policies."

When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest and bonus payments credited to your account,

o  then from the principal of your certificate.

For example, assume this is your balance at the end of the second year:

Total investments                                                                 $7,200.00
Interest and bonus credited                                                          488.61
--------------------------------------------------------------------------------------------
Total balance                                                                     $7,688.61

If you request a $1,000 check, we would withdraw funds in this order:

Credited interest and bonus                                                       $  488.61
Withdrawal of principal                                                              511.39
--------------------------------------------------------------------------------------------
Total requested withdrawal                                                        $1,000.00

In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn                                                                 $511.39
Withdrawal penalty %                                                                     2%
Withdrawal penalty                                                                 $  10.23

The total transaction would be:

Beginning balance                                                                 $7,688.61
Credited interest and bonus withdrawn                                               (488.61)
Principal withdrawn                                                                 (511.39)
Withdrawal penalty (also from principal)                                             (10.23)
--------------------------------------------------------------------------------------------
Remaining balance                                                                 $6,678.38
============================================================================================

Loss of interest: Because we credit interest on your certificate's monthly anniversary, if you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

--------------------------------------------------------------------------------
30p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

o  Call AECSC at one of the telephone numbers listed on the back cover.

o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.

o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail

o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. This fee for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.

By wire

o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

--------------------------------------------------------------------------------
31p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Market Strategy Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your American Express Market Strategy Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Market Strategy Certificate from those described in the prospectus, or to bind AECC by any statement not in it.

INVESTMENT AMOUNTS


You may purchase the American Express Market Strategy Certificate in any amount from $1,000 through $1 million, payable in U.S. currency, unless you receive prior approval from AECC to invest more. You may also make additional lump-sum investments in any amount in the fixed-interest portion of your investment at any time, as long as your total amount paid in is not more than the $1 million, unless you receive prior approval from AECC to invest more.

Your certificate is recorded as one certificate account in our records. Within this account, you may allocate your investment among a subaccount that earns fixed interest and other subaccounts that earn interest linked to the S&P 500 Index during a participation term. Your investment always is placed initially in the fixed-interest subaccount. Consequently, your investment initially earns fixed interest. The minimum time that money must remain in the fixed-interest subaccount before being moved to a participation term is one day. This could happen if we accept your application and receive your investment on a Tuesday, you instruct us to start your first participation term as soon as possible and as long as we received guaranteed funds.


After determining the initial amount you wish to invest, you must set up periodic investments from the fixed-interest subaccount to participation terms. When you make your investment, you must give instructions to move money from the fixed-interest subaccount to participation terms monthly, quarterly, or semiannually. If your total investment is $1,000, however, you will have only one participation term. You may subsequently change your initial instructions. Thus, you could choose to change your instructions to keep your investment in the fixed-interest subaccount and never start a participation term. Each participation term is 52 weeks and each has its own grace period. The amount invested in each participation term must be at least $1,000. If your certificate is nearing its 20-year maturity, you will not be able to select a participation term that would carry the certificate past its 20-year maturity date. Each account can have a maximum of 12 participation terms at one time. We will send you a confirmation at the time you purchase your certificate confirming your instructions at the time you submitted your application.

This certificate provides the ability to make a single payment that can be invested in individually staggered stock market participation terms in one certificate that lets you select participation terms like those you might select when staggering several American Express Stock Market Certificates. The American Express Stock Market Certificate is another certificate that offers interest linked to the S&P 500 Index, but permits only one participation term at a time. "Staggering" is the strategy of purchasing several smaller certificates over a period of a year instead of one larger certificate, as a method of increasing liquidity and reducing the possibility of unfavorable market exposure.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.


You cannot purchase this certificate in a Coverdell Education Savings Account.


FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal consists of the amount you actually have invested in your certificate plus interest credited to your account and compounded less withdrawals, penalties and any compounded interest paid to you in cash. AECC guarantees your principal.

PARTICIPATION TERM

Each participation term in your certificate is a 52-week period that begins on a Wednesday and ends the Tuesday before the one-year anniversary. Subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term, unless you start a new term during the grace period as described in "New term." Each account can have a maximum of 12 terms at one time. The principal of your certificate that is not invested in participation terms will earn fixed interest. See "Fixed interest" under "Interest."

--------------------------------------------------------------------------------
32p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

VALUE AT MATURITY

Your certificate matures after 20 years. Then you will receive a distribution for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

You choose from two types of participation interest for your first-term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. Your selection is established at the time of purchase but can be changed at any time for participation terms that have not yet started. You may change your participation interest selection at any time prior to any term start date or during a 14-day grace period. The change will be in effect for any future term unless we again receive instructions from you changing your selection.

Full participation interest: With this option:

o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for American Express Market Strategy Certificate."

o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

o  Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."


Partial participation and minimum interest: This option allows you to participate in a portion (market participation percentage) of any increase in the S&P 500 Index and also receive a rate of interest guaranteed by AECC in advance for each term (minimum interest). Your return consists of two parts:


o  a percentage of any increase in the S&P 500 Index, and

o  a rate of interest guaranteed by AECC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates."

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial Interest and Participation Rates."

Fixed interest: The fixed-interest subaccount allows you to earn interest on your principal that is not invested in participation terms, including your entire investment before the start of your first participation term, and amounts in the 14-day grace period in between participation term end dates and start dates. Your fixed interest accrues daily and is credited and compounded monthly. Your fixed interest rates are reset quarterly, based on the original date of your certificate.

Amounts in the fixed-interest subaccount, including compounded fixed interest, can be withdrawn at any time without a withdrawal penalty. If these amounts are not withdrawn, they will become part of a participation term according to the instructions you've established with the company, unless you change your instructions, which can be changed at any time. Values in participation terms can not be withdrawn without withdrawal penalties.

AECC has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the initial rate that your investment will earn as well as confirmation of your instructions for moving your money to your participation terms. Instructions for moving your money are given at the time you purchase your certificate. You choose the day of the month for the movement of your money, as well as the amount, starting month, and full or partial participation. Your term resulting from those instructions will begin on the Wednesday following that date. If that date is a Wednesday, the term will begin on the following Wednesday.

--------------------------------------------------------------------------------
33p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

AECC guarantees that when fixed-interest rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BRM Top 25 Market Average (the BRM Average). In the case of fixed interest, AECC guarantees that your rate for your initial term will be 100 basis points (1.00%) below to 0 basis points (.00%) above the average interest rate published for 12-month certificates of deposit in the BRM Top 25 Market Average. If the BRM Top 25 Market Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.

The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with AECC, American Express Financial Corporation (AEFC) or any of their affiliates.


The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Top 25 Market Average are government-insured fixed-rate time deposits.


The BRM may be available in your local library. To obtain information or current BRM Top 25 Market Average rates, call AECSC at one of the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly. Normally, the initial fixed-interest rate you receive will be the higher of:

o  the fixed-interest rate in effect on the date of your application, or

o the fixed-interest rate in effect on the date your completed application is accepted by AECC.

However, if your application bears a date more than seven days before its receipt by AECC, the initial fixed-interest rate you receive will be the higher of:

o the fixed-interest rate in effect on the date your completed application is accepted by AECC, or

o  the fixed-interest rate in effect seven days before receipt.

Maximum return: This is the cap, or upper limit, on your return on the amount invested in each participation term, regardless of whether you choose full or partial participation. Your total return, including both participation interest and minimum interest for a term for which you have chosen partial participation will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for American Express Market Strategy Certificate."

Determining the S&P 500 Index value: The stock market generally closes at 3 p.m. Central time. The S&P 500 Index value generally is available at approximately 4:30 p.m Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day.

In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Earning interest: AECC calculates, credits and compounds participation interest at the end of your participation term. Minimum interest accrues daily and is credited and compounded at the end of your participation term. Fixed interest accrues daily and is credited and compounded monthly, except that, if amounts move from fixed interest to a participation term and the resulting balance in the fixed-interest subaccount is zero, then fixed interest credited on the principal moved will be compounded on the day the participation term begins. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis.

Moving between fixed and participation interest: You can move all or part of your investment from the fixed-interest subaccount to a participation term. The move from the fixed-interest subaccount to a participation term happens according to your standing instructions unless you notify us separately. If you make the change from fixed interest to participation interest either through a scheduled or an unscheduled move, your participation term will begin on the Wednesday following the move instructions. For further explanation of how we apply your instructions, see "Fixed interest" above.

You may not move from participation interest to fixed interest during a participation term without incurring a surrender charge. At the end of a participation term, you can elect to leave the money in the fixed-interest subaccount.

Rates for future periods: After your certificate purchase date, the maximum return, and the market participation percentage and minimum interest rate for participation terms, may be greater or less than those shown on the front of or elsewhere in this prospectus or its wrapper. Fixed interest may be greater or lesser than that shown. We review rates weekly and have complete discretion to decide what interest rate will be declared.

--------------------------------------------------------------------------------
34p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

If you plan to continue with a new participation term, to find out what your certificate's new maximum return, market participation percentage and minimum interest rate, if applicable, will be for your next term, please consult your American Express financial advisor, or AECSC at one of the telephone numbers listed on the back cover.

Your fixed interest rates are declared quarterly. You will be given notice of the changes in interest rates in your periodic statements or you may call AECSC at the numbers listed on the back cover to find out your current rate.

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a full participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 2.00% while the yield earned for each participation term is the maximum of 7.00%. There is no assurance that any of these returns will be achieved.

Full participation in the stock market

Initial investment                                                  $12,000.00
Maximum return                                                           7.00%
Minimum return                                                           0.00%
Fixed interest rate                                                      2.00%

                                                                                        Market
                                                                           Fixed     Participation
                                           1st Term        Renewal       Interest      Interest
                               Fixed       Staggered      Staggered       Earned        Earned         Market
                             Interest     Investment     Investment      In Prior    For the Term   Participation     Total
Date                          Balance       Amount         Amount          Month      Just Ended       Balance       Balance
Beginning of Month 1        $11,000.00     $1,000.00                       0.00                      $ 1,000.00   $12,000.00
Beginning of Month 2         10,018.33      1,000.00                      18.33                        2,000.00    12,018.33
Beginning of Month 3          9,035.03      1,000.00                      16.7                         3,000.00    12,035.03
Beginning of Month 4          8,050.09      1,000.00                      15.06                        4,000.00    12,050.09
Beginning of Month 5          7,063.51      1,000.00                      13.42                        5,000.00    12,063.51
Beginning of Month 6          6,075.28      1,000.00                      11.77                        6,000.00    12,075.28
Beginning of Month 7          5,085.41      1,000.00                      10.13                        7,000.00    12,085.41
Beginning of Month 8          4,093.89      1,000.00                       8.48                        8,000.00    12,093.89
Beginning of Month 9          3,100.71      1,000.00                       6.82                        9,000.00    12,100.71
Beginning of Month 10         2,105.88      1,000.00                       5.17                       10,000.00    12,105.88
Beginning of Month 11         1,109.39      1,000.00                       3.51                       11,000.00    12,109.39
Beginning of Month 12           111.24      1,000.00                       1.85                       12,000.00    12,111.24
Beginning of Month 13           111.43                                     0.19            70.00      12,000.00    12,111.43
Middle of Month 13              111.43                     1,070.00                                   12,070.00*   12,181.43
Beginning of Month14            112.51                                     1.08            70.00      12,070.00    12,182.51
Middle of Month 14              112.51                     1,070.00                                   12,140.00**  12,252.51

  * The market participation balance at the middle of month 13 is equal to $12,070. This is equal to the total invested principal balance of $12,000, plus $70 interest earned (participation return). The $70 interest earned is based on $1,000 invested at month 1 which is assumed to earn the maximum of 7%. ($ 12,000 + $ 1,000 x 7% = $ 12,070). During the grace period for the first participation term, $1,070 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,070 balance begins a new participation term.

 ** The market participation balance at the middle of month 14 is equal to $12,140. This is equal to the total invested principal balance of $12,000, plus $70 interest earned on $1,000 invested at the beginning of month 1, plus $70 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn the maximum of 7% ($12,000 + $ 1,000 x 7% + $ 1,000 x 7% = $12,140)). During the grace period for the second participation term, $1,070 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,070 balance begins a new participation term.

--------------------------------------------------------------------------------
35p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a partial participation term. The example is based on the assumptions that the fixed interest subaccount pays an interest rate of 2.00% and that the yield earned for each participation term is the minimum of 1.50%. There is no assurance that any of these returns will be achieved when you invest. In this example, we assume that the index declined at the end of each term compared to the beginning of each term so that no market participation interest was earned.

Partial participation in the stock market

Initial investment                                                  $12,000.00
Maximum return                                                           7.00%
Minimum return                                                           1.50%
Fixed interest rate                                                      2.00%

                                                                            Guaranteed     Market
                                                                  Fixed       Minimum   Participation
                                     1st Term       Renewal     Interest     Interest     Interest
                          Fixed      Staggered     Staggered     Earned       Earned       Earned       Market
                        Interest    Investment    Investment    In Prior   For the Term For the Term Participation    Total
Date                     Balance      Amount        Amount        Month     Just Ended   Just Ended     Balance      Balance
Beginning of Month 1  $11,000.00     $1,000.00                    0.00                                $ 1,000.00   $12,000.00
Beginning of Month 2   10,018.33      1,000.00                   18.33                                  2,000.00    12,018.33
Beginning of Month 3    9,035.03      1,000.00                   16.7                                   3,000.00    12,035.03
Beginning of Month 4    8,050.09      1,000.00                   15.06                                  4,000.00    12,050.09
Beginning of Month 5    7,063.51      1,000.00                   13.42                                  5,000.00    12,063.51
Beginning of Month 6    6,075.28      1,000.00                   11.77                                  6,000.00    12,075.28
Beginning of Month 7    5,085.41      1,000.00                   10.13                                  7,000.00    12,085.41
Beginning of Month 8    4,093.89      1,000.00                    8.48                                  8,000.00    12,093.89
Beginning of Month 9    3,100.71      1,000.00                    6.82                                  9,000.00    12,100.71
Beginning of Month 10   2,105.88      1,000.00                    5.17                                 10,000.00    12,105.88
Beginning of Month 11   1,109.39      1,000.00                    3.51                                 11,000.00    12,109.39
Beginning of Month 12     111.24      1,000.00                    1.85                                 12,000.00    12,111.24
Beginning of Month 13     111.43                                  0.19          15.00      0.00        12,000.00    12,111.43
Middle of Month 13        111.43                    1,015.00                                           12,015.00*   12,126.43
Beginning of Month14      112.47                                  1.04          15.00      0.00        12,015.00    12,127.47
Middle of Month 14        112.47                    1,015.00                                           12,030.00**  12,142.47

  * The market participation balance at the middle of month 13 is equal to $12,015. This is equal to the total invested principal balance of $12,000, plus $15 interest earned (guaranteed return). The $15 interest earned is based on $1,000 invested at month 1 which is assumed to earn only the minimum of 1.50%. ($ 12,000 + $ 1,000 x 1.50% = $12,015). During the grace period for the first participation term, $1,015 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,015 balance begins a new participation term.

 ** The market participation balance at the middle of month 14 is equal to $12,030. This is equal to the total invested principal balance of $12,000, plus $15 interest earned on $1,000 invested at the beginning of month 1, plus $15 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn only the minimum of 1.50% ($ 12,000 + $ 1,000 x 1.50% + $ 1,000 x 1.50% = $12,030)). During the grace period for the second participation term, $1,015 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,015 balance begins a new participation term.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.

--------------------------------------------------------------------------------
36p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

HISTORICAL DATA ON THE S&P 500 INDEX


The following chart illustrates the month-end closing values of the Index from Dec. 31, 1984 through Feb. 28, 2005. The values of the S&P 500 Index are reprinted with the permission of S&P.


[line chart]


S&P 500 Index Values - December 1984 to February 2005

               S&P 500
                Index
 Date           Value
 Dec-84        167.24
 Jan-85        179.63
 Feb-85        181.18
 Mar-85        180.66
 Apr-85        179.83
 May-85        189.55
 Jun-85        191.85
 Jul-85        190.92
 Aug-85        188.63
 Sep-85        182.08
 Oct-85        189.82
 Nov-85        202.17
 Dec-85        211.28
 Jan-86        211.78
 Feb-86        226.92
 Mar-86        238.90
 Apr-86        235.52
 May-86        247.35
 Jun-86        250.84
 Jul-86        236.12
 Aug-86        252.93
 Sep-86        231.32
 Oct-86        243.98
 Nov-86        249.22
 Dec-86        242.17
 Jan-87        274.08
 Feb-87        284.20
 Mar-87        291.70
 Apr-87        288.36
 May-87        290.10
 Jun-87        304.00
 Jul-87        318.66
 Aug-87        329.80
 Sep-87        321.83
 Oct-87        251.79
 Nov-87        230.30
 Dec-87        247.08
 Jan-88        257.07
 Feb-88        267.82
 Mar-88        258.89
 Apr-88        261.33
 May-88        262.16
 Jun-88        273.50
 Jul-88        272.02
 Aug-88        261.52
 Sep-88        271.91
 Oct-88        278.97
 Nov-88        273.70
 Dec-88        277.72
 Jan-89        297.47
 Feb-89        288.86
 Mar-89        294.87
 Apr-89        309.64
 May-89        320.52
 Jun-89        317.98
 Jul-89        346.08
 Aug-89        351.45
 Sep-89        349.15
 Oct-89        340.36
 Nov-89        345.99
 Dec-89        353.40
 Jan-90        329.08
 Feb-90        331.89
 Mar-90        339.94
 Apr-90        330.80
 May-90        361.23
 Jun-90        358.02
 Jul-90        356.15
 Aug-90        322.56
 Sep-90        306.05
 Oct-90        304.00
 Nov-90        322.22
 Dec-90        330.22
 Jan-91        343.93
 Feb-91        367.07
 Mar-91        375.22
 Apr-91        375.35
 May-91        389.83
 Jun-91        371.16
 Jul-91        387.81
 Aug-91        395.43
 Sep-91        387.86
 Oct-91        392.46
 Nov-91        375.22
 Dec-91        417.09
 Jan-92        408.79
 Feb-92        412.70
 Mar-92        403.69
 Apr-92        414.95
 May-92        415.35
 Jun-92        408.14
 Jul-92        424.21
 Aug-92        414.03
 Sep-92        417.80
 Oct-92        418.67
 Nov-92        431.35
 Dec-92        435.71
 Jan-93        438.78
 Feb-93        443.38
 Mar-93        451.67
 Apr-93        440.19
 May-93        450.21
 Jun-93        450.53
 Jul-93        448.13
 Aug-93        463.56
 Sep-93        458.93
 Oct-93        467.83
 Nov-93        461.79
 Dec-93        466.50
 Jan-94        481.61
 Feb-94        467.14
 Mar-94        445.77
 Apr-94        450.91
 May-94        456.51
 Jun-94        444.27
 Jul-94        458.25
 Aug-94        475.50
 Sep-94        462.71
 Oct-94        472.35
 Nov-94        453.69
 Dec-94        459.27
 Jan-95        470.42
 Feb-95        487.39
 Mar-95        500.71
 Apr-95        514.71
 May-95        533.41
 Jun-95        544.75
 Jul-95        562.06
 Aug-95        561.88
 Sep-95        584.41
 Oct-95        581.50
 Nov-95        605.37
 Dec-95        615.93
 Jan-96        636.02
 Feb-96        640.44
 Mar-96        645.50
 Apr-96        654.18
 May-96        669.14
 Jun-96        670.63
 Jul-96        639.95
 Aug-96        651.99
 Sep-96        687.33
 Oct-96        705.27
 Nov-96        757.02
 Dec-96        740.74
 Jan-97        786.16
 Feb-97        790.82
 Mar-97        757.41
 Apr-97        801.34
 May-97        848.28
 Jun-97        885.76
 Jul-97        954.31
 Aug-97        899.48
 Sep-97        947.28
 Oct-97        914.62
 Nov-97        955.40
 Dec-97        970.43
 Jan-98        980.28
 Feb-98       1049.34
 Mar-98       1101.76
 Apr-98       1111.77
 May-98       1090.82
 Jun-98       1133.84
 Jul-98       1120.73
 Aug-98        957.68
 Sep-98       1017.07
 Oct-98       1098.69
 Nov-98       1163.74
 Dec-98       1230.59
 Jan-99       1279.28
 Feb-99       1238.33
 Mar-99       1286.39
 Apr-99       1335.18
 May-99       1301.85
 Jun-99       1371.65
 Jul-99       1328.71
 Aug-99       1320.35
 Sep-99       1282.72
 Oct-99       1363.17
 Nov-99       1388.95
 Dec-99       1469.25
 Jan-00       1394.46
 Feb-00       1366.41
 Mar-00       1507.78
 Apr-00       1452.43
 May-00       1420.65
 Jun-00       1454.6
 Jul-00       1430.84
 Aug-00       1517.68
 Sep-00       1436.48
 Oct-00       1429.4
 Nov-00       1314.95
 Dec-00       1320.28
 Jan-01       1366.01
 Feb-01       1239.94
 Mar-01       1160.34
 Apr-01       1249.48
 May-01       1255.82
 Jun-01       1224.38
 Jul-01       1211.23
 Aug-01       1133.58
 Sep-01       1040.94
 Oct-01       1059.78
 Nov-01       1139.45
 Dec-01       1148.08
 Jan-02       1130.2
 Feb-02       1106.74
 Mar-02       1147.39
 Apr-02       1076.92
 May-02       1067.14
 Jun-02        989.82
 Jul-02        911.62
 Aug-02        916.07
 Sep-02        815.28
 Oct-02        885.76
 Nov-02        936.31
 Dec-02        879.82
 Jan-03        855.70
 Feb-03        841.15
 Mar-03        848.18
 Apr-03        916.92
 May-03        963.59
 Jun-03        974.51
 Jul-03        990.31
 Aug-03       1008.01
 Sep-03        995.97
 Oct-03       1050.71
 Nov-03       1058.20
 Dec-03       1111.92
 Jan-04       1131.13
 Feb-04       1144.94
 Mar-04       1126.21
 Apr-04       1107.30
 May-04       1120.68
 Jun-04       1140.84
 Jul-04       1101.72
 Aug-04       1104.24
 Sep-04       1114.58
 Oct-04       1130.20
 Nov-04       1173.82
 Dec-04       1211.92
 Jan-05       1181.27
 Feb-05       1203.60

S&P 500 Index Average Annual Return

Beginning date Dec. 31,           Period held in years     Average annual return
1994                                        10                       10.19%
1999                                         5                       -3.78%
2003                                         1                        8.99%


--------------------------------------------------------------------------------
37p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1985. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.


[line chart]


  S&P 500 Index - December 1985 to February 2005

           52-Week Moving Price Return

                      S&P 500
                      12 Mth
Date                  Return
Dec-85                26.33%
Jan-86                17.90%
Feb-86                25.25%
Mar-86                32.24%
Apr-86                30.97%
May-86                30.49%
Jun-86                30.75%
Jul-86                23.67%
Aug-86                34.09%
Sep-86                27.04%
Oct-86                28.53%
Nov-86                23.27%
Dec-86                14.62%
Jan-87                29.42%
Feb-87                25.24%
Mar-87                22.10%
Apr-87                22.44%
May-87                17.28%
Jun-87                21.19%
Jul-87                34.96%
Aug-87                30.39%
Sep-87                39.13%
Oct-87                 3.20%
Nov-87                -7.59%
Dec-87                 2.03%
Jan-88                -6.21%
Feb-88                -5.76%
Mar-88               -11.25%
Apr-88                -9.37%
May-88                -9.63%
Jun-88               -10.03%
Jul-88               -14.64%
Aug-88               -20.70%
Sep-88               -15.51%
Oct-88                10.79%
Nov-88                18.84%
Dec-88                12.40%
Jan-89                15.72%
Feb-89                 7.86%
Mar-89                13.90%
Apr-89                18.49%
May-89                22.26%
Jun-89                16.26%
Jul-89                27.23%
Aug-89                34.39%
Sep-89                28.41%
Oct-89                22.01%
Nov-89                26.41%
Dec-89                27.25%
Jan-90                10.63%
Feb-90                14.90%
Mar-90                15.28%
Apr-90                 6.83%
May-90                12.70%
Jun-90                12.59%
Jul-90                 2.91%
Aug-90                -8.22%
Sep-90               -12.34%
Oct-90               -10.68%
Nov-90                -6.87%
Dec-90                -6.56%
Jan-91                 4.51%
Feb-91                10.60%
Mar-91                10.38%
Apr-91                13.47%
May-91                 7.92%
Jun-91                 3.67%
Jul-91                 8.89%
Aug-91                22.59%
Sep-91                26.73%
Oct-91                29.10%
Nov-91                16.45%
Dec-91                26.31%
Jan-92                18.86%
Feb-92                12.43%
Mar-92                 7.59%
Apr-92                10.55%
May-92                 6.55%
Jun-92                 9.96%
Jul-92                 9.39%
Aug-92                 4.70%
Sep-92                 7.72%
Oct-92                 6.68%
Nov-92                14.96%
Dec-92                 4.46%
Jan-93                 7.34%
Feb-93                 7.43%
Mar-93                11.89%
Apr-93                 6.08%
May-93                 8.39%
Jun-93                10.39%
Jul-93                 5.64%
Aug-93                11.96%
Sep-93                 9.84%
Oct-93                11.74%
Nov-93                 7.06%
Dec-93                 7.07%
Jan-94                 9.76%
Feb-94                 5.36%
Mar-94                -1.31%
Apr-94                 2.44%
May-94                 1.40%
Jun-94                -1.39%
Jul-94                 2.26%
Aug-94                 2.58%
Sep-94                 0.82%
Oct-94                 0.97%
Nov-94                -1.75%
Dec-94                -1.55%
Jan-95                -2.32%
Feb-95                 4.33%
Mar-95                12.32%
Apr-95                14.15%
May-95                16.85%
Jun-95                22.62%
Jul-95                22.65%
Aug-95                18.17%
Sep-95                26.30%
Oct-95                23.11%
Nov-95                33.43%
Dec-95                34.11%
Jan-96                35.20%
Feb-96                31.40%
Mar-96                28.92%
Apr-96                27.10%
May-96                25.45%
Jun-96                23.11%
Jul-96                13.86%
Aug-96                16.04%
Sep-96                17.61%
Oct-96                21.28%
Nov-96                25.05%
Dec-96                20.26%
Jan-97                23.61%
Feb-97                23.48%
Mar-97                17.34%
Apr-97                22.50%
May-97                26.77%
Jun-97                32.08%
Jul-97                49.12%
Aug-97                37.96%
Sep-97                37.82%
Oct-97                29.68%
Nov-97                26.21%
Dec-97                31.01%
Jan-98                24.69%
Feb-98                32.69%
Mar-98                45.46%
Apr-98                38.74%
May-98                28.59%
Jun-98                28.01%
Jul-98                17.44%
Aug-98                 6.47%
Sep-98                 7.37%
Oct-98                20.13%
Nov-98                21.81%
Dec-98                26.81%
Jan-99                30.50%
Feb-99                18.01%
Mar-99                16.76%
Apr-99                20.09%
May-99                19.35%
Jun-99                20.97%
Jul-99                18.56%
Aug-99                37.87%
Sep-99                26.12%
Oct-99                24.07%
Nov-99                19.35%
Dec-99                19.39%
Jan-00                 9.00%
Feb-00                10.34%
Mar-00                17.21%
Apr-00                 8.78%
May-00                 9.13%
Jun-00                 6.05%
Jul-00                 7.69%
Aug-00                14.95%
Sep-00                11.99%
Oct-00                 4.86%
Nov-00                -5.33%
Dec-00               -10.14%
Jan-01                -2.04%
Feb-01                -9.26%
Mar-01               -23.04%
Apr-01               -13.97%
May-01               -11.60%
Jun-01               -15.83%
Jul-01               -15.35%
Aug-01               -25.31%
Sep-01               -27.54%
Oct-01               -25.86%
Nov-01               -13.35%
Dec-01               -13.04%
Jan-02               -17.26%
Feb-02               -10.74%
Mar-02                -1.12%
Apr-02               -13.81%
May-02               -15.02%
Jun-02               -19.16%
Jul-02               -24.74%
Aug-02               -19.19%
Sep-02               -21.68%
Oct-02               -16.42%
Nov-02               -17.83%
Dec-02               -23.37%
Jan-03               -24.29%
Feb-03               -24.00%
Mar-03               -26.08%
Apr-03               -14.86%
May-03                -9.70%
Jun-03                -1.55%
Jul-03                 8.63%
Aug-03                10.04%
Sep-03                22.16%
Oct-03                18.62%
Nov-03                13.02%
Dec-03                26.38%
Jan-04                32.19%
Feb-04                36.12%
Mar-04                32.78%
Apr-04                20.76%
May-04                16.30%
Jun-04                17.07%
Jul-04                11.25%
Aug-04                 9.55%
Sep-04                11.91%
Oct-04                 7.57%
Nov-04                10.93%
Dec-04                 8.99%
Jan-05                 4.43%
Feb-05                 4.95%

Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of weeks when the 52-week price return was in the range specified below under each column. For example, the most common 52-week return during this time period was in the 10% range.

(bar graph)
                 S&P 500 Index - December 1985 to February 2005
                  Distribution of 52-Week Moving Price Returns
                                          Occurrences
                         -15                   20
                         -10                   13
                          -5                   11
                           0                    8
                           5                   15
                          10                   28
                          15                   26
                          20                   23
                          25                   24
                          29.9                 26
                        >=30                   25


--------------------------------------------------------------------------------
38p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.

Like American Express Stock Market Certificate, American Express Market Strategy Certificate permits you to receive all or part of your interest based on stock market performance, as measured by the S&P 500 Index, with AECC's guarantee of return of principal. In fact, the full and partial participation terms of American Express Stock Market Certificate and American Express Market Strategy Certificate are identical, assuming that the amount invested at the beginning of the term is the same in both certificates. The amounts earned in the fixed-interest account for Market Strategy Certificate will not be the same as interim interest for the Stock Market Certificate. (For Stock Market Certificate, interest earned before the initial participation term or during the grace period is called interim interest.) Although performance during participation terms will be the same for Market Strategy Certificate and Stock Market Certificate, money earned outside of participation terms will vary. If a participation term for Stock Market Certificate and for Market Strategy Certificate starts on the same day with the same amount of money and the same selection of either full or partial participation, then the interest earned for the participation term in both certificates will be identical. American Express Market Strategy Certificate increases your choices by allowing you to have up to 12 participation terms plus a fixed-interest alternative simultaneously within the same certificate. The certificates also pay interest differently on amounts that are invested at only a fixed rate.

[line & area chart]


                   Actual 52-Week Return - 12/6/94 to 2/22/05

                                                    Stock Market
                              Stock Market          Certificate
                              Certificate               25%
               Market             100%             Participation
Date           Index         Participation           + Minimum Rate
12/06/94      -2.78%               0.00%                2.50%
12/13/94      -2.79%               0.00%                2.50%
12/20/94      -1.76%               0.00%                2.50%
12/27/94      -1.79%               0.00%                2.50%
01/03/95      -1.66%               0.00%                2.50%
01/10/95      -2.62%               0.00%                2.50%
01/17/95      -0.88%               0.00%                2.50%
01/24/95      -1.07%               0.00%                2.50%
01/31/95      -1.91%               0.00%                2.50%
02/07/95       2.07%               2.07%                3.01%
02/14/95       2.12%               2.12%                3.03%
02/21/95       2.38%               2.38%                3.09%
02/28/95       4.94%               4.94%                3.73%
03/07/95       3.48%               3.48%                3.37%
03/14/95       5.54%               5.54%                3.88%
03/21/95       5.60%               5.60%                3.90%
03/28/95      11.36%              10.00%                5.34%
04/04/95      12.70%              10.00%                5.67%
04/11/95      12.94%              10.00%                5.73%
04/18/95      14.19%              10.00%                6.04%
04/25/95      13.34%              10.00%                5.83%
05/02/95      13.64%              10.00%                5.91%
05/09/95      17.38%              10.00%                6.84%
05/16/95      17.54%              10.00%                6.88%
05/23/95      16.22%              10.00%                6.55%
05/30/95      14.69%              10.00%                6.17%
06/06/95      16.87%              10.00%                6.71%
06/13/95      15.93%              10.00%                6.48%
06/20/95      20.74%              10.00%                7.68%
06/27/95      21.60%              10.00%                7.90%
07/04/95      22.56%              10.00%                8.14%
07/11/95      23.84%              10.00%                8.46%
07/18/95      23.04%              10.00%                8.26%
07/25/95      23.76%              10.00%                8.44%
08/01/95      21.51%              10.00%                7.87%
08/08/95      22.37%              10.00%                8.09%
08/15/95      20.11%              10.00%                7.52%
08/22/95      20.45%              10.00%                7.61%
08/29/95      17.62%              10.00%                6.90%
09/05/95      20.62%              10.00%                7.65%
09/12/95      23.31%              10.00%                8.32%
09/19/95      26.07%              10.00%                9.01%
09/26/95      25.83%              10.00%                8.95%
10/03/95      28.10%              10.00%                9.52%
10/10/95      23.98%              10.00%                8.49%
10/17/95      25.47%              10.00%                8.86%
10/24/95      27.08%              10.00%                9.27%
10/31/95      24.14%              10.00%                8.53%
11/07/95      25.91%              10.00%                9.22%
11/14/95      26.72%              10.00%                9.43%
11/21/95      33.36%              10.00%               10.00%
11/28/95      33.23%              10.00%               10.00%
12/05/95      36.25%              10.00%               10.00%
12/12/95      37.46%              10.00%               10.00%
12/19/95      33.87%              10.00%               10.00%
12/26/95      32.82%              10.00%               10.00%
01/02/96      35.20%              10.00%               10.00%
01/09/96      32.00%              10.00%               10.00%
01/16/96      29.44%              10.00%               10.00%
01/23/96      31.53%              10.00%               10.00%
01/30/96      33.95%              10.00%               10.00%
02/06/96      34.42%              10.00%               10.00%
02/13/96      36.88%              10.00%               10.00%
02/20/96      32.71%              10.00%               10.00%
02/27/96      32.79%              10.00%               10.00%
03/05/96      36.02%              10.00%               10.00%
03/12/96      29.25%              10.00%               10.00%
03/19/96      31.63%              10.00%               10.00%
03/26/96      29.58%              10.00%               10.00%
04/02/96      29.68%              10.00%               10.00%
04/09/96      27.03%              10.00%                9.50%
04/16/96      27.63%              10.00%                9.65%
04/23/96      27.22%              10.00%                9.55%
04/30/96      27.05%              12.00%               10.26%
05/07/96      21.90%              12.00%                8.97%
05/14/96      26.01%              12.00%               10.00%
05/21/96      27.27%              12.00%               10.31%
05/28/96      28.39%              12.00%               10.59%
06/04/96      25.58%              12.00%                9.89%
06/11/96      25.16%              12.00%                9.79%
06/18/96      21.48%              12.00%                8.87%
06/25/96      23.23%              12.00%                9.30%
07/02/96      23.12%              12.00%                9.28%
07/09/96      18.01%              12.00%                8.00%
07/16/96      12.52%              12.00%                6.63%
07/23/96      11.72%              11.72%                6.43%
07/30/96      13.51%              12.00%                6.87%
08/06/96      18.19%              12.00%                8.04%
08/13/96      18.19%              12.00%                8.04%
08/20/96      18.98%              12.00%                8.24%
08/27/96      18.99%              12.00%                8.24%
09/03/96      15.03%              12.00%                7.25%
09/10/96      15.14%              12.00%                7.28%
09/17/96      16.90%              12.00%                7.72%
09/24/96      17.92%              12.00%                7.98%
10/01/96      18.32%              12.00%                8.08%
10/08/96      21.31%              12.00%                8.82%
10/15/96      19.73%              12.00%                8.43%
10/22/96      20.46%              12.00%                8.61%
10/29/96      20.63%              12.00%                8.65%
11/05/96      21.80%              12.00%                8.95%
11/12/96      23.80%              12.00%                9.45%
11/19/96      23.64%              12.00%                9.41%
11/26/96      24.65%              12.00%                9.66%
12/03/96      21.14%              12.00%                8.78%
12/10/96      20.80%              12.00%                8.70%
12/17/96      18.64%              12.00%                8.16%
12/24/96      22.25%              12.00%                9.06%
12/31/96      19.33%              12.00%                8.33%
01/07/97      23.59%              12.00%                9.39%
01/14/97      26.36%              12.00%               10.09%
01/21/97      27.73%              10.00%               10.00%
01/28/97      21.40%              10.00%                8.60%
02/04/97      22.11%              10.00%                8.77%
02/11/97      19.53%              10.00%                8.13%
02/18/97      27.41%              10.00%               10.00%
02/25/97      25.46%              10.00%                9.61%
03/04/97      20.60%              10.00%                8.40%
03/11/97      27.35%              10.00%               10.00%
03/18/97      21.17%              10.00%                8.54%
03/25/97      20.84%              10.00%                8.46%
04/01/97      15.92%              10.00%                7.23%
04/08/97      19.29%              10.00%                8.07%
04/15/97      17.01%              10.00%                7.50%
04/22/97      18.87%              10.00%                7.96%
04/29/97      21.38%              10.00%                8.59%
05/06/97      29.69%              10.00%               10.00%
05/13/97      25.16%              10.00%                9.54%
05/20/97      25.10%              10.00%                9.52%
05/27/97      26.39%              10.00%                9.84%
06/03/97      25.70%              10.00%                9.67%
06/10/97      28.95%              10.00%               10.00%
06/17/97      35.09%              10.00%               10.00%
06/24/97      34.08%              10.00%               10.00%
07/01/97      32.27%              10.00%               10.00%
07/08/97      40.32%              10.00%               10.00%
07/15/97      47.32%              10.00%               10.00%
07/22/97      48.97%              10.00%               10.00%
07/29/97      48.33%              10.00%               10.00%
08/05/97      43.78%              10.00%               10.00%
08/12/97      40.34%              10.00%               10.00%
08/19/97      39.09%              10.00%               10.00%
08/26/97      37.00%              10.00%               10.00%
09/02/97      41.67%              10.00%               10.00%
09/09/97      40.64%              10.00%               10.00%
09/16/97      38.46%              10.00%               10.00%
09/23/97      38.84%              10.00%               10.00%
09/30/97      37.47%              10.00%               10.00%
10/07/97      40.31%              10.00%               10.00%
10/14/97      38.10%              10.00%               10.00%
10/21/97      37.60%              10.00%               10.00%
10/28/97      31.41%              10.00%               10.00%
11/04/97      31.73%              10.00%               10.00%
11/11/97      26.62%              10.00%                9.90%
11/18/97      26.41%              10.00%                9.85%
11/25/97      25.77%              10.00%                9.69%
12/02/97      29.85%              10.00%               10.00%
12/09/97      30.53%              10.00%               10.00%
12/16/97      33.33%              10.00%               10.00%
12/23/97      25.04%              10.00%                9.51%
12/30/97      31.06%              10.00%               10.00%
01/06/98      28.32%              10.00%               10.00%
01/13/98      23.83%              10.00%                9.20%
01/20/98      25.02%              10.00%                9.50%
01/27/98      26.66%              10.00%                9.91%
02/03/98      27.45%              10.00%               10.00%
02/10/98      29.06%              10.00%               10.00%
02/17/98      25.29%              10.00%                9.57%
02/24/98      26.90%              10.00%                9.97%
03/03/98      33.01%              10.00%               10.00%
03/10/98      31.17%              10.00%               10.00%
03/17/98      36.82%              10.00%               10.00%
03/24/98      40.12%              10.00%               10.00%
03/31/98      45.03%              10.00%               10.00%
04/07/98      44.82%              10.00%               10.00%
04/14/98      47.83%              10.00%               10.00%
04/21/98      45.41%              10.00%               10.00%
04/28/98      36.65%              10.00%               10.00%
05/05/98      34.77%              10.00%               10.00%
05/12/98      33.92%              10.00%               10.00%
05/19/98      31.82%              10.00%               10.00%
05/26/98      28.75%              10.00%                9.93%
06/02/98      29.30%              10.00%               10.00%
06/09/98      29.25%              10.00%               10.00%
06/16/98      21.58%              10.00%                8.14%
06/23/98      24.89%              10.00%                8.97%
06/30/98      27.25%              10.00%                9.56%
07/07/98      25.67%              10.00%                9.16%
07/14/98      27.20%              10.00%                9.55%
07/21/98      24.75%              10.00%                8.93%
07/28/98      19.93%              10.00%                7.73%
08/04/98      12.57%              10.00%                5.89%
08/11/98      15.37%              10.00%                6.59%
08/18/98      18.91%              10.00%                7.47%
08/25/98      19.69%              10.00%                7.67%
09/01/98       7.18%               7.18%                4.54%
09/08/98       9.62%               9.62%                5.15%
09/15/98       9.72%               9.72%                5.18%
09/22/98       8.16%               8.16%                4.79%
09/29/98      10.74%              10.00%                5.43%
10/06/98       0.15%               0.15%                2.78%
10/13/98       2.53%               2.53%                3.13%
10/20/98       9.42%               9.42%                4.85%
10/27/98      15.56%              10.00%                6.39%
11/03/98      18.08%              10.00%                7.02%
11/10/98      22.13%              10.00%                8.03%
11/17/98      21.43%              10.00%                7.85%
11/24/98      24.41%              10.00%                8.60%
12/01/98      20.95%              10.00%                7.73%
12/08/98      21.07%              10.00%                7.76%
12/15/98      20.11%              10.00%                7.52%
12/22/98      28.15%              10.00%                9.53%
12/29/98      27.90%              10.00%                9.47%
01/05/99      28.78%              10.00%                9.69%
01/12/99      30.18%              10.00%               10.00%
01/19/99      27.93%              10.00%                9.48%
01/26/99      29.22%              10.00%                9.80%
02/02/99      25.44%              10.00%                8.86%
02/09/99      19.34%              10.00%                7.33%
02/16/99      21.42%              10.00%                7.85%
02/23/99      23.34%              10.00%                8.33%
03/02/99      16.49%              10.00%                6.62%
03/09/99      20.25%              10.00%                7.56%
03/16/99      20.90%              10.00%                7.72%
03/23/99      14.15%              10.00%                6.03%
03/30/99      18.06%              10.00%                7.01%
04/06/99      18.77%              10.00%                7.19%
04/13/99      20.97%              10.00%                7.74%
04/20/99      15.96%              10.00%                6.49%
04/27/99      25.59%              10.00%                8.89%
05/04/99      19.39%              10.00%                7.34%
05/11/99      21.49%              10.00%                7.87%
05/18/99      20.17%              10.00%                7.54%
05/25/99      17.40%              10.00%                6.85%
06/01/99      18.39%              10.00%                7.09%
06/08/99      17.79%              10.00%                6.94%
06/15/99      19.64%              10.00%                7.41%
06/22/99      19.32%              10.00%                7.33%
06/29/99      19.18%              10.00%                7.29%
07/06/99      20.21%              10.00%                7.55%
07/13/99      18.33%              10.00%                7.08%
07/20/99      18.19%              10.00%                7.04%
07/27/99      20.59%              10.00%                7.64%
08/03/99      23.31%              10.00%                8.32%
08/10/99      19.87%              10.00%                7.46%
08/17/99      22.06%              10.00%                8.01%
08/24/99      24.76%              10.00%                8.69%
08/31/99      32.79%              10.00%               10.00%
09/07/99      31.94%              10.00%               10.00%
09/14/99      28.77%              10.00%                9.69%
09/21/99      26.99%              10.00%                9.24%
09/28/99      22.22%              10.00%                8.05%
10/05/99      32.17%              10.00%               10.00%
10/12/99      31.98%              10.00%               10.00%
10/19/99      18.55%              10.00%                7.13%
10/26/99      20.32%              10.00%                7.58%
11/02/99      21.32%              10.00%                7.83%
11/09/99      21.01%              10.00%                7.75%
11/16/99      24.63%              10.00%                8.65%
11/23/99      18.73%              10.00%                7.18%
11/30/99      18.17%              10.00%                7.04%
12/07/99      19.28%              10.00%                7.32%
12/14/99      20.68%              10.00%                7.67%
12/21/99      19.09%               9.00%                7.27%
12/28/99      17.38%               9.00%                6.84%
01/04/00      12.42%               9.00%                5.60%
01/11/00      16.05%               9.00%                6.51%
01/18/00      16.22%               9.00%                6.55%
01/25/00      12.59%               9.00%                5.64%
02/01/00      11.66%               9.00%                5.41%
02/08/00      18.52%               9.00%                7.13%
02/15/00      12.89%               9.00%                5.72%
02/22/00       6.37%               6.37%                4.09%
02/29/00      11.49%               9.00%                5.37%
03/07/00       5.92%               5.92%                3.98%
03/14/00       4.04%               4.04%                3.51%
03/21/00      18.35%               9.00%                7.08%
03/28/00      15.91%               9.00%                6.47%
04/04/00      13.41%               9.00%                5.85%
04/11/00      11.17%               9.00%                5.29%
04/18/00      10.35%               9.00%                5.08%
04/25/00       8.42%               8.42%                4.60%
05/02/00       8.57%               8.57%                4.64%
05/09/00       4.17%               4.17%                3.54%
05/16/00       9.95%               9.00%                4.98%
05/23/00       6.96%               6.96%                4.24%
05/30/00       9.89%               9.00%                4.97%
06/06/00      10.66%               9.00%                5.16%
06/13/00      12.93%               9.00%                5.73%
06/20/00      10.51%               9.00%                5.12%
06/27/00       7.33%               7.33%                4.33%
07/04/00       5.84%               5.84%                3.96%
07/11/00       6.26%               6.26%                4.06%
07/18/00       8.46%               8.46%                4.61%
07/25/00       8.18%               8.18%                4.54%
08/01/00       8.76%               8.76%                4.69%
08/08/00      15.71%               9.00%                6.42%
08/15/00      10.43%               9.00%                5.10%
08/22/00       9.87%               9.00%                4.96%
08/29/00      14.35%               9.00%                6.08%
09/05/00      11.59%               9.00%                5.39%
09/12/00      10.90%               9.00%                5.22%
09/19/00      11.64%               9.00%                5.41%
09/26/00      11.31%               9.00%                5.32%
10/03/00       9.58%               9.00%                4.89%
10/10/00       5.55%               5.55%                3.88%
10/17/00       7.02%               7.02%                4.25%
10/24/00       9.06%               9.00%                4.76%
10/31/00       6.05%               6.05%                4.01%
11/07/00       4.87%               4.87%                3.71%
11/14/00      -2.61%               0.00%                2.50%
11/21/00      -4.08%               0.00%                2.50%
11/28/00      -3.80%               0.00%                2.50%
12/05/00      -2.31%               0.00%                2.50%
12/12/00      -2.29%               0.00%                2.50%
12/19/00      -8.91%               0.00%                2.50%
12/26/00      -9.77%               0.00%                2.50%
01/02/01      -8.29%               0.00%                2.50%
01/09/01      -9.57%               0.00%                2.50%
01/16/01      -8.83%               0.00%                2.50%
01/23/01      -3.52%               0.00%                2.50%
01/30/01      -2.51%               0.00%                2.50%
02/06/01      -6.18%               0.00%                2.50%
02/13/01      -5.93%               0.00%                2.50%
02/20/01      -5.41%               0.00%                2.50%
02/27/01      -7.93%               0.00%                2.50%
03/06/01      -7.51%               0.00%                2.50%
03/13/01     -11.88%               0.00%                2.50%
03/20/01     -23.51%               0.00%                2.50%
03/27/01     -21.59%               0.00%                2.50%
04/03/01     -25.97%               0.00%                2.50%
04/10/01     -22.13%               0.00%                2.50%
04/17/01     -17.32%               0.00%                2.50%
04/24/01     -18.14%               0.00%                2.50%
05/01/01     -12.43%               0.00%                2.50%
05/08/01     -10.68%               0.00%                2.50%
05/15/01     -14.77%               0.00%                2.50%
05/22/01      -4.69%               0.00%                2.50%
05/29/01     -10.86%               0.00%                2.50%
06/05/01     -11.95%               0.00%                2.50%
06/12/01     -14.53%               0.00%                2.50%
06/19/01     -17.86%               0.00%                2.75%
06/26/01     -16.11%               0.00%                2.75%
07/03/01     -15.98%               0.00%                2.75%
07/10/01     -20.21%               0.00%                2.75%
07/17/01     -18.69%               0.00%                2.75%
07/24/01     -20.53%               0.00%                2.75%
07/31/01     -15.77%               0.00%                2.75%
08/07/01     -19.70%               0.00%                2.75%
08/14/01     -20.05%               0.00%                2.75%
08/21/01     -22.75%               0.00%                2.75%
08/28/01     -23.07%               0.00%                2.75%
09/04/01     -24.82%               0.00%                2.75%
09/11/01     -26.27%               0.00%                2.75%
09/18/01     -29.25%               0.00%                2.75%
09/25/01     -29.08%               0.00%                2.75%
10/02/01     -26.28%               0.00%                2.75%
10/09/01     -23.75%               0.00%                2.75%
10/16/01     -18.69%               0.00%                2.75%
10/23/01     -22.41%               0.00%                2.75%
10/30/01     -25.85%               0.00%                2.75%
11/06/01     -21.86%               0.00%                2.75%
11/13/01     -17.63%               0.00%                2.75%
11/20/01     -15.19%               0.00%                2.75%
11/27/01     -13.96%               0.00%                2.75%
12/04/01     -16.83%               0.00%                2.75%
12/11/01     -17.09%               0.00%                2.75%
12/18/01     -12.46%               0.00%                2.75%
12/25/01     -12.96%               0.00%                2.75%
01/01/02     -10.53%               0.00%                2.75%
01/08/02     -10.81%               0.00%                2.75%
01/15/02     -13.60%               0.00%                2.75%
01/22/02     -17.72%               0.00%                2.75%
01/29/02     -19.87%               0.00%                2.75%
02/05/02     -19.39%               0.00%                2.50%
02/12/02     -16.02%               0.00%                2.50%
02/19/02     -15.29%               0.00%                2.50%
02/26/02     -11.80%               0.00%                2.50%
03/05/02      -8.58%               0.00%                2.50%
03/12/02      -2.67%               0.00%                2.50%
03/19/02       2.42%               2.42%                3.10%
03/26/02      -3.69%               0.00%                2.50%
04/02/02       2.73%               2.73%                3.18%
04/09/02      -4.32%               0.00%                2.50%
04/16/02      -5.32%               0.00%                2.50%
04/23/02      -8.97%               0.00%                2.50%
04/30/02     -14.96%               0.00%                2.50%
05/07/02     -16.78%               0.00%                2.50%
05/14/02     -12.17%               0.00%                2.50%
05/21/02     -17.52%               0.00%                2.50%
05/28/02     -15.25%               0.00%                2.50%
06/04/02     -18.92%               0.00%                2.50%
06/11/02     -19.28%               0.00%                2.50%
06/18/02     -14.47%               0.00%                2.50%
06/25/02     -19.77%               0.00%                2.50%
07/02/02     -23.19%               0.00%                2.50%
07/09/02     -19.35%               0.00%                2.50%
07/16/02     -25.81%               0.00%                2.50%
07/23/02     -31.91%               0.00%                2.50%
07/30/02     -25.46%               0.00%                2.50%
08/06/02     -27.80%               0.00%                2.50%
08/13/02     -25.49%               0.00%                2.50%
08/20/02     -18.99%               0.00%                2.50%
08/27/02     -19.51%               0.00%                2.50%
09/03/02     -22.50%               0.00%                2.50%
09/10/02     -16.74%               0.00%                2.50%
09/17/02     -15.41%               0.00%                2.50%
09/24/02     -19.06%               0.00%                2.50%
10/01/02     -19.34%               0.00%                2.50%
10/08/02     -24.43%               0.00%                2.50%
10/15/02     -19.70%               0.00%                2.50%
10/22/02     -17.94%               0.00%                2.50%
10/29/02     -16.76%               0.00%                2.50%
11/05/02     -18.18%               0.00%                2.00%
11/12/02     -22.48%               0.00%                2.00%
11/19/02     -21.52%               0.00%                2.00%
11/26/02     -20.54%               0.00%                1.00%
12/03/02     -19.57%               0.00%                1.00%
12/10/02     -20.43%               0.00%                1.00%
12/17/02     -20.99%               0.00%                1.00%
12/24/02     -22.03%               0.00%                1.00%
12/31/02     -23.36%               0.00%                1.00%
01/07/03     -20.44%               0.00%                1.00%
01/14/03     -18.71%               0.00%                1.00%
01/21/03     -20.69%               0.00%                1.00%
01/28/03     -21.99%               0.00%                1.00%
02/04/03     -22.18%               0.00%                1.00%
02/11/03     -25.12%               0.00%                1.00%
02/18/03     -21.43%               0.00%                1.00%
02/25/03     -24.41%               0.00%                1.00%
03/04/03     -28.28%               0.00%                1.00%
03/11/03     -31.30%               0.00%                1.00%
03/18/03     -25.96%               0.00%                1.00%
03/25/03     -23.16%               0.00%                1.00%
04/01/03     -24.48%               0.00%                1.00%
04/08/03     -21.42%               0.00%                1.00%
04/15/03     -21.05%               0.00%                1.00%
04/22/03     -17.22%               0.00%                1.00%
04/29/03     -14.77%               0.00%                1.00%
05/06/03     -10.96%               0.00%                1.00%
05/13/03     -14.12%               0.00%                1.00%
05/20/03     -14.83%               0.00%                1.00%
05/27/03     -11.45%               0.00%                1.00%
06/03/03      -6.64%               0.00%                1.00%
06/10/03      -2.83%               0.00%                1.00%
06/17/03      -2.45%               0.00%                1.00%
06/24/03       0.74%               0.74%                1.43%
07/01/03       3.60%               3.60%                2.15%
07/08/03       5.77%               5.77%                2.69%
07/15/03      11.04%               6.00%                4.01%
07/22/03      23.86%               6.00%                6.00%
07/29/03       9.58%               6.00%                3.64%
08/05/03      12.32%               6.00%                4.33%
08/12/03      12.00%               6.00%                4.25%
08/19/03       6.92%               6.00%                2.98%
08/26/03       6.62%               6.00%                2.90%
09/02/03      16.39%               6.00%                5.34%
09/09/03      12.48%               6.00%                4.37%
09/16/03      17.83%               6.00%                5.70%
09/23/03      25.60%               6.00%                6.00%
09/30/03      17.45%               6.00%                5.61%
10/07/03      30.14%               6.00%                6.00%
10/14/03      19.08%               6.00%                6.00%
10/21/03      17.51%               5.00%                5.00%
10/28/03      18.66%               5.00%                5.00%
11/04/03      15.06%               5.00%                5.00%
11/11/03      18.53%               5.00%                5.00%
11/18/03      15.32%               5.00%                5.00%
11/25/03      15.39%               5.00%                5.00%
12/02/03      15.84%               5.00%                5.00%
12/09/03      17.21%               5.00%                5.00%
12/16/03      19.06%               5.00%                5.00%
12/23/03      22.80%               5.00%                5.00%
12/30/03      26.12%               5.00%                5.00%
01/06/04      21.75%               5.00%                5.00%
01/13/04      20.34%               5.00%                5.00%
01/20/04      28.29%               5.00%                5.00%
01/27/04      33.25%               5.00%                5.00%
02/03/04      33.93%               5.00%                5.00%
02/10/04      38.14%               5.00%                5.00%
02/17/04      35.92%               5.00%                5.00%
02/24/04      35.83%               5.00%                5.00%
03/02/04      39.79%               5.00%                5.00%
03/09/04      42.44%               5.00%                5.00%
03/16/04      28.19%               5.00%                5.00%
03/23/04      25.05%               5.00%                5.00%
03/30/04      31.27%               5.00%                5.00%
04/06/04      30.72%               5.00%                5.00%
04/13/04      26.78%               5.00%                5.00%
04/20/04      22.68%               5.00%                5.00%
04/27/04      24.00%               5.00%                5.00%
05/04/04      19.81%               5.00%                5.00%
05/11/04      16.25%               5.00%                5.00%
05/18/04      18.67%               5.00%                5.00%
05/25/04      16.98%               5.00%                5.00%
06/01/04      15.40%               5.00%                4.85%
06/08/04      15.97%               5.00%                4.99%
06/15/04      11.89%               5.00%                3.97%
06/22/04      15.35%               5.00%                4.83%
06/29/04      15.66%               5.00%                4.91%
07/06/04      10.75%               5.00%                3.68%
07/13/04      11.46%               5.00%                3.86%
07/20/04      12.20%               5.00%                4.05%
07/27/04      10.66%               5.00%                3.66%
08/03/04      13.88%               5.00%                4.47%
08/10/04       8.95%               5.00%                3.23%
08/17/04       7.91%               5.00%                2.97%
08/24/04       9.97%               5.00%                3.49%
08/31/04       8.04%               5.00%                3.01%
09/07/04       9.59%               5.00%                3.39%
09/14/04       9.61%               5.00%                3.40%
09/21/04       9.74%               5.00%                3.43%
09/28/04      11.45%               5.00%                3.86%
10/05/04       9.16%               5.00%                3.29%
10/12/04       6.89%               5.00%                2.72%
10/19/04       5.46%               5.00%                2.36%
10/26/04       6.14%               5.00%                2.53%
11/02/04       7.34%               5.00%                2.83%
11/09/04      11.22%               5.00%                3.80%
11/16/04      13.66%               5.00%                4.41%
11/23/04      11.67%               5.00%                3.91%
11/30/04      10.05%               5.00%                3.51%
12/07/04      11.02%               5.00%                3.75%
12/14/04      11.92%               5.00%                3.98%
12/21/04       9.98%               5.00%                3.49%
12/28/04       9.36%               5.00%                3.34%
01/04/05       5.72%               5.00%                2.43%
01/11/05       5.50%               5.00%                2.37%
01/18/05       5.02%               5.00%                2.25%
01/25/05       2.12%               2.12%                1.53%
02/01/05       4.69%               4.69%                2.17%
02/08/05       4.95%               4.95%                2.23%
02/15/05       4.59%               4.59%                2.14%
02/22/05       3.95%               3.95%                1.98%

The performance information shown is the performance of American Express Stock Market Certificate and not that of American Express Market Strategy Certificate. Past performance is not indicative of future performance and there is no assurance that the performance of American Express Market Strategy Certificate will replicate that of American Express Stock Market Certificate.


The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your participation earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How the Index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The Index could decline.

--------------------------------------------------------------------------------
39p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                                    minus
Term beginning value of S&P 500 Index                            divided by
Term beginning value of S&P 500 Index                                equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                      940
Term beginning value of S&P 500 Index                                   900
Maximum return                                                           5%
Minimum return                                                        1.00%
Partial participation rate                                              25%

                     940    Term ending value of S&P 500 Index
minus                900    Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals                40    Difference between beginning and ending values

                      40    Difference between beginning and ending values
divided by           900    Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals             4.44%    Percent increase -- full participation return

                   4.44%    Percent increase or decrease
times                25%    Partial participation rate
--------------------------------------------------------------------------------
equals             1.11%
plus               1.00%    Minimum interest rate
--------------------------------------------------------------------------------
equals             2.11%    Partial participation return
--------------------------------------------------------------------------------

In both cases in the example, the return would be less than the 5% maximum.

Maximum Return and Partial Participation Minimum Rate History -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced. American Express Market Strategy Certificate was introduced on April 29, 1998.

Start of term       Maximum annual return     Partial participation minimum rate
Jan. 24, 1990             18.00%                         5.00%
Feb. 5, 1992              18.00                          4.00
May 13, 1992              15.00                          4.00
Sept. 9, 1992             12.00                          3.00
Nov. 11, 1992             10.00                          2.50
Nov. 2, 1994              10.00                          2.75
April 26, 1995            12.00                          3.50
Jan. 17, 1996             10.00                          3.25
Feb. 26, 1997             10.00                          3.00
May 7, 1997               10.00                          2.75
Oct. 8, 1997              10.00                          2.50
Dec. 16 1998               9.00                          2.50
Feb. 2, 2000              10.00                          2.50
June 14, 2000             11.00                          2.75
Aug. 16, 2000             10.00                          2.75

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40p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Start of term       Maximum annual return     Partial participation minimum rate
Jan. 31, 2001              9.00%                         2.50%
Sept. 5, 2001              8.00                          2.50
Oct. 31, 2001              8.00                          2.00
Nov. 21, 2001              6.00                          1.00
June 26, 2002              6.00                          1.25
Oct. 23, 2002              5.00                          1.25
Feb. 19, 2003              5.00                          1.00
May 12, 2004               4.00                          0.75
April 27, 2005             5.00                          1.00


Examples


To help you understand how a participation term of this certificate works, here are some hypothetical examples. The following are four different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:


o  you purchased the certificate with a $10,000 original investment,

o  the partial participation rate is 25%,

o  the minimum interest rate for partial participation is 1%,

o  the maximum total return for full and partial participation is 5%.

1. If the S&P 500 Index value rises

       Week 1/Wed                                                         Week 52/Tues
         S&P 500                                                             S&P 500
       Index 1,000            4% increase in the S&P 500 Index             Index 1,040
-------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                         Partial participation interest and minimum interest
    $10,000 Original investment                                     $10,000  Original investment
    +   400 4% x $10,000                                            +   100  1.00% (Minimum interest rate) x $10,000
            Participation interest                                  +   100  25% x 4% x $10,000 Participation interest
    -------                                                         -------
    $10,400 Ending balance                                          $10,200  Ending balance
            (4% Total return)                                                (2.00% Total return)
-------------------------------------------------------------------------------------------------------------------------------

2. If the S&P 500 Index value falls


       Week 1/Wed                                                         Week 52/Tues
         S&P 500                                                             S&P 500
       Index 1,000            4% decrease in the S&P 500 Index              Index 960
-------------------------------------------------------------------------------------------------------------------------------

Full participation interest                                         Partial participation interest and minimum interest
    $10,000 Original investment                                     $10,000  Original investment
    +     0 Participation interest                                  +   100  1.00% (Minimum interest rate) x $10,000
    -------                                                         +     0  Participation interest
    $10,000 Ending balance                                          -------
            (0% Total return)                                       $10,100  Ending balance
                                                                             (1.00% Total return)
-------------------------------------------------------------------------------------------------------------------------------

3. If the S&P 500 Index value rises above the maximum return for full participation

        Week 1/Wed                                                         Week 52/Tues
         S&P 500                                                             S&P 500
       Index 1,000            10% increase in the S&P 500 Index            Index 1,100
-------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                         Partial participation interest and minimum interest
    $10,000 Original investment                                     $10,000  Original investment
    +   500 5% x $10,000                                            +   100  1.00% (Minimum interest rate) x $10,000
            Maximum interest                                        +   250  25% x 10% x $10,000 Participation interest
    -------                                                         -------
    $10,500 Ending balance                                          $10,350  Ending balance
            (5% Total return)                                                (3.50% Total return)
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
41p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

4. If the S&P 500 Index value rises above the maximum return for partial participation Week 1/Wed Week 52/Tues

         S&P 500                                                             S&P 500
       Index 1,000            30% increase in the S&P 500 Index            Index 1,300
-------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                         Partial participation interest and minimum interest
   $10,000  Original investment                                     $10,000  Original investment
   +  500   5% x $10,000                                            +  100   1.00% (Minimum interest rate) x $10,000
            Maximum interest                                        +  400   25% x 30% = 7.5%; capped at (5%-1%) x $10,000
                                                                             Participation interest
   -------                                                          -------
   $10,500  Ending balance                                          $10,500  Ending balance
            (5% Total return)                                                (5% Total return)
-------------------------------------------------------------------------------------------------------------------------------

ABOUT THE S&P 500 INDEX


The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components is derived from publicly available information regarding the S&P 500 Index. AECC does not assume any responsibility for the accuracy or completeness of such information.


The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Market Strategy Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by AECC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to AECC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to AECC or the certificate. S&P has no obligation to take the needs of AECC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by AECC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, AECC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.

--------------------------------------------------------------------------------
42p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

OPPORTUNITIES AT THE END OF A PARTICIPATION TERM

Grace period: When a participation term ends, we will notify you of the start of a 14-day grace period before a new term automatically begins. During this 14-day grace period you can:

o  change your participation selection,

o  add money to your certificate,

o  change your participation term to remain in fixed interest,

o renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest,

o withdraw part or all of your money in your fixed term or the money in the participation term that just ended without a withdrawal penalty or loss of interest,

o  or receive your participation interest in cash.

By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.


Changing fixed participation selection: Money can be withdrawn from the fixed-interest subaccount at any time without a surrender penalty. The fixed interest on these amounts continues for the life of the certificate. You can add money to your fixed-interest investment at any time. The money added will earn the same rate as the rest of the money in the fixed term.


New term: If you do not make changes when a participation term ends, your certificate will continue with your current selections when the new participation term begins 14 days later as long as the minimum invested for the participation term is $1,000. You will earn fixed interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday during the grace period. This will remain in effect for all future terms, unless we receive instructions changing your selection before the term ends. The 2% withdrawal charge will apply when you start your new term during the grace period. Your notice may also tell us to change your interest selection or add to your certificate. You can arrange to make periodic additional investments at each participation term renewal. You can tell us to change your participation selection, add money to your renewing participation term, change your interest selection to remain in fixed interest, renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest, or withdraw part of your money. The change will be in effect for any future term unless we receive instructions from you changing your selection. To learn indexing information and the amount of interest (if any) at the end of a participation term, you can contact your American Express financial advisor or call AECSC.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your American Express financial advisor can help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment and instructions, we will send you a confirmation showing the acceptance date, the initial interest rate for amounts invested at fixed interest, the date your participation term begins and the participation interest selection you have made, detailing your market participation percentage, instructions for participation terms and, if applicable, the minimum interest rate for your first term. After the beginning of each participation term that includes an additional investment sent to us by you, we will send you notice of the value of the S&P 500 Index on the day the term began. For a description of how we determine the fixed interest rate that initially applies to a new investment, see the paragraph on "Fixed interest" of "Interest" under "About the Certificate." For additional considerations, see "Purchase policies" below. The participation rates and maximum interest in effect at the time of movement from fixed-interest to a participation term will apply to those participation terms.

Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

--------------------------------------------------------------------------------
43p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone number listed on the back cover.

o AECC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."

HOW TO MAKE INVESTMENTS

By mail

Send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474

By wire

For investment into an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly.

o  Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

--------------------------------------------------------------------------------
44p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

FULL AND PARTIAL WITHDRAWALS

o  You may make withdrawals at any time.

o If you request a withdrawal, the dollars will be removed from credited fixed-interest first, then from principal in your fixed-interest subaccount, then from any renewing participation terms in the grace period, and then from principal in participation terms beginning with the most recent term start date and continuing with such subsequent terms in order of term start dates.

o You can withdraw the full value of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

o Full and partial withdrawals may result in loss of interest, depending upon the timing of your withdrawal.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000 or if it would reduce the amount in a participation term to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal from your participation terms: If you withdraw money from a participation term, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $1,000, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 701/2. See "Retirement Plans: Special Policies."

Loss of interest: If you make a withdrawal from a participation term at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit participation interest only at the end of a term.

Withdrawals from the fixed-interest subaccount before the end of the certificate month (the monthly anniversary of the issue date of your certificate) will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month.

Following are examples describing a $2,000 withdrawal during a participation term and from a fixed-interest investment:

Participation term
Balance in participation term                                       $10,000
Interest (interest is credited at the end of the term)                    0
Withdrawal of principal                                              (2,000)
2% withdrawal penalty                                                   (40)
----------------------------------------------------------------------------
Balance after withdrawal                                            $ 7,960
============================================================================

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest subaccount
Balance earning fixed interest                                      $10,000
Interest credited to date                                               100
Withdrawal of credited interest                                        (100)
Withdrawal of principal                                              (1,900)
----------------------------------------------------------------------------
Balance after withdrawal                                            $ 8,100
============================================================================

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.

--------------------------------------------------------------------------------
45p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

Call AECSC at one of the telephone numbers listed on the back cover.

o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.

o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail

o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

By wire

o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

--------------------------------------------------------------------------------
46p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Stock Market Certificate

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Stock Market Certificate from those described in the prospectus, or to bind AECC by any statement not in it.

INVESTMENT AMOUNTS


You may purchase the American Express Stock Market Certificate in any amount from $1,000 through $1 million, payable in U.S. currency, unless you receive prior approval from AECC to invest more. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million, unless you receive prior approval from AECC to invest more.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement accounts. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.


FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. AECC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example, assume your initial investment (face amount) of $10,000 has earned a return of 5.00%. AECC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:


           $10,000  Face amount (initial investment)
plus           500  Interest credited to your account at the end of the term
plus             5  Interim interest (See "Interim interest" under "Interest")
minus           (0) Interest paid to you in cash
plus         2,500  Additional investment
minus           (0) Withdrawals and applicable penalties
--------------------------------------------------------------------------------
           $13,005  Principal at the beginning of the next term
================================================================================


CERTIFICATE TERM

Your first certificate term is a 52-week period. It begins on the Wednesday after AECC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. AECC has complete discretion to determine whether to accept an application and sell a certificate. For example, if AECC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. See "Interim interest" under "Interest." It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to AECC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

VALUE AT MATURITY

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

RECEIVING CASH DURING THE TERM

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

--------------------------------------------------------------------------------
47p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

INTEREST

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation; or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:

o you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for American Express Stock Market Certificate";

o you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term; and

o  your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a portion (market participation percentage) of any increase in the S&P 500 Index and also a rate of interest guaranteed by AECC in advance for each term (minimum interest). Your return consists of two parts:

o  a percentage of any increase in the S&P 500 Index, and

o  a rate of interest guaranteed by AECC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates."

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial Interest and Participation Rates for American Express Stock Market Certificate."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52 week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for American Express Stock
Market Certificate."

However, AECC guarantees that, for persons who have received a special promotional coupon from AECC for purchase of a Stock Market Certificate and have satisfied any requirement stated in the coupon, the maximum return for the initial term will be the maximum return for special promotional coupons, see "Initial Interest and Participation Rates for American Express Stock Market Certificate." For example, the coupon may require that you make a minimum investment and that you are not an existing client of AEFC, or another affiliate of AEFC. AECC or AEFC will select persons to receive the coupon based on a business strategy to build relationships with persons who work for particular employers or with new clients in selected market segments who AECC or AEFC believes meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations. AECC also may give such a coupon to active or retired AEFC employees, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of AECC. This promotional rate will only be available if the recipient of the coupon presents it to the distributor or selling agent at the time of applying to purchase the certificate.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

--------------------------------------------------------------------------------
48p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 50 basis points (.50%) below to 50 basis points (.50%) above the average interest rate published for 12-month certificates of deposit (CDs) in the BANK RATE MONITOR (BRM), Top 25 Market Average. BANK RATE MONITOR and National Index are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.

The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with AECC, AEFC or any of their affiliates.

The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Average are government insured fixed-rate time deposits.

The BRM may be available in your local library. To obtain information or current BRM Average rates, call AECSC at the telephone numbers listed on the back cover.

Earning interest: AECC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your American Express financial advisor, or AECSC at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

--------------------------------------------------------------------------------
49p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HISTORICAL DATA ON THE S&P 500 INDEX


The following chart illustrates the month-end closing values of the Index from Dec. 31, 1984 through Feb. 28, 2005. The values of the S&P 500 Index are reprinted with the permission of S&P.


[line chart]


S&P 500 Index Values - December 1984 to February 2005

                  S&P 500
                   Index
  Date             Value
 Dec-84            167.24
 Jan-85            179.63
 Feb-85            181.18
 Mar-85            180.66
 Apr-85            179.83
 May-85            189.55
 Jun-85            191.85
 Jul-85            190.92
 Aug-85            188.63
 Sep-85            182.08
 Oct-85            189.82
 Nov-85            202.17
 Dec-85            211.28
 Jan-86            211.78
 Feb-86            226.92
 Mar-86            238.90
 Apr-86            235.52
 May-86            247.35
 Jun-86            250.84
 Jul-86            236.12
 Aug-86            252.93
 Sep-86            231.32
 Oct-86            243.98
 Nov-86            249.22
 Dec-86            242.17
 Jan-87            274.08
 Feb-87            284.20
 Mar-87            291.70
 Apr-87            288.36
 May-87            290.10
 Jun-87            304.00
 Jul-87            318.66
 Aug-87            329.80
 Sep-87            321.83
 Oct-87            251.79
 Nov-87            230.30
 Dec-87            247.08
 Jan-88            257.07
 Feb-88            267.82
 Mar-88            258.89
 Apr-88            261.33
 May-88            262.16
 Jun-88            273.50
 Jul-88            272.02
 Aug-88            261.52
 Sep-88            271.91
 Oct-88            278.97
 Nov-88            273.70
 Dec-88            277.72
 Jan-89            297.47
 Feb-89            288.86
 Mar-89            294.87
 Apr-89            309.64
 May-89            320.52
 Jun-89            317.98
 Jul-89            346.08
 Aug-89            351.45
 Sep-89            349.15
 Oct-89            340.36
 Nov-89            345.99
 Dec-89            353.40
 Jan-90            329.08
 Feb-90            331.89
 Mar-90            339.94
 Apr-90            330.80
 May-90            361.23
 Jun-90            358.02
 Jul-90            356.15
 Aug-90            322.56
 Sep-90            306.05
 Oct-90            304.00
 Nov-90            322.22
 Dec-90            330.22
 Jan-91            343.93
 Feb-91            367.07
 Mar-91            375.22
 Apr-91            375.35
 May-91            389.83
 Jun-91            371.16
 Jul-91            387.81
 Aug-91            395.43
 Sep-91            387.86
 Oct-91            392.46
 Nov-91            375.22
 Dec-91            417.09
 Jan-92            408.79
 Feb-92            412.70
 Mar-92            403.69
 Apr-92            414.95
 May-92            415.35
 Jun-92            408.14
 Jul-92            424.21
 Aug-92            414.03
 Sep-92            417.80
 Oct-92            418.67
 Nov-92            431.35
 Dec-92            435.71
 Jan-93            438.78
 Feb-93            443.38
 Mar-93            451.67
 Apr-93            440.19
 May-93            450.21
 Jun-93            450.53
 Jul-93            448.13
 Aug-93            463.56
 Sep-93            458.93
 Oct-93            467.83
 Nov-93            461.79
 Dec-93            466.50
 Jan-94            481.61
 Feb-94            467.14
 Mar-94            445.77
 Apr-94            450.91
 May-94            456.51
 Jun-94            444.27
 Jul-94            458.25
 Aug-94            475.50
 Sep-94            462.71
 Oct-94            472.35
 Nov-94            453.69
 Dec-94            459.27
 Jan-95            470.42
 Feb-95            487.39
 Mar-95            500.71
 Apr-95            514.71
 May-95            533.41
 Jun-95            544.75
 Jul-95            562.06
 Aug-95            561.88
 Sep-95            584.41
 Oct-95            581.50
 Nov-95            605.37
 Dec-95            615.93
 Jan-96            636.02
 Feb-96            640.44
 Mar-96            645.50
 Apr-96            654.18
 May-96            669.14
 Jun-96            670.63
 Jul-96            639.95
 Aug-96            651.99
 Sep-96            687.33
 Oct-96            705.27
 Nov-96            757.02
 Dec-96            740.74
 Jan-97            786.16
 Feb-97            790.82
 Mar-97            757.41
 Apr-97            801.34
 May-97            848.28
 Jun-97            885.76
 Jul-97            954.31
 Aug-97            899.48
 Sep-97            947.28
 Oct-97            914.62
 Nov-97            955.40
 Dec-97            970.43
 Jan-98            980.28
 Feb-98           1049.34
 Mar-98           1101.76
 Apr-98           1111.77
 May-98           1090.82
 Jun-98           1133.84
 Jul-98           1120.73
 Aug-98            957.68
 Sep-98           1017.07
 Oct-98           1098.69
 Nov-98           1163.74
 Dec-98           1230.59
 Jan-99           1279.28
 Feb-99           1238.33
 Mar-99           1286.39
 Apr-99           1335.18
 May-99           1301.85
 Jun-99           1371.65
 Jul-99           1328.71
 Aug-99           1320.35
 Sep-99           1282.72
 Oct-99           1363.17
 Nov-99           1388.95
 Dec-99           1469.25
 Jan-00           1394.46
 Feb-00           1366.41
 Mar-00           1507.78
 Apr-00           1452.43
 May-00           1420.65
 Jun-00            1454.6
 Jul-00           1430.84
 Aug-00           1517.68
 Sep-00           1436.48
 Oct-00            1429.4
 Nov-00           1314.95
 Dec-00           1320.28
 Jan-01           1366.01
 Feb-01           1239.94
 Mar-01           1160.34
 Apr-01           1249.48
 May-01           1255.82
 Jun-01           1224.38
 Jul-01           1211.23
 Aug-01           1133.58
 Sep-01           1040.94
 Oct-01           1059.78
 Nov-01           1139.45
 Dec-01           1148.08
 Jan-02            1130.2
 Feb-02           1106.74
 Mar-02           1147.39
 Apr-02           1076.92
 May-02           1067.14
 Jun-02            989.82
 Jul-02            911.62
 Aug-02            916.07
 Sep-02            815.28
 Oct-02            885.76
 Nov-02            936.31
 Dec-02            879.82
 Jan-03             855.7
 Feb-03            841.15
 Mar-03            848.18
 Apr-03            916.92
 May-03            963.59
 Jun-03            974.51
 Jul-03            990.31
 Aug-03           1008.01
 Sep-03            995.97
 Oct-03           1050.71
 Nov-03            1058.2
 Dec-03           1111.92
 Jan-04           1131.13
 Feb-04           1144.94
 Mar-04           1126.21
 Apr-04            1107.3
 May-04           1120.68
 Jun-04           1140.84
 Jul-04           1101.72
 Aug-04           1104.24
 Sep-04           1114.58
 Oct-04            1130.2
 Nov-04           1173.82
 Dec-04           1211.92
 Jan-05           1181.27
 Feb-05            1203.6

S&P 500 Index Average Annual Return

Beginning date Dec. 31,        Period held in years       Average annual return
1994                                    10                        10.19%
1999                                     5                        -3.78%
2003                                     1                         8.99%

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1985. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.


[line chart]


S&P 500 Index - December 1985 to February 2005

           52-Week Moving Price Return

Date              Change
Dec-85            26.33%
Jan-86            17.90%
Feb-86            25.25%
Mar-86            32.24%
Apr-86            30.97%
May-86            30.49%
Jun-86            30.75%
Jul-86            23.67%
Aug-86            34.09%
Sep-86            27.04%
Oct-86            28.53%
Nov-86            23.27%
Dec-86            14.62%
Jan-87            29.42%
Feb-87            25.24%
Mar-87            22.10%
Apr-87            22.44%
May-87            17.28%
Jun-87            21.19%
Jul-87            34.96%
Aug-87            30.39%
Sep-87            39.13%
Oct-87             3.20%
Nov-87            -7.59%
Dec-87             2.03%
Jan-88            -6.21%
Feb-88            -5.76%
Mar-88           -11.25%
Apr-88            -9.37%
May-88            -9.63%
Jun-88           -10.03%
Jul-88           -14.64%
Aug-88           -20.70%
Sep-88           -15.51%
Oct-88            10.79%
Nov-88            18.84%
Dec-88            12.40%
Jan-89            15.72%
Feb-89             7.86%
Mar-89            13.90%
Apr-89            18.49%
May-89            22.26%
Jun-89            16.26%
Jul-89            27.23%
Aug-89            34.39%
Sep-89            28.41%
Oct-89            22.01%
Nov-89            26.41%
Dec-89            27.25%
Jan-90            10.63%
Feb-90            14.90%
Mar-90            15.28%
Apr-90             6.83%
May-90            12.70%
Jun-90            12.59%
Jul-90             2.91%
Aug-90            -8.22%
Sep-90           -12.34%
Oct-90           -10.68%
Nov-90            -6.87%
Dec-90            -6.56%
Jan-91             4.51%
Feb-91            10.60%
Mar-91            10.38%
Apr-91            13.47%
May-91             7.92%
Jun-91             3.67%
Jul-91             8.89%
Aug-91            22.59%
Sep-91            26.73%
Oct-91            29.10%
Nov-91            16.45%
Dec-91            26.31%
Jan-92            18.86%
Feb-92            12.43%
Mar-92             7.59%
Apr-92            10.55%
May-92             6.55%
Jun-92             9.96%
Jul-92             9.39%
Aug-92             4.70%
Sep-92             7.72%
Oct-92             6.68%
Nov-92            14.96%
Dec-92             4.46%
Jan-93             7.34%
Feb-93             7.43%
Mar-93            11.89%
Apr-93             6.08%
May-93             8.39%
Jun-93            10.39%
Jul-93             5.64%
Aug-93            11.96%
Sep-93             9.84%
Oct-93            11.74%
Nov-93             7.06%
Dec-93             7.07%
Jan-94             9.76%
Feb-94             5.36%
Mar-94            -1.31%
Apr-94             2.44%
May-94             1.40%
Jun-94            -1.39%
Jul-94             2.26%
Aug-94             2.58%
Sep-94             0.82%
Oct-94             0.97%
Nov-94            -1.75%
Dec-94            -1.55%
Jan-95            -2.32%
Feb-95             4.33%
Mar-95            12.32%
Apr-95            14.15%
May-95            16.85%
Jun-95            22.62%
Jul-95            22.65%
Aug-95            18.17%
Sep-95            26.30%
Oct-95            23.11%
Nov-95            33.43%
Dec-95            34.11%
Jan-96            35.20%
Feb-96            31.40%
Mar-96            28.92%
Apr-96            27.10%
May-96            25.45%
Jun-96            23.11%
Jul-96            13.86%
Aug-96            16.04%
Sep-96            17.61%
Oct-96            21.28%
Nov-96            25.05%
Dec-96            20.26%
Jan-97            23.61%
Feb-97            23.48%
Mar-97            17.34%
Apr-97            22.50%
May-97            26.77%
Jun-97            32.08%
Jul-97            49.12%
Aug-97            37.96%
Sep-97            37.82%
Oct-97            29.68%
Nov-97            26.21%
Dec-97            31.01%
Jan-98            24.69%
Feb-98            32.69%
Mar-98            45.46%
Apr-98            38.74%
May-98            28.59%
Jun-98            28.01%
Jul-98            17.44%
Aug-98             6.47%
Sep-98             7.37%
Oct-98            20.13%
Nov-98            21.81%
Dec-98            26.81%
Jan-99            30.50%
Feb-99            18.01%
Mar-99            16.76%
Apr-99            20.09%
May-99            19.35%
Jun-99            20.97%
Jul-99            18.56%
Aug-99            37.87%
Sep-99            26.12%
Oct-99            24.07%
Nov-99            19.35%
Dec-99            19.39%
Jan-00             9.00%
Feb-00            10.34%
Mar-00            17.21%
Apr-00             8.78%
May-00             9.13%
Jun-00             6.05%
Jul-00             7.69%
Aug-00            14.95%
Sep-00            11.99%
Oct-00             4.86%
Nov-00            -5.33%
Dec-00           -10.14%
Jan-01            -2.04%
Feb-01            -9.26%
Mar-01           -23.04%
Apr-01           -13.97%
May-01           -11.60%
Jun-01           -15.83%
Jul-01           -15.35%
Aug-01           -25.31%
Sep-01           -27.54%
Oct-01           -25.86%
Nov-01           -13.35%
Dec-01           -13.04%
Jan-02           -17.26%
Feb-02           -10.74%
Mar-02            -1.12%
Apr-02           -13.81%
May-02           -15.02%
Jun-02           -19.16%
Jul-02           -24.74%
Aug-02           -19.19%
Sep-02           -21.68%
Oct-02           -16.42%
Nov-02           -17.83%
Dec-02           -23.37%
Jan-03           -24.29%
Feb-03           -24.00%
Mar-03           -26.08%
Apr-03           -14.86%
May-03            -9.70%
Jun-03            -1.55%
Jul-03             8.63%
Aug-03            10.04%
Sep-03            22.16%
Oct-03            18.62%
Nov-03            13.02%
Dec-03            26.38%
Jan-04            32.19%
Feb-04            36.12%
Mar-04            32.78%
Apr-04            20.76%
May-04            16.30%
Jun-04            17.07%
Jul-04            11.25%
Aug-04             9.55%
Sep-04            11.91%
Oct-04             7.57%
Nov-04            10.93%
Dec-04             8.99%
Jan-05             4.43%
Feb-05             4.95%


--------------------------------------------------------------------------------
50p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of weeks when the 52-week price return was in the range specified below under each column. For example, the most common 52-week return during this time period was in the 10% range.


(bar graph)
                 S&P 500 Index - December 1985 to February 2005
                  Distribution of 52-Week Moving Price Returns
                                          Occurrences
                         -15                   20
                         -10                   13
                          -5                   11
                           0                    8
                           5                   15
                          10                   28
                          15                   26
                          20                   23
                          25                   24
                          29.9                 26
                        >=30                   25

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.

[line & area chart]

                   Actual 52-Week Return - 12/6/94 to 2/22/05

                                                    Stock Market
                              Stock Market          Certificate
                              Certificate               25%
               Market             100%             Participation
Date           Index         Participation           + Minimum Rate
12/06/94      -2.78%               0.00%                2.50%
12/13/94      -2.79%               0.00%                2.50%
12/20/94      -1.76%               0.00%                2.50%
12/27/94      -1.79%               0.00%                2.50%
01/03/95      -1.66%               0.00%                2.50%
01/10/95      -2.62%               0.00%                2.50%
01/17/95      -0.88%               0.00%                2.50%
01/24/95      -1.07%               0.00%                2.50%
01/31/95      -1.91%               0.00%                2.50%
02/07/95       2.07%               2.07%                3.01%
02/14/95       2.12%               2.12%                3.03%
02/21/95       2.38%               2.38%                3.09%
02/28/95       4.94%               4.94%                3.73%
03/07/95       3.48%               3.48%                3.37%
03/14/95       5.54%               5.54%                3.88%
03/21/95       5.60%               5.60%                3.90%
03/28/95      11.36%              10.00%                5.34%
04/04/95      12.70%              10.00%                5.67%
04/11/95      12.94%              10.00%                5.73%
04/18/95      14.19%              10.00%                6.04%
04/25/95      13.34%              10.00%                5.83%
05/02/95      13.64%              10.00%                5.91%
05/09/95      17.38%              10.00%                6.84%
05/16/95      17.54%              10.00%                6.88%
05/23/95      16.22%              10.00%                6.55%
05/30/95      14.69%              10.00%                6.17%
06/06/95      16.87%              10.00%                6.71%
06/13/95      15.93%              10.00%                6.48%
06/20/95      20.74%              10.00%                7.68%
06/27/95      21.60%              10.00%                7.90%
07/04/95      22.56%              10.00%                8.14%
07/11/95      23.84%              10.00%                8.46%
07/18/95      23.04%              10.00%                8.26%
07/25/95      23.76%              10.00%                8.44%
08/01/95      21.51%              10.00%                7.87%
08/08/95      22.37%              10.00%                8.09%
08/15/95      20.11%              10.00%                7.52%
08/22/95      20.45%              10.00%                7.61%
08/29/95      17.62%              10.00%                6.90%
09/05/95      20.62%              10.00%                7.65%
09/12/95      23.31%              10.00%                8.32%
09/19/95      26.07%              10.00%                9.01%
09/26/95      25.83%              10.00%                8.95%
10/03/95      28.10%              10.00%                9.52%
10/10/95      23.98%              10.00%                8.49%
10/17/95      25.47%              10.00%                8.86%
10/24/95      27.08%              10.00%                9.27%
10/31/95      24.14%              10.00%                8.53%
11/07/95      25.91%              10.00%                9.22%
11/14/95      26.72%              10.00%                9.43%
11/21/95      33.36%              10.00%               10.00%
11/28/95      33.23%              10.00%               10.00%
12/05/95      36.25%              10.00%               10.00%
12/12/95      37.46%              10.00%               10.00%
12/19/95      33.87%              10.00%               10.00%
12/26/95      32.82%              10.00%               10.00%
01/02/96      35.20%              10.00%               10.00%
01/09/96      32.00%              10.00%               10.00%
01/16/96      29.44%              10.00%               10.00%
01/23/96      31.53%              10.00%               10.00%
01/30/96      33.95%              10.00%               10.00%
02/06/96      34.42%              10.00%               10.00%
02/13/96      36.88%              10.00%               10.00%
02/20/96      32.71%              10.00%               10.00%
02/27/96      32.79%              10.00%               10.00%
03/05/96      36.02%              10.00%               10.00%
03/12/96      29.25%              10.00%               10.00%
03/19/96      31.63%              10.00%               10.00%
03/26/96      29.58%              10.00%               10.00%
04/02/96      29.68%              10.00%               10.00%
04/09/96      27.03%              10.00%                9.50%
04/16/96      27.63%              10.00%                9.65%
04/23/96      27.22%              10.00%                9.55%
04/30/96      27.05%              12.00%               10.26%
05/07/96      21.90%              12.00%                8.97%
05/14/96      26.01%              12.00%               10.00%
05/21/96      27.27%              12.00%               10.31%
05/28/96      28.39%              12.00%               10.59%
06/04/96      25.58%              12.00%                9.89%
06/11/96      25.16%              12.00%                9.79%
06/18/96      21.48%              12.00%                8.87%
06/25/96      23.23%              12.00%                9.30%
07/02/96      23.12%              12.00%                9.28%
07/09/96      18.01%              12.00%                8.00%
07/16/96      12.52%              12.00%                6.63%
07/23/96      11.72%              11.72%                6.43%
07/30/96      13.51%              12.00%                6.87%
08/06/96      18.19%              12.00%                8.04%
08/13/96      18.19%              12.00%                8.04%
08/20/96      18.98%              12.00%                8.24%
08/27/96      18.99%              12.00%                8.24%
09/03/96      15.03%              12.00%                7.25%
09/10/96      15.14%              12.00%                7.28%
09/17/96      16.90%              12.00%                7.72%
09/24/96      17.92%              12.00%                7.98%
10/01/96      18.32%              12.00%                8.08%
10/08/96      21.31%              12.00%                8.82%
10/15/96      19.73%              12.00%                8.43%
10/22/96      20.46%              12.00%                8.61%
10/29/96      20.63%              12.00%                8.65%
11/05/96      21.80%              12.00%                8.95%
11/12/96      23.80%              12.00%                9.45%
11/19/96      23.64%              12.00%                9.41%
11/26/96      24.65%              12.00%                9.66%
12/03/96      21.14%              12.00%                8.78%
12/10/96      20.80%              12.00%                8.70%
12/17/96      18.64%              12.00%                8.16%
12/24/96      22.25%              12.00%                9.06%
12/31/96      19.33%              12.00%                8.33%
01/07/97      23.59%              12.00%                9.39%
01/14/97      26.36%              12.00%               10.09%
01/21/97      27.73%              10.00%               10.00%
01/28/97      21.40%              10.00%                8.60%
02/04/97      22.11%              10.00%                8.77%
02/11/97      19.53%              10.00%                8.13%
02/18/97      27.41%              10.00%               10.00%
02/25/97      25.46%              10.00%                9.61%
03/04/97      20.60%              10.00%                8.40%
03/11/97      27.35%              10.00%               10.00%
03/18/97      21.17%              10.00%                8.54%
03/25/97      20.84%              10.00%                8.46%
04/01/97      15.92%              10.00%                7.23%
04/08/97      19.29%              10.00%                8.07%
04/15/97      17.01%              10.00%                7.50%
04/22/97      18.87%              10.00%                7.96%
04/29/97      21.38%              10.00%                8.59%
05/06/97      29.69%              10.00%               10.00%
05/13/97      25.16%              10.00%                9.54%
05/20/97      25.10%              10.00%                9.52%
05/27/97      26.39%              10.00%                9.84%
06/03/97      25.70%              10.00%                9.67%
06/10/97      28.95%              10.00%               10.00%
06/17/97      35.09%              10.00%               10.00%
06/24/97      34.08%              10.00%               10.00%
07/01/97      32.27%              10.00%               10.00%
07/08/97      40.32%              10.00%               10.00%
07/15/97      47.32%              10.00%               10.00%
07/22/97      48.97%              10.00%               10.00%
07/29/97      48.33%              10.00%               10.00%
08/05/97      43.78%              10.00%               10.00%
08/12/97      40.34%              10.00%               10.00%
08/19/97      39.09%              10.00%               10.00%
08/26/97      37.00%              10.00%               10.00%
09/02/97      41.67%              10.00%               10.00%
09/09/97      40.64%              10.00%               10.00%
09/16/97      38.46%              10.00%               10.00%
09/23/97      38.84%              10.00%               10.00%
09/30/97      37.47%              10.00%               10.00%
10/07/97      40.31%              10.00%               10.00%
10/14/97      38.10%              10.00%               10.00%
10/21/97      37.60%              10.00%               10.00%
10/28/97      31.41%              10.00%               10.00%
11/04/97      31.73%              10.00%               10.00%
11/11/97      26.62%              10.00%                9.90%
11/18/97      26.41%              10.00%                9.85%
11/25/97      25.77%              10.00%                9.69%
12/02/97      29.85%              10.00%               10.00%
12/09/97      30.53%              10.00%               10.00%
12/16/97      33.33%              10.00%               10.00%
12/23/97      25.04%              10.00%                9.51%
12/30/97      31.06%              10.00%               10.00%
01/06/98      28.32%              10.00%               10.00%
01/13/98      23.83%              10.00%                9.20%
01/20/98      25.02%              10.00%                9.50%
01/27/98      26.66%              10.00%                9.91%
02/03/98      27.45%              10.00%               10.00%
02/10/98      29.06%              10.00%               10.00%
02/17/98      25.29%              10.00%                9.57%
02/24/98      26.90%              10.00%                9.97%
03/03/98      33.01%              10.00%               10.00%
03/10/98      31.17%              10.00%               10.00%
03/17/98      36.82%              10.00%               10.00%
03/24/98      40.12%              10.00%               10.00%
03/31/98      45.03%              10.00%               10.00%
04/07/98      44.82%              10.00%               10.00%
04/14/98      47.83%              10.00%               10.00%
04/21/98      45.41%              10.00%               10.00%
04/28/98      36.65%              10.00%               10.00%
05/05/98      34.77%              10.00%               10.00%
05/12/98      33.92%              10.00%               10.00%
05/19/98      31.82%              10.00%               10.00%
05/26/98      28.75%              10.00%                9.93%
06/02/98      29.30%              10.00%               10.00%
06/09/98      29.25%              10.00%               10.00%
06/16/98      21.58%              10.00%                8.14%
06/23/98      24.89%              10.00%                8.97%
06/30/98      27.25%              10.00%                9.56%
07/07/98      25.67%              10.00%                9.16%
07/14/98      27.20%              10.00%                9.55%
07/21/98      24.75%              10.00%                8.93%
07/28/98      19.93%              10.00%                7.73%
08/04/98      12.57%              10.00%                5.89%
08/11/98      15.37%              10.00%                6.59%
08/18/98      18.91%              10.00%                7.47%
08/25/98      19.69%              10.00%                7.67%
09/01/98       7.18%               7.18%                4.54%
09/08/98       9.62%               9.62%                5.15%
09/15/98       9.72%               9.72%                5.18%
09/22/98       8.16%               8.16%                4.79%
09/29/98      10.74%              10.00%                5.43%
10/06/98       0.15%               0.15%                2.78%
10/13/98       2.53%               2.53%                3.13%
10/20/98       9.42%               9.42%                4.85%
10/27/98      15.56%              10.00%                6.39%
11/03/98      18.08%              10.00%                7.02%
11/10/98      22.13%              10.00%                8.03%
11/17/98      21.43%              10.00%                7.85%
11/24/98      24.41%              10.00%                8.60%
12/01/98      20.95%              10.00%                7.73%
12/08/98      21.07%              10.00%                7.76%
12/15/98      20.11%              10.00%                7.52%
12/22/98      28.15%              10.00%                9.53%
12/29/98      27.90%              10.00%                9.47%
01/05/99      28.78%              10.00%                9.69%
01/12/99      30.18%              10.00%               10.00%
01/19/99      27.93%              10.00%                9.48%
01/26/99      29.22%              10.00%                9.80%
02/02/99      25.44%              10.00%                8.86%
02/09/99      19.34%              10.00%                7.33%
02/16/99      21.42%              10.00%                7.85%
02/23/99      23.34%              10.00%                8.33%
03/02/99      16.49%              10.00%                6.62%
03/09/99      20.25%              10.00%                7.56%
03/16/99      20.90%              10.00%                7.72%
03/23/99      14.15%              10.00%                6.03%
03/30/99      18.06%              10.00%                7.01%
04/06/99      18.77%              10.00%                7.19%
04/13/99      20.97%              10.00%                7.74%
04/20/99      15.96%              10.00%                6.49%
04/27/99      25.59%              10.00%                8.89%
05/04/99      19.39%              10.00%                7.34%
05/11/99      21.49%              10.00%                7.87%
05/18/99      20.17%              10.00%                7.54%
05/25/99      17.40%              10.00%                6.85%
06/01/99      18.39%              10.00%                7.09%
06/08/99      17.79%              10.00%                6.94%
06/15/99      19.64%              10.00%                7.41%
06/22/99      19.32%              10.00%                7.33%
06/29/99      19.18%              10.00%                7.29%
07/06/99      20.21%              10.00%                7.55%
07/13/99      18.33%              10.00%                7.08%
07/20/99      18.19%              10.00%                7.04%
07/27/99      20.59%              10.00%                7.64%
08/03/99      23.31%              10.00%                8.32%
08/10/99      19.87%              10.00%                7.46%
08/17/99      22.06%              10.00%                8.01%
08/24/99      24.76%              10.00%                8.69%
08/31/99      32.79%              10.00%               10.00%
09/07/99      31.94%              10.00%               10.00%
09/14/99      28.77%              10.00%                9.69%
09/21/99      26.99%              10.00%                9.24%
09/28/99      22.22%              10.00%                8.05%
10/05/99      32.17%              10.00%               10.00%
10/12/99      31.98%              10.00%               10.00%
10/19/99      18.55%              10.00%                7.13%
10/26/99      20.32%              10.00%                7.58%
11/02/99      21.32%              10.00%                7.83%
11/09/99      21.01%              10.00%                7.75%
11/16/99      24.63%              10.00%                8.65%
11/23/99      18.73%              10.00%                7.18%
11/30/99      18.17%              10.00%                7.04%
12/07/99      19.28%              10.00%                7.32%
12/14/99      20.68%              10.00%                7.67%
12/21/99      19.09%               9.00%                7.27%
12/28/99      17.38%               9.00%                6.84%
01/04/00      12.42%               9.00%                5.60%
01/11/00      16.05%               9.00%                6.51%
01/18/00      16.22%               9.00%                6.55%
01/25/00      12.59%               9.00%                5.64%
02/01/00      11.66%               9.00%                5.41%
02/08/00      18.52%               9.00%                7.13%
02/15/00      12.89%               9.00%                5.72%
02/22/00       6.37%               6.37%                4.09%
02/29/00      11.49%               9.00%                5.37%
03/07/00       5.92%               5.92%                3.98%
03/14/00       4.04%               4.04%                3.51%
03/21/00      18.35%               9.00%                7.08%
03/28/00      15.91%               9.00%                6.47%
04/04/00      13.41%               9.00%                5.85%
04/11/00      11.17%               9.00%                5.29%
04/18/00      10.35%               9.00%                5.08%
04/25/00       8.42%               8.42%                4.60%
05/02/00       8.57%               8.57%                4.64%
05/09/00       4.17%               4.17%                3.54%
05/16/00       9.95%               9.00%                4.98%
05/23/00       6.96%               6.96%                4.24%
05/30/00       9.89%               9.00%                4.97%
06/06/00      10.66%               9.00%                5.16%
06/13/00      12.93%               9.00%                5.73%
06/20/00      10.51%               9.00%                5.12%
06/27/00       7.33%               7.33%                4.33%
07/04/00       5.84%               5.84%                3.96%
07/11/00       6.26%               6.26%                4.06%
07/18/00       8.46%               8.46%                4.61%
07/25/00       8.18%               8.18%                4.54%
08/01/00       8.76%               8.76%                4.69%
08/08/00      15.71%               9.00%                6.42%
08/15/00      10.43%               9.00%                5.10%
08/22/00       9.87%               9.00%                4.96%
08/29/00      14.35%               9.00%                6.08%
09/05/00      11.59%               9.00%                5.39%
09/12/00      10.90%               9.00%                5.22%
09/19/00      11.64%               9.00%                5.41%
09/26/00      11.31%               9.00%                5.32%
10/03/00       9.58%               9.00%                4.89%
10/10/00       5.55%               5.55%                3.88%
10/17/00       7.02%               7.02%                4.25%
10/24/00       9.06%               9.00%                4.76%
10/31/00       6.05%               6.05%                4.01%
11/07/00       4.87%               4.87%                3.71%
11/14/00      -2.61%               0.00%                2.50%
11/21/00      -4.08%               0.00%                2.50%
11/28/00      -3.80%               0.00%                2.50%
12/05/00      -2.31%               0.00%                2.50%
12/12/00      -2.29%               0.00%                2.50%
12/19/00      -8.91%               0.00%                2.50%
12/26/00      -9.77%               0.00%                2.50%
01/02/01      -8.29%               0.00%                2.50%
01/09/01      -9.57%               0.00%                2.50%
01/16/01      -8.83%               0.00%                2.50%
01/23/01      -3.52%               0.00%                2.50%
01/30/01      -2.51%               0.00%                2.50%
02/06/01      -6.18%               0.00%                2.50%
02/13/01      -5.93%               0.00%                2.50%
02/20/01      -5.41%               0.00%                2.50%
02/27/01      -7.93%               0.00%                2.50%
03/06/01      -7.51%               0.00%                2.50%
03/13/01     -11.88%               0.00%                2.50%
03/20/01     -23.51%               0.00%                2.50%
03/27/01     -21.59%               0.00%                2.50%
04/03/01     -25.97%               0.00%                2.50%
04/10/01     -22.13%               0.00%                2.50%
04/17/01     -17.32%               0.00%                2.50%
04/24/01     -18.14%               0.00%                2.50%
05/01/01     -12.43%               0.00%                2.50%
05/08/01     -10.68%               0.00%                2.50%
05/15/01     -14.77%               0.00%                2.50%
05/22/01      -4.69%               0.00%                2.50%
05/29/01     -10.86%               0.00%                2.50%
06/05/01     -11.95%               0.00%                2.50%
06/12/01     -14.53%               0.00%                2.50%
06/19/01     -17.86%               0.00%                2.75%
06/26/01     -16.11%               0.00%                2.75%
07/03/01     -15.98%               0.00%                2.75%
07/10/01     -20.21%               0.00%                2.75%
07/17/01     -18.69%               0.00%                2.75%
07/24/01     -20.53%               0.00%                2.75%
07/31/01     -15.77%               0.00%                2.75%
08/07/01     -19.70%               0.00%                2.75%
08/14/01     -20.05%               0.00%                2.75%
08/21/01     -22.75%               0.00%                2.75%
08/28/01     -23.07%               0.00%                2.75%
09/04/01     -24.82%               0.00%                2.75%
09/11/01     -26.27%               0.00%                2.75%
09/18/01     -29.25%               0.00%                2.75%
09/25/01     -29.08%               0.00%                2.75%
10/02/01     -26.28%               0.00%                2.75%
10/09/01     -23.75%               0.00%                2.75%
10/16/01     -18.69%               0.00%                2.75%
10/23/01     -22.41%               0.00%                2.75%
10/30/01     -25.85%               0.00%                2.75%
11/06/01     -21.86%               0.00%                2.75%
11/13/01     -17.63%               0.00%                2.75%
11/20/01     -15.19%               0.00%                2.75%
11/27/01     -13.96%               0.00%                2.75%
12/04/01     -16.83%               0.00%                2.75%
12/11/01     -17.09%               0.00%                2.75%
12/18/01     -12.46%               0.00%                2.75%
12/25/01     -12.96%               0.00%                2.75%
01/01/02     -10.53%               0.00%                2.75%
01/08/02     -10.81%               0.00%                2.75%
01/15/02     -13.60%               0.00%                2.75%
01/22/02     -17.72%               0.00%                2.75%
01/29/02     -19.87%               0.00%                2.75%
02/05/02     -19.39%               0.00%                2.50%
02/12/02     -16.02%               0.00%                2.50%
02/19/02     -15.29%               0.00%                2.50%
02/26/02     -11.80%               0.00%                2.50%
03/05/02      -8.58%               0.00%                2.50%
03/12/02      -2.67%               0.00%                2.50%
03/19/02       2.42%               2.42%                3.10%
03/26/02      -3.69%               0.00%                2.50%
04/02/02       2.73%               2.73%                3.18%
04/09/02      -4.32%               0.00%                2.50%
04/16/02      -5.32%               0.00%                2.50%
04/23/02      -8.97%               0.00%                2.50%
04/30/02     -14.96%               0.00%                2.50%
05/07/02     -16.78%               0.00%                2.50%
05/14/02     -12.17%               0.00%                2.50%
05/21/02     -17.52%               0.00%                2.50%
05/28/02     -15.25%               0.00%                2.50%
06/04/02     -18.92%               0.00%                2.50%
06/11/02     -19.28%               0.00%                2.50%
06/18/02     -14.47%               0.00%                2.50%
06/25/02     -19.77%               0.00%                2.50%
07/02/02     -23.19%               0.00%                2.50%
07/09/02     -19.35%               0.00%                2.50%
07/16/02     -25.81%               0.00%                2.50%
07/23/02     -31.91%               0.00%                2.50%
07/30/02     -25.46%               0.00%                2.50%
08/06/02     -27.80%               0.00%                2.50%
08/13/02     -25.49%               0.00%                2.50%
08/20/02     -18.99%               0.00%                2.50%
08/27/02     -19.51%               0.00%                2.50%
09/03/02     -22.50%               0.00%                2.50%
09/10/02     -16.74%               0.00%                2.50%
09/17/02     -15.41%               0.00%                2.50%
09/24/02     -19.06%               0.00%                2.50%
10/01/02     -19.34%               0.00%                2.50%
10/08/02     -24.43%               0.00%                2.50%
10/15/02     -19.70%               0.00%                2.50%
10/22/02     -17.94%               0.00%                2.50%
10/29/02     -16.76%               0.00%                2.50%
11/05/02     -18.18%               0.00%                2.00%
11/12/02     -22.48%               0.00%                2.00%
11/19/02     -21.52%               0.00%                2.00%
11/26/02     -20.54%               0.00%                1.00%
12/03/02     -19.57%               0.00%                1.00%
12/10/02     -20.43%               0.00%                1.00%
12/17/02     -20.99%               0.00%                1.00%
12/24/02     -22.03%               0.00%                1.00%
12/31/02     -23.36%               0.00%                1.00%
01/07/03     -20.44%               0.00%                1.00%
01/14/03     -18.71%               0.00%                1.00%
01/21/03     -20.69%               0.00%                1.00%
01/28/03     -21.99%               0.00%                1.00%
02/04/03     -22.18%               0.00%                1.00%
02/11/03     -25.12%               0.00%                1.00%
02/18/03     -21.43%               0.00%                1.00%
02/25/03     -24.41%               0.00%                1.00%
03/04/03     -28.28%               0.00%                1.00%
03/11/03     -31.30%               0.00%                1.00%
03/18/03     -25.96%               0.00%                1.00%
03/25/03     -23.16%               0.00%                1.00%
04/01/03     -24.48%               0.00%                1.00%
04/08/03     -21.42%               0.00%                1.00%
04/15/03     -21.05%               0.00%                1.00%
04/22/03     -17.22%               0.00%                1.00%
04/29/03     -14.77%               0.00%                1.00%
05/06/03     -10.96%               0.00%                1.00%
05/13/03     -14.12%               0.00%                1.00%
05/20/03     -14.83%               0.00%                1.00%
05/27/03     -11.45%               0.00%                1.00%
06/03/03      -6.64%               0.00%                1.00%
06/10/03      -2.83%               0.00%                1.00%
06/17/03      -2.45%               0.00%                1.00%
06/24/03       0.74%               0.74%                1.43%
07/01/03       3.60%               3.60%                2.15%
07/08/03       5.77%               5.77%                2.69%
07/15/03      11.04%               6.00%                4.01%
07/22/03      23.86%               6.00%                6.00%
07/29/03       9.58%               6.00%                3.64%
08/05/03      12.32%               6.00%                4.33%
08/12/03      12.00%               6.00%                4.25%
08/19/03       6.92%               6.00%                2.98%
08/26/03       6.62%               6.00%                2.90%
09/02/03      16.39%               6.00%                5.34%
09/09/03      12.48%               6.00%                4.37%
09/16/03      17.83%               6.00%                5.70%
09/23/03      25.60%               6.00%                6.00%
09/30/03      17.45%               6.00%                5.61%
10/07/03      30.14%               6.00%                6.00%
10/14/03      19.08%               6.00%                6.00%
10/21/03      17.51%               5.00%                5.00%
10/28/03      18.66%               5.00%                5.00%
11/04/03      15.06%               5.00%                5.00%
11/11/03      18.53%               5.00%                5.00%
11/18/03      15.32%               5.00%                5.00%
11/25/03      15.39%               5.00%                5.00%
12/02/03      15.84%               5.00%                5.00%
12/09/03      17.21%               5.00%                5.00%
12/16/03      19.06%               5.00%                5.00%
12/23/03      22.80%               5.00%                5.00%
12/30/03      26.12%               5.00%                5.00%
01/06/04      21.75%               5.00%                5.00%
01/13/04      20.34%               5.00%                5.00%
01/20/04      28.29%               5.00%                5.00%
01/27/04      33.25%               5.00%                5.00%
02/03/04      33.93%               5.00%                5.00%
02/10/04      38.14%               5.00%                5.00%
02/17/04      35.92%               5.00%                5.00%
02/24/04      35.83%               5.00%                5.00%
03/02/04      39.79%               5.00%                5.00%
03/09/04      42.44%               5.00%                5.00%
03/16/04      28.19%               5.00%                5.00%
03/23/04      25.05%               5.00%                5.00%
03/30/04      31.27%               5.00%                5.00%
04/06/04      30.72%               5.00%                5.00%
04/13/04      26.78%               5.00%                5.00%
04/20/04      22.68%               5.00%                5.00%
04/27/04      24.00%               5.00%                5.00%
05/04/04      19.81%               5.00%                5.00%
05/11/04      16.25%               5.00%                5.00%
05/18/04      18.67%               5.00%                5.00%
05/25/04      16.98%               5.00%                5.00%
06/01/04      15.40%               5.00%                4.85%
06/08/04      15.97%               5.00%                4.99%
06/15/04      11.89%               5.00%                3.97%
06/22/04      15.35%               5.00%                4.83%
06/29/04      15.66%               5.00%                4.91%
07/06/04      10.75%               5.00%                3.68%
07/13/04      11.46%               5.00%                3.86%
07/20/04      12.20%               5.00%                4.05%
07/27/04      10.66%               5.00%                3.66%
08/03/04      13.88%               5.00%                4.47%
08/10/04       8.95%               5.00%                3.23%
08/17/04       7.91%               5.00%                2.97%
08/24/04       9.97%               5.00%                3.49%
08/31/04       8.04%               5.00%                3.01%
09/07/04       9.59%               5.00%                3.39%
09/14/04       9.61%               5.00%                3.40%
09/21/04       9.74%               5.00%                3.43%
09/28/04      11.45%               5.00%                3.86%
10/05/04       9.16%               5.00%                3.29%
10/12/04       6.89%               5.00%                2.72%
10/19/04       5.46%               5.00%                2.36%
10/26/04       6.14%               5.00%                2.53%
11/02/04       7.34%               5.00%                2.83%
11/09/04      11.22%               5.00%                3.80%
11/16/04      13.66%               5.00%                4.41%
11/23/04      11.67%               5.00%                3.91%
11/30/04      10.05%               5.00%                3.51%
12/07/04      11.02%               5.00%                3.75%
12/14/04      11.92%               5.00%                3.98%
12/21/04       9.98%               5.00%                3.49%
12/28/04       9.36%               5.00%                3.34%
01/04/05       5.72%               5.00%                2.43%
01/11/05       5.50%               5.00%                2.37%
01/18/05       5.02%               5.00%                2.25%
01/25/05       2.12%               2.12%                1.53%
02/01/05       4.69%               4.69%                2.17%
02/08/05       4.95%               4.95%                2.23%
02/15/05       4.59%               4.59%                2.14%
02/22/05       3.95%               3.95%                1.98%

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.


Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

--------------------------------------------------------------------------------
51p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                                    minus
Term beginning value of S&P 500 Index                            divided by
Term beginning value of S&P 500 Index                                equals

Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                      940
Term beginning value of S&P 500 Index                                   900
Maximum return                                                           5%
Minimum return                                                        1.00%
Partial participation rate                                              25%

               940   Term ending value of S&P 500 Index
minus          900   Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals          40   Difference between beginning and ending values

                40   Difference between beginning and ending values
divided by     900   Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals       4.44%   Percent increase -- full participation return

             4.44%   Percent increase or decrease
times          25%   Partial participation rate
--------------------------------------------------------------------------------
equals       1.11%
plus         1.00%   Minimum interest rate
--------------------------------------------------------------------------------
equals       2.11%   Partial participation return
--------------------------------------------------------------------------------

In both cases in the example, the return would be less than the 5% maximum.

Maximum Return and Partial Participation Minimum Rate History -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

Start of term       Maximum annual return    Partial participation minimum rate
Jan. 24, 1990             18.00%                           5.00%
Feb. 5, 1992              18.00                            4.00
May 13, 1992              15.00                            4.00
Sept. 9, 1992             12.00                            3.00
Nov. 11, 1992             10.00                            2.50
Nov. 2, 1994              10.00                            2.75
April 26, 1995            12.00                            3.50
Jan. 17, 1996             10.00                            3.25
Feb. 26, 1997             10.00                            3.00
May 7, 1997               10.00                            2.75
Oct. 8, 1997              10.00                            2.50
Dec. 16 1998               9.00                            2.50
Feb. 2, 2000              10.00                            2.50

--------------------------------------------------------------------------------
52p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Start of term       Maximum annual return    Partial participation minimum rate
June 14, 2000             11.00%                           2.75%
Aug. 16, 2000             10.00                            2.75
Jan. 31, 2001              9.00                            2.50
Sept. 5, 2001              8.00                            2.50
Oct. 31, 2001              8.00                            2.00
Nov. 21, 2001              6.00                            1.00
June 26, 2002              6.00                            1.25
Oct. 23, 2002              5.00                            1.25
Feb. 19, 2003              5.00                            1.00
May 12, 2004               4.00                            0.75
April 27, 2005             5.00                            1.00


Examples


To help you understand how this certificate works, here are some hypothetical examples. The following are four different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:


o  you purchased the certificate with a $10,000 original investment,

o  the partial participation rate is 25%,

o  the minimum interest rate for partial participation is 1%,

o  the maximum total return for full and partial participation is 5%.

1. If the S&P 500 Index value rises
       Week 1/Wed                                                         Week 52/Tues
         S&P 500                                                             S&P 500
       Index 1,000            4% increase in the S&P 500 Index             Index 1,040
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                         Partial participation interest and minimum interest
    $10,000 Original investment                                     $10,000  Original investment
    +   400 4% x $10,000                                            +   100  1.00% (Minimum interest rate) x $10,000
            Participation interest                                  +   100  25% x 4% x $10,000 Participation interest
    -------                                                         -------
    $10,400 Ending balance                                          $10,200  Ending balance
            (4% Total return)                                                (2.00% Total return)
-----------------------------------------------------------------------------------------------------------------------------------


2. If the S&P 500 Index value falls
        Week 1/Wed                                                        Week 52/Tues
         S&P 500                                                             S&P 500
       Index 1,000            4% decrease in the S&P 500 Index              Index 960
-----------------------------------------------------------------------------------------------------------------------------------

Full participation interest                                         Partial participation interest and minimum interest
    $10,000 Original investment                                     $10,000  Original investment
    +     0 Participation interest                                  +   100  1.00% (Minimum interest rate) x $10,000
    -------                                                         +     0  Participation interest
    $10,000 Ending balance                                          -------
            (0% Total return)                                       $10,100  Ending balance
                                                                             (1.00% Total return)
-----------------------------------------------------------------------------------------------------------------------------------

3. If the S&P 500 Index value rises above the maximum return for full participation

        Week 1/Wed                                                        Week 52/Tues
         S&P 500                                                             S&P 500
       Index 1,000            10% increase in the S&P 500 Index            Index 1,100
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                         Partial participation interest and minimum interest
    $10,000 Original investment                                     $10,000  Original investment
    +   500 5% x $10,000                                            +   100  1.00% (Minimum interest rate) x $10,000
            Maximum interest                                        +   250  25% x 10% x $10,000 Participation interest
    -------                                                         -------
    $10,500 Ending balance                                          $10,350  Ending balance
            (5% Total return)                                                (3.50% Total return)
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
53p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

4. If the S&P 500 Index value rises above the maximum return for partial participation

        Week 1/Wed                                                         Week 52/Tues
         S&P 500                                                             S&P 500
       Index 1,000            30% increase in the S&P 500 Index            Index 1,300
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                         Partial participation interest and minimum interest
    $10,000 Original investment                                     $10,000  Original investment
   +    500 5% x $10,000                                            +   100  1.00% (Minimum interest rate) x $10,000
            Maximum interest                                        +   400  25% x 30% = 7.5%; capped at (5%-1%) x $10,000
                                                                             Participation interest
    -------                                                         -------
    $10,500 Ending balance                                          $10,500  Ending balance
            (5% Total return)                                                (5% Total return)
-----------------------------------------------------------------------------------------------------------------------------------

ABOUT THE S&P 500 INDEX


The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components is derived from publicly available information regarding the S&P 500 Index. AECC does not assume any responsibility for the accuracy or completeness of such information.


The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by AECC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to AECC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to AECC or the certificate. S&P has no obligation to take the needs of AECC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by AECC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, AECC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.

--------------------------------------------------------------------------------
54p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

OPPORTUNITIES AT THE END OF A TERM

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o  change your interest selection,

o  add money to your certificate,

o  change your term start date,

o withdraw part or all of your money without a withdrawal penalty or loss of interest,

o  or receive your interest in cash.

By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.


Changing fixed participation selection: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.


New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, or add to your certificate. You cannot withdraw part of your money and skip the 14-day grace period. If you make a withdrawal, a seven- or 14-day grace period is required. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call AECSC at the telephone number listed on the back cover.

o AECC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement Plans: Special Policies."

--------------------------------------------------------------------------------
55p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

HOW TO MAKE INVESTMENTS

By mail

Send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474

By wire

For investment into an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly.

o  Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o You can withdraw the full value of your certificate net any applicable penalties, by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.


Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. This penalty will be taken from the remaining balance, not the amount withdrawn unless withdrawals of the penalty would cause your balance to be less than $1,000 in which case the penalty will be deducted from the amount withdrawn. The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement Plans:
Special Policies."


When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

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56p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest
Account balance                                                        $10,000
Interest (interest is credited at the end of the term)                       0
Withdrawal of principal                                                 (2,000)
2% withdrawal penalty                                                      (40)
--------------------------------------------------------------------------------
Balance after withdrawal                                               $ 7,960
================================================================================

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest
Account balance                                                        $10,000
Interest credited to date                                                  100
Withdrawal of credited interest                                           (100)
Withdrawal of principal                                                 (1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)                      (38)
--------------------------------------------------------------------------------
Balance after withdrawal                                               $ 8,062
================================================================================

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another American Express Financial Advisors Inc. account with different ownership will require a written request.

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HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

o  Call AECSC at one of the telephone numbers listed on the back cover.

o  Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing to AECSC.

By mail

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o  Withdrawals over $100,000.

o  Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail

o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

By wire

o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

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

General Information

RETIREMENT PLANS: SPECIAL POLICIES

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of the certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's benefit under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a custodial or investment only retirement plan (including a Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the plan document or as otherwise provided in the plan document.

o The annual custodial fee for TSCAs or IRAs may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o If applicable, we will waive withdrawal penalties on withdrawals for qualified retirement plan, TSCA, and IRA certificate accounts for your required minimum distributions.


o If your certificate is held in an IRA, special rules or fees, or both, may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, you will receive a distribution for the full value of your certificate. The distribution will be income taxable to you, and if applicable, subject to a 10% premature withdrawal penalty tax.


o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 701/2 or upon the owner's death.


WITHDRAWAL AT DEATH FOR AMERICAN EXPRESS FLEXIBLE SAVINGS CERTIFICATE AND AMERICAN EXPRESS INSTALLMENT CERTIFICATE


If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

TRANSFER OF OWNERSHIP

While this certificate is not negotiable, AECC will transfer ownership upon written notification to AECSC. However, if you have purchased your certificate for a 401(k) plan or other qualified retirement plan, or an IRA you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call AECSC at the telephone numbers listed on the back cover.

If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.

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59p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Taxes on Your Earnings

Each calendar year we provide the certificate owners and the IRS with reports of all interest of $10 and above credited to certificate owners' accounts on Form 1099-INT, "Interest Income." Withdrawals are reported to certificate owners and the IRS on Form 1099-B, "Proceeds from Broker and Barter Exchange Transactions." The bonus payments for American Express Cash Reserve Certificate and American Express Installment Certificate and interest on your certificate, including interest on bonus payments for American Express Cash Reserve Certificate and American Express Installment Certificate, are taxable when credited to your account.

We also provide information on participation and minimum interest on American Express Market Strategy Certificate and American Express Stock Market Certificate when credited to owners' accounts, generally at the end of each certificate term, and fixed and interim interest accrued through the end of each calendar year. The manner in which such income is to be reported for tax purposes by a certificate owner will be based on the method of accounting that the owner uses in general to report income.

Under IRS regulations governing the tax treatment of debt instruments such as the American Express Market Strategy Certificate and American Express Stock Market Certificate which provide for variable rates of interest, the certificate is treated as either a variable rate debt instrument (VRDI) or a contingent debt instrument (CDI). We believe there is a sound basis under these regulations to treat and report the certificate as a VRDI. Under the VRDI approach, full participation interest or partial participation together with minimum interest on the certificate would generally be treated as qualified stated interest that accrues over each term. However, there can be no guarantee that the certificate will not be treated as a CDI since, among other items, the regulations do not address an instrument with all the features of the certificate. If treated as CDI, interest would generally be taken into account for each term under a "noncontingent bond method," under which an owner would have taxable income to report under the rules similar to those for accruing original issue discount. For cash-basis owners, this could result in income having to be reported in advance of interest being credited to their accounts. There also could be differences in the character of income reported if the certificate were classified as a CDI rather than a VRDI.

The foregoing does not address the tax consequences of ownership of a certificate through an IRA, 401(k) or other tax qualified retirement plan account, or try to cover all tax consequences arising from the ownership of a certificate. It is possible that changes in tax laws or interpretations may result in changes to the foregoing descriptions. As always, before purchasing an American Express Certificate, you should consult your own tax advisor as to all tax consequences of ownership of the certificate.

RETIREMENT ACCOUNTS

If this certificate is held in an IRA or other qualified plan account, certain income tax rules apply to withdrawals.

Income Tax Withholding: When you take a distribution from an IRA, 10% of the amount must be withheld for federal income taxes, unless you elect not to have the tax withholding apply. When you take a distribution from a qualified plan account, such as a 401(k) or 403(b), 20% of the amount must be withheld for federal income taxes unless the distribution is directly rolled over to another qualified plan or IRA.

Tax Penalties: In general, distributions from IRAs and other qualified plan accounts are also subject to an IRS 10% premature distribution penalty tax unless the distribution is made after age 591/2 or to your beneficiaries following your death, or you are disabled. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

This certificate may not be available for all types of retirement accounts.

GIFTS TO MINORS


The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,600 for the year 2005 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.


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60p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

YOUR TIN AND BACKUP WITHHOLDING

As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide and certify the correct TIN, you could be subject to backup withholding of 28% of your interest earnings. You could also be subject to further penalties, such as:

o  a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o  criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

How to Determine the Correct TIN

For this type of account:           Use the Social Security or Employer
                                    Identification Number of:
----------------------------------- --------------------------------------------
Individual or joint account         The individual or one of the owners listed
                                    on the joint account
----------------------------------- --------------------------------------------
Custodian account of a minor        The minor
(Uniform Gifts/Transfers to
Minors Act)
----------------------------------- --------------------------------------------
A revocable living trust            The grantor-trustee (the person who puts
                                    the money into the trust)
----------------------------------- --------------------------------------------
An irrevocable trust, pension       The legal entity (not the personal
trust or estate                     representative or trustee, unless no legal
                                    entity is designated in the account title)
----------------------------------- --------------------------------------------
Sole proprietorship or              The owner
single-owner LLC
----------------------------------- --------------------------------------------
Partnership or multi-member LLC     The partnership
----------------------------------- --------------------------------------------
Corporate or LLC electing           The corporation
corporate status on  Form 8832
----------------------------------- --------------------------------------------
Association, club or tax-exempt     The organization
organization
----------------------------------- --------------------------------------------

For details on TIN requirements, ask your financial advisor or contact your local American Express Financial Advisors Inc. office for federal Form W-9, Request for Taxpayer Identification Number and Certification. You also may obtain the form on the Internet at www.irs.gov.


How Your Money is Used and Protected


INVESTED AND GUARANTEED BY AECC


AECC, a wholly owned subsidiary of AEFC, issues and guarantees American Express Certificates. AECC is the largest issuer of face-amount certificates in the United States, with total assets of more than $6.3 billion and a net worth in excess of $343 million on Dec. 31, 2004.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:


o  interest to certificate owners, and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, custody fees to American Express Trust Company, and transfer agent fees to AECSC.


For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

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61p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

REGULATED BY GOVERNMENT

Because American Express Certificates are securities, their offer and sale are subject to regulation under federal and state securities laws. American Express Certificates are face-amount certificates. Each certificate is not a bank product, an equity investment, a form of life insurance or an investment trust.


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2004, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $243.1 million. We are required to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS

Our investments are varied and of high quality. This was the composition of the AECC portfolio at Dec. 31, 2004:


Type of investment                          Net amount invested
Government agency bonds                            53%
Corporate and other bonds                          37
Mortgage loans and other loans                      8
Cash and cash equivalents                           1
Preferred stocks                                    1

At Dec. 31, 2004 about 93.5% of our securities portfolio (including bonds and preferred stocks) is rated investment grade by Moody's and Standard & Poors (S&P) and approximately 2.5% of the portfolio is deemed investment grade based on AEFC's internal analysis, using criteria similar to those used by Moody's and S&P, when a public rating does not exist. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2004 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

INVESTMENT POLICIES


AEFC serves as AECC's investment manager and invests the assets in AECC's portfolio in accordance with AECC's investment policy and applicable law. The following policies currently govern AEFC's investment decisions:


Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."


The prices of bonds generally fall as interest rates increase, and rise as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The prices of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They experience greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

At Dec. 31, 2004, AECC held about 4% of its investment portfolio in investments rated below investment grade.


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62p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

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63p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS
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Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment adviser will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Foreign investments

We may invest up to 10% of our assets in certain foreign securities as permitted by applicable Minnesota law.

Other restrictions


There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.


General Information on AECC and How It Operates


RELATIONSHIP BETWEEN AECC AND AMERICAN EXPRESS FINANCIAL CORPORATION

AECC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

AECC files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before AECC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. AECC and AEFC have never failed to meet their certificate payments.

AEFC is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries) and Travelers Cheque and related services.


CORPORATE REORGANIZATION

On Feb. 1, 2005, American Express Company, the parent company of American Express Certificate Company's investment manager, American Express Financial Corporation (AEFC), announced plans to pursue a spin-off of 100% of the common stock of AEFC to shareholders of American Express Company. The transaction, expected to be completed in the third quarter of 2005, is subject to certain regulatory and other approvals, as well as final approval by the board of directors of American Express Company.

Upon completion of the transaction AEFC will be a publicly traded company separate from American Express Company and will continue to own all of the outstanding stock of American Express Certificate Company. The current agreements between American Express Certificate Company and AEFC and its affiliates will remain in place. No changes in operations or personnel are anticipated.


CAPITAL STRUCTURE AND CERTIFICATES ISSUED


AECC authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


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64p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

As of the fiscal year ended Dec. 31, 2004, AECC had issued (in face amount) $144,548,181 of installment certificates and $3,211,598,540 of single payment certificates. At Dec. 31, 2004, AECC had issued (in face amount)
$15,084,688,787 of installment certificates and $30,861,437,079 of single payment certificates since its inception in 1941.


SERVICE PROVIDERS


In connection with AECC's business of issuing and distributing certificates and managing the assets that back the certificates it utilizes a number of service providers. AECC has entered into agreements with several entities, all of which are affiliated with AECC, to provide asset management and administrative services, distribution, transfer agent services, and custody.


INVESTMENT MANAGEMENT AND SERVICES

Under the Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o  providing investment research,


o  making specific investment recommendations, and

o executing purchase and sale orders according to our policy of seeking to obtain the best price and execution.


All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or AECC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).


Included assets are all assets of AECC except mortgage loans, real estate, and any other asset on which AECC pays an advisory fee or management fee other than that provided for in the Investment Advisory and Services Agreement. The fee paid to AEFC for managing and servicing bank loans is 0.35%.

Advisory and services fee rate


Included assets                         Percentage of total book value
First $250 million                                     0.750%
Next $250 million                                      0.650
Next $250 million                                      0.550
Next $250 million                                      0.500
Any amount over $1 billion                             0.107


Advisory and services fee paid for the past three years

Year                                              Total fees
2004                                             $10,939,640
2003                                              10,436,023
2002                                               9,979,742


Other expenses payable by AECC: The Investment Advisory and Services Agreement provides that we pay:

o  costs incurred by us in connection with real estate and mortgages;

o  taxes;


o  depository and custodian fees incurred by AECC;

o  brokerage commissions and charges in the purchase and sale of AECC's assets;


o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;


o provision for certificate reserves (interest accrued on certificate owner accounts);

o  expenses of customer settlements not attributable to sales functions; and

o  transfer agency fees and expenses.


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65p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

DISTRIBUTION

Under the Distribution Agreement between AECC and American Express Financial Advisors Inc. (AEFAI), AEFAI receives compensation for the distribution of American Express certificates as follows:

For American Express Cash Reserve Certificate:

o  0.0625% of the initial payment on the issue date of the certificate, and

o 0.0625% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

For American Express Flexible Savings Certificate:

o  0.08% of the initial payment on the issue date of the certificate, and

o 0.08% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

For American Express Flexible Savings Certificate paying a special promotional coupon rate described in "Rates for New Purchases" under "About the Certificate," AEFAI waives its distribution fee.

For American Express Installment Certificate:

o Monthly 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

For American Express Market Strategy Certificate:

o 0.90% of the initial investment on the first day of the certificate's term, and

o  0.90% of the certificate's reserve at the beginning of each subsequent term.


For American Express Stock Market Certificate sold through AEFAI but not for certificates sold through Securities America, Inc. (SAI) or American Express Bank International (AEBI):


o 0.90% of the initial investment on the first day of the certificate's term, and


o  0.90% of the certificate's reserve at the beginning of each subsequent term.

For certificates paying a special promotional rate AEFAI waives its distribution fee and the selling agents waive their commissions, fees and other compensation, unless a requirement for the special promotional rate is a minimum investment of $100,000. If a special promotional rate is available for American Express Stock Market Certificate, the minimum investment in any American Express Stock Market Certificate purchased will be $100,000.


The distribution fee is not assessed to your certificate account.


Total distribution fees paid to AEFAI for all series of certificates amounted to $31,506,619 during the year ended Dec. 31, 2004.

See Note 1 to the financial statements regarding deferral of distribution fee expense.


In addition, AECC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, AECC may pay or permit other promotional incentives, in cash or credit or other compensation.


AECC's products are sold in the United States through a network of financial advisors who are either employees of or affiliated with AEFAI. AEFAI pays commissions to its financial advisors, and pays other selling expenses in connection with services to AECC. The financial advisors sell a range of investment products, both proprietary and non-proprietary, including products that may compete with certificates offered by AECC. Differences in the compensation structure associated with the various products that the financial advisors sell tend to create conflicts between the interests of the financial advisors' clients and the interests of the financial advisors themselves. These conflicts are mitigated by regulatory standards that govern the financial advisors' sales practices and AEFAI's oversight of those sales practices. AECC's board of directors, including a majority of directors who are not interested persons of AEFAI or AECC, approved the distribution agreements.


--------------------------------------------------------------------------------
66p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

SELLING AGENT

Under the Selling Agent Agreement between AEFAI and American Express Bank International (AEBI), AEBI receives compensation for its services as a selling agent for American Express Stock Market Certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

This fee is not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve. AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida.

Although AEBI is a banking entity, the American Express Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

OTHER SELLING AGENTS

American Express Stock Market Certificate may be sold through selling agents, under arrangements with AEFAI at commissions of up to:

o  0.90% of the initial investment on the first day of the certificate's term;
   and

o  0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and AEFAI may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or AEFAI may pay or permit other promotional incentives, in cash or credit or other compensation.

TRANSFER AGENT

Under the Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

CUSTODIAN

Under the Custody Agreement, American Express Trust Company (AETC), a wholly owned subsidiary of AEFC, holds AECC's assets in custody for the benefit of AECC. The agreement authorizes AETC to enter into subcustodial arrangements with other banks, and AETC has established such an arrangement with Bank of New York for custody of foreign assets. AECC pays AETC fees based on the assets held in custody for AECC as well as per transaction charges for certain types of transactions and out-of-pocket expenses.


--------------------------------------------------------------------------------
67p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

DIRECTORS AND OFFICERS


AECC's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the chairman and AECC's executive officers for a term of one year. The president appoints the other executive officers.

We paid a total of $78,935 during 2004 to directors not employed by AEFC.


Independent Board Members*


Name,  address,  age               Position held with   Principal occupations  during       Other            Committee
                                   AECC and length of   past five years                     directorships    memberships
                                   service
---------------------------------- -------------------- ----------------------------------- ---------------- ------------------
Karen M. Bohn                      Board member since   President and CEO, Galeo Group      Alerus           Audit
6620 Iroquois Trail                2002                 LLC; Independent business           Financial
Edina, MN 55439                                         consultant                          Corp., Gander
Born in 1953                                                                                Mountain,
                                                                                            Otter Tail
                                                                                            Corporation
---------------------------------- -------------------- ----------------------------------- ---------------- ------------------
Rodney P. Burwell                  Board member since   Chairman, Xerxes Corporation        TCF Financial    Audit, Dividend
7901 Xerxes Avenue South           1999                 (fiberglass storage tanks)
Suite 201
Bloomington, MN 55431
Born in 1939
---------------------------------- -------------------- ----------------------------------- ---------------- ------------------
Jean B. Keffeler                   Board member since   Retired business executive                           Audit
P.O. Box 1377                      1999
Livingston, MT 59047
Born in 1945
---------------------------------- -------------------- ----------------------------------- ---------------- ------------------
Thomas R. McBurney                 Chairman since       President, McBurney Management      The Valspar      Audit, Dividend
4900 IDS Center                    2005,  Board         Advisors                            Corporation
80 South Eighth Street             member since 1999                                        (coatings),
Minneapolis, MN 55402                                                                       Transport
Born in 1938                                                                                Corporation
                                                                                            of  America,
                                                                                            Inc.
---------------------------------- -------------------- ----------------------------------- ---------------- ------------------


* Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS
  Life Insurance Company of New York and American Centurion Life Assurance
  Company which are indirectly controlled by AEFC.

Board Member Affiliated with American Express Certificate Company**


Name,  address,  age               Position held with   Principal occupations  during       Other            Committee
                                   AECC and length of   past five years                     directorships    memberships
                                   service
---------------------------------- -------------------- ----------------------------------- ---------------- ------------------
Paula R. Meyer                     Board member and     Senior Vice President and General                    Dividend
596 AXP Financial Center           President since      Manager - Mutual Funds, AEFC,
Minneapolis, MN 55474              1998                 since 2002; Vice President and
Born in 1954                                            Managing Director - American
                                                        Express Funds, AEFC, 2000-2002
---------------------------------- -------------------- ----------------------------------- ---------------- ------------------


** Interested person by reason of being an officer, director and/or employee of AEFC.

--------------------------------------------------------------------------------
68p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Executive Officers


Name,  address,  age               Position held with   Principal occupations  during       Other            Committee
                                   AECC and length of   past five years                     directorships    memberships
                                   service
---------------------------------- -------------------- ----------------------------------- ---------------- -----------------
Paula R. Meyer                     Board member and     Senior Vice President and General                    Dividend,
596 AXP Financial Center           President since      Manager - Mutual Funds, AEFC,                        Investment
Minneapolis, MN 55474              1998                 since 2002; Vice President and
Born in 1954                                            Managing Director - American
                                                        Express Funds, AEFC, 2000-2002
---------------------------------- -------------------- ----------------------------------- ---------------- -----------------
Brian J. McGrane                   Vice President and   Vice President - Lead Financial
807 AXP Financial Center           Chief Financial      Officer - Asset Management
Minneapolis, MN 55474              Officer since 2003   Businesses, AEFC, since 2003;
Born in 1971                                            Vice President - Lead Financial
                                                        Officer - Institutional
                                                        and Brokerage, AEFC,
                                                        2002-2003; Vice
                                                        President - Lead
                                                        Financial Officer - US
                                                        Brokerage, AEFC,
                                                        2001-2002; Director,
                                                        Financial Standards and
                                                        Accounting Policy -
                                                        AEFC, 1999-2001
---------------------------------- -------------------- ----------------------------------- ---------------- -----------------
David K. Stewart                   Vice President,      Vice President - AEFA Controller,
802 AXP Financial Center           Controller  and      since 2002; Treasurer - Lutheran
Minneapolis, MN 55474              Chief Accounting     Brotherhood, 1985-2002
Born in 1953                       Officer since 2004
---------------------------------- -------------------- ----------------------------------- ---------------- -----------------
Walter S. Berman                   Treasurer since      Chief Financial Officer - AEFAI
50115 AXP Financial Center         2003                 since 2001. Various senior
Minneapolis, MN 55474                                   financial positions including
Born in 1942                                            Treasurer of IBM, at other
                                                        companies from  1996 to 2001
---------------------------------- -------------------- ----------------------------------- ---------------- -----------------
Lorraine R. Hart                   Vice President -     Vice President - Investments
53643 AXP Financial Center         Investments          Administration Officer, AEFC,
Minneapolis, MN 55474                                   since 2003; Vice President -
Born in 1951                                            Insurance Investments, AEFC,
                                                        1989-2003
---------------------------------- -------------------- ----------------------------------- ---------------- -----------------
Michelle M. Keeley                 Vice President -     Senior Vice President - Fixed
257 AXP Financial Center           Investments  since   Income, AEFC, since 2002;
Minneapolis, MN 55474              2003                 Managing Director, Zurich Global
Born in 1964                                            Assets, 2000-2002
---------------------------------- -------------------- ----------------------------------- ---------------- -----------------
Scott R. Plummer                   Chief Compliance     Vice President - Asset Management
813 AXP Financial Center           Officer  since 2004  Compliance, AEFC, since 2004;
Minneapolis, MN 55474                                   Senior Vice President and Chief
Born in 1959                                            Compliance Officer, U.S. Bancorp
                                                        Asset Management, 2002-2004;
                                                        Second Vice President and
                                                        Assistant General Counsel,
                                                        Hartford Life, 2001-2002
---------------------------------- -------------------- ----------------------------------- ---------------- -----------------
H. Bernt von Ohlen                 Vice President,      Vice President and Group Counsel,
50607 AXP Financial Center         General Counsel,     AEFC,  since 2000
Minneapolis, MN 55474              and Secretary
Born in 1946                       since September
                                   2002
---------------------------------- -------------------- ----------------------------------- ---------------- -----------------


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of AECC at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.


--------------------------------------------------------------------------------
69p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

--------------------------------------------------------------------------------
70p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

Annual Financial Information

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following selected financial information was derived from AECC's audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information.

Year Ended December 31, (Thousands)                                      2004         2003        2002        2001       2000
Statements of Operations Data(a)
Investment income                                                  $  265,628   $  264,238   $  221,151    $  204,345   $  222,535
Investment expenses                                                    53,998       44,417       43,626        44,050       43,952
----------------------------------------------------------------------------------------------------------------------------------
Net investment income before provision for certificate reserves
   and income tax (expense) benefit                                   211,630      219,821      177,525       160,295      178,583
Net provision for certificate reserves                                139,958      141,483      100,252       155,387      155,461
----------------------------------------------------------------------------------------------------------------------------------
Net investment income before income tax (expense) benefit              71,672       78,338       77,273         4,908       23,122
Income tax (expense) benefit                                          (25,040)     (27,296)     (24,866)        3,348          (14)
-----------------------------------------------------------------------------------------------------------------------------------
Net investment income                                                  46,632       51,042       52,407         8,256       23,108
----------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments in securities
   of unaffiliated issuers before income taxes                          4,616        2,944       (9,899)      (92,375)     (10,110)
Income tax (expense) benefit                                           (1,615)      (1,031)       3,631        32,331        3,539
----------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                                 3,001        1,913       (6,268)      (60,044)      (6,571)
Net income -- wholly-owned subsidiary                                      --           --           --            --           --
Cumulative effect of accounting change                                     --           --           --          (397)          --
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                  $   49,633   $   52,955   $   46,139    $  (52,185)  $   16,537
----------------------------------------------------------------------------------------------------------------------------------
Cash Dividends Declared
                                                                   $       --   $       --   $       --    $       --   $    5,000
Capital Dividends Declared
                                                                           --           --           --       166,906           --
(Return of capital to) contributions from AEFC
                                                                           --      (50,000)     (10,000)      240,000           --
Balance Sheet Data(a)
Total assets                                                       $6,311,786   $5,255,592   $5,199,769    $4,642,734   $4,043,806
Certificate loans                                                  $   13,006   $   15,606   $   18,614    $   21,807   $   25,547
Certificate reserves                                               $5,835,243   $4,787,817   $4,493,372    $4,159,926   $3,831,059
Shareholder's equity                                               $  343,069   $  323,213   $  359,389    $  263,005   $  166,514
----------------------------------------------------------------------------------------------------------------------------------

(a) Certain reclassifications of prior period amounts have been made to conform to the current presentation.


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71p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

American Express Certificate Company's (AECC's) net income is derived primarily from the after-tax yield on investments and realized investment gains (losses), less investment expenses and interest credited on certificate reserve liabilities. Changes in net income trends occur largely due to changes in investment returns, interest crediting rates to certificate products, the mix of fully taxable and tax-advantaged investments in AECC's portfolio and from realization of investment gains (losses). AECC follows U.S. generally accepted accounting principles (GAAP).

Net income in 2004 decreased $3.3 million, or 6.3 percent, reflecting an increase in investment expenses which was mainly due to the write-off of previously deferred distribution fees paid to AEFC. Net income in 2003 increased $6.8 million, or 14.8 percent, reflecting increased investment income, increased gross realized gains and decreased gross realized losses on sale of investments, partially offset by slightly higher investment expenses and a higher provision for certificate reserves.

In 2004, investment income increased $1.4 million, or 0.5 percent, reflecting a slight increase in investment income from available-for-sale securities offset by a decrease in net pre-tax gains on equity index options due to the effect of lower appreciation in the S&P 500 on the value of options hedging outstanding stock market certificates compared to 2003. In 2003, investment income increased $43.1 million, or 19.5 percent, reflecting a $66.0 million increase in net pre-tax gains on equity index options, partially offset by lower investment portfolio yields. The increase in net pre-tax gains on equity index options was due to the effect of appreciation in the S&P 500 on the value of options economically hedging stock market certificate products.

In 2004, provision for certificate reserves decreased $1.5 million or 1.1 percent reflecting lower appreciation in the S&P 500. In 2003, provision for certificate reserves increased $41.2 million or 41.1 percent reflecting the effect on stock market certificates of appreciation in the S&P 500 during 2003 versus depreciation during 2002, partially offset by lower interest crediting rates on the interest rate sensitive portion of AECC's certificate product portfolio.

AECC's gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $6.1 million and $47.1 million for the years ended December 31, 2004 and 2003, respectively. Gross realized losses on sales were ($1.1 million) and ($2.8 million) for the same periods. AECC also recognized losses of ($0.6 million) and ($36.0 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2004 and 2003, respectively.

Certain Critical Accounting Policies

AECC's significant accounting policies are described in Note 1 to the Financial Statements. The following provides a description of the critical accounting policy on investment securities valuation that is important to the Financial Statements.

Investment securities valuation

Generally, investment securities are carried at fair value on the balance sheet with unrealized gains (losses) recorded in accumulated other comprehensive income (loss) within equity, net of income tax provisions (benefits). At December 31, 2004, AECC had net unrealized pretax gains on Available-for-Sale securities of $21.8 million. Gains and losses are recognized in results of operations upon disposition of the securities. In addition, losses are recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration and size of that gap, and management's judgment about the issuer's current and prospective financial condition. As of December 31, 2004, there were $31.9 million in gross unrealized losses that related to $2.7 billion of securities, of which only $321.6 million has been in a continuous unrealized loss position for twelve months or more. As part of its ongoing monitoring process, management has determined that substantially all of the gross unrealized losses on these securities is attributable to changes in interest rates. Additionally, AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost and has, therefore, concluded that none of these securities is other-than-temporarily impaired at December 31, 2004.

Liquidity and Capital Resources

AECC's principal sources of cash are receipts from sales of face-amount certificate products and cash flows from investments. AECC's principal uses of cash are payments to certificate product owners for matured and surrendered certificates, purchases of investments, and return of capital or dividend payments to AEFC.

Cash received from sales of certificates totaled $3.3 billion, $2.6 billion and $2.0 billion for the three years ended December 31, 2004, respectively. Certificate maturities and cash surrenders totaled $2.4 billion, $2.4 billion and $1.8 billion for the three years ended December 31, 2004, respectively.


--------------------------------------------------------------------------------
72p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

AECC, as an issuer of face-amount certificates, is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. The specified maturities of most of AECC's certificate products range from ten to twenty years. Within that maturity period, most certificates have interest crediting rate terms ranging from one to thirty-six months. Interest crediting rates are subject to change and certificate product owners can surrender their certificates without penalty at term end. AECC has investment certificate obligations totaling $5.9 billion of which $5.4 billion have terms ending in 2005, $0.3 billion have terms ending in 2006 and $0.2 billion have terms ending in 2007. Contractholders have the right to redeem the investment certificates earlier and at their discretion subject to a surrender charge. Redemptions are most likely to occur in periods of dramatic increases in interest rates. AECC has investments in mortgage and asset-backed securities, and to a lesser extent, intermediate term corporate debt securities. AECC enters into interest rate swap contracts that effectively lengthen the rate reset interval on certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates. Also, on three series of AECC's certificates, interest is credited to certificate products based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. To meet the obligations related to the provisions of these equity market sensitive certificates, AECC purchases and writes index call options on a major stock market index and, from time to time, enters into futures contracts.

AECC's investment program is designed to maintain an investment portfolio that will produce the competitive portfolio yields within acceptable risk and liquidity parameters. AECC's investment program considers investment securities as investments acquired to meet anticipated certificate owner obligations.

Debt securities and marketable equity securities are classified as Available-for-Sale and are carried at fair value. The Available-for-Sale classification does not mean AECC expects to sell these securities, but rather these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner redemptions.

At December 31, 2004, securities classified as Available-for-Sale were carried, in the aggregate, at a fair market value of $5.6 billion. Based on amortized costs, fixed maturity securities comprise 92 percent of AECC's total investment portfolio. Of these securities, 96 percent are investment grade. Investments primarily include mortgage and asset-backed securities and corporate debt securities. AECC's corporate debt securities are a diverse portfolio with concentrations in the following industries: banking and finance, utilities, communications, food processing and retail. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1 percent of AECC's total investment portfolio.

AECC paid AEFC return of capital amounts of $20 million and $50 million during 2004 and 2003, respectively. In addition, AEFC paid AECC a capital contribution of $20 million during the fourth quarter of 2004.

Cash used in investing activities was $1,130.2 million and $522.5 million in 2004 and 2003, respectively. This change was primarily due to the decrease in sales and maturities and redemptions of Available-for-Sale investments partially offset by the increase in the amount due to brokers.

Cash provided by financing activities was $1,050.2 million and $246.8 million in 2004 and 2003, respectively. This increase primarily resulted from an increase in the payments received from certificate owners and lower amounts of return of capital paid to American Express Financial Corporation.

Impact of Market Volatility on Results of Operations

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10 percent decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions presented will be different than what actually occurs in the future.

Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes occur over time. As a result, actual earnings effects in the future will differ from those quantified below.

AECC primarily invests in mortgage and asset-backed securities, and intermediate term corporate debt securities to provide its certificate owners with a competitive rate of return on their certificate while managing risk. These investments provide AECC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. AECC does not invest in securities to generate short-term trading profits for its own account.


--------------------------------------------------------------------------------
73p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

AEFC's Asset Liability Committee (ALCO), which is comprised of senior business managers, holds regular scheduled meetings to review models projecting various interest rate scenarios and risk/return measures and their effect on various portfolios managed by AEFC, including that of AECC. AECC's Board of Directors has appointed the ALCO as the investment committee of AECC. The ALCO's objectives are to structure AECC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations. Part of the committee's strategy includes entering into interest rate swaps to hedge interest rate risk.

AECC is exposed to risk associated with fluctuating interest payments from certain certificate products tied to the London Interbank Offering Rate (LIBOR). As such, certificate product interest crediting rates reset at shorter intervals than the changes in the investment portfolio yield related to new investments and reinvestments. Therefore, AECC's spreads may be negatively impacted by increases in the general level of interest rates. AECC hedges the risk of rising interest rates by entering into pay-fixed, receive-variable (LIBOR-based) interest rate swaps that convert fluctuating crediting rate payments to fixed payments, effectively protecting AECC from unfavorable interest rate movements. The interest rate swaps are treated as cash flow hedges per Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". At December 31, 2004, AECC had $300 million notional of interest rate swaps expiring by February 2005.

AECC is also exposed to risk associated with fluctuations in the equity market from three series of its certificate products. Such amounts credited to certificate product owners' accounts are tied to the relative change in a major stock market index between the beginning and end of the certificates' terms. AECC purchases and writes equity index call options on a major stock market index in order to meet such obligations.

SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments under SFAS No. 133 are further classified as either fair value hedges, cash flow hedges or hedges of a net investment in a foreign operation, based upon the exposure being hedged. See Note 9 to the Financial Statements for further discussion of AECC's derivative and hedging activities.

The negative impact on AECC's annual pretax income of a 100 basis point increase in interest rates, which assumes certificate product interest crediting rate reset intervals and customer behavior based on the application of proprietary models, to the book of business at December 31, 2004 and 2003, would be $9.8 million and $11.8 million, respectively. A 10 percent decrease in the level of a major stock market index would have a minimal impact on AECC's annual pretax income related as of December 31, 2004 and 2003, because the income effect is a decrease in option related income and a corresponding decrease in interest credited to the American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates product owners' accounts.

The ratio of shareholder's equity, excluding accumulated other comprehensive income (loss) net of tax, to total assets less certificate loans and net unrealized gains (losses) on securities classified as Available-for-Sale (the Capital-to-Assets Ratio) at December 31, 2004 and 2003, was 5.2 percent and 5.4 percent, respectively. In accordance with an informal agreement established with the Commissioner of Commerce for the State of Minnesota, AECC has agreed to maintain at all times a minimum Capital-to-Assets Ratio of 5 percent. In addition, AECC is required to maintain cash and "qualified investments" meeting the standards of Section 28(b) of the 1940 Act, as modified by an order of the SEC. The amortized cost of such investments must be at least equal to AECC's net liabilities on all outstanding face-amount certificates plus $250,000. So long as AECC wishes to rely on the SEC order, as a condition to the order, AECC has agreed to maintain an amount of unappropriated retained earnings and capital equal to at least 5 percent of net certificate reserves.

Other Reporting Matters

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), as revised, which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

During 2003, FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which were managed by third parties, as AECC was not the primary beneficiary. AECC had a 33 percent ownership interest in the SLT, which provided returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure was $92.5 million. During 2004, the minority-owned secured loan trust and the CDO were both liquidated.


--------------------------------------------------------------------------------
74p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). AECC complied with the disclosure provisions of this rule in its Annual Report on Form 10-K for the year ended December 31, 2003. In March 2004, the FASB reached a consensus regarding the application of a three-step impairment model to determine whether investments accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and other cost method investments are other-than-temporarily impaired. However, with the issuance of FSP EITF 03-1-1 on September 30, 2004, the provisions of the consensus relating to the measurement and recognition of other-than-temporary impairments will be deferred pending further clarification from the FASB. The remaining provisions of this rule, which primarily relate to disclosure requirements, are required to be applied prospectively to all current and future investments accounted for in accordance with SFAS No. 115 and other cost method investments. The Company will evaluate the potential impact of EITF 03-1 after the FASB completes its reassessment.

Forward-Looking Statements

Certain statements in Item 7. of this Form 10-K Annual Report contain forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. AECC undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: AECC's ability to successfully implement a business model that allows for significant net income growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of reengineering and other cost control initiatives, as well as factors impacting AECC's revenues; AECC's ability to grow its business, over time, which will depend on AECC's ability to manage its capital needs and the effect of business mix; the ability to increase investment spending, which will depend in part on the equity markets and other factors affecting revenues, and the ability to capitalize on such investments to improve business metrics; the accuracy of certain critical accounting estimates, including the fair value of the assets in AECC's investment portfolio (including those investments that are not readily marketable), fluctuation in the equity and fixed income markets, which can affect the amount and types of certificate products sold by AECC, potential deterioration in AECC's high-yield and other investments, which could result in further losses in AECC's investment portfolio; the ability of AECC to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; and spreads in the certificate businesses; credit trends and the rate of bankruptcies, which can affect returns on AECC's investment portfolios; fluctuations in foreign currency exchange rates, which could affect commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including tax laws affecting AECC's businesses or that may affect the sales of the products and services that it offers, and regulatory activity in the areas of customer privacy, consumer protection, business continuity and data protection; the adoption of recently issued accounting rules related to the consolidation of variable interest entities, including those involving collateralized debt obligations and secured loan trusts, that AECC invests in, which could affect both AECC's balance sheet and results of operations; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in AECC's other reports filed with the SEC.


--------------------------------------------------------------------------------
75p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

AMERICAN EXPRESS CERTIFICATE COMPANY
RESPONSIBILITY OF MANAGEMENT

The management of American Express Certificate Company (AECC) is responsible for the preparation and fair presentation of its Financial Statements, which have been prepared in conformity with U.S. generally accepted accounting principles; and include amounts based on the best judgment of management. AECC's management is also responsible for the accuracy and consistency of other financial information included in this filing.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, AECC maintains a system of internal control over financial reporting which is designed to provide reasonable, but not absolute, assurance with respect to the reliability of AECC's financial statements. The concept of reasonable assurance is based on the notion that the cost of internal control system should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes: (i) an organizational structure with clearly defined lines of responsibility, policies and procedures; (ii) a Code of Conduct; and (iii) a careful selection and training of employees. Internal auditors monitor and assess the effectiveness of internal control system and report their findings to management and the Board of Directors throughout the year. AECC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test internal control system over financial reporting to the extent they believed necessary to support their report.


--------------------------------------------------------------------------------
76p      AMERICAN EXPRESS CERTIFICATES -- PROSPECTUS

American Express Certificate Company
--------------------------------------------------------------------------------


Report of Independent Registered Public Accounting Firm

THE BOARD OF DIRECTORS AND SHAREHOLDERS
AMERICAN EXPRESS CERTIFICATE COMPANY

We have audited the accompanying balance sheets of American Express Certificate Company (the Company), a wholly-owned subsidiary of American Express Financial Corporation, as of December 31, 2004 and 2003, and the related statements of operations, comprehensive income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of investments owned as of December 31, 2004 and 2003, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2004 and 2003, the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepting accounting principles.

                                                  /s/ Ernst & Young LLP

Minneapolis, Minnesota

February 18, 2005

--------------------------------------------------------------------------------
1

American Express Certificate Company
--------------------------------------------------------------------------------

Financial Statements

Balance Sheets

December 31, (Thousands, except share amount)                                                            2004          2003
Assets

Qualified Assets (Note 2)
Investments in unaffiliated issuers (Note 3):
   Cash and cash equivalents                                                                       $   35,212    $   25,099
   Available-for-Sale securities                                                                    5,603,789     4,509,726
   First mortgage loans on real estate and other loans                                                461,211       469,309
   Certificate loans -- secured by certificate reserves                                                13,006        15,606
------------------------------------------------------------------------------------------------------------------------------------
Total investments                                                                                   6,113,218     5,019,740
------------------------------------------------------------------------------------------------------------------------------------
Receivables:
   Dividends and interest                                                                              42,162        36,007
   Investment securities sold                                                                           3,699         7,946
------------------------------------------------------------------------------------------------------------------------------------
Total receivables                                                                                      45,861        43,953
------------------------------------------------------------------------------------------------------------------------------------
Equity index options (Note 9)                                                                         116,285       153,162
------------------------------------------------------------------------------------------------------------------------------------
Total qualified assets                                                                              6,275,364     5,216,855
------------------------------------------------------------------------------------------------------------------------------------

Other Assets

Due from AEFC for federal income taxes                                                                     --        22,963
Deferred taxes, net (Note 8)                                                                           34,483         9,321
Due from other affiliates                                                                               1,939            --
Deferred distribution fees and other                                                                       --         6,453
------------------------------------------------------------------------------------------------------------------------------------
Total other assets                                                                                     36,422        38,737
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                       $6,311,786    $5,255,592
====================================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
2

American Express Certificate Company
--------------------------------------------------------------------------------

Balance Sheets (continued)

December 31, (Thousands, except share amount)                                                            2004          2003
Liabilities and Shareholder's Equity

Liabilities
Certificate Reserves (Note 5):
   Installment certificates:
      Reserves to mature                                                                           $  116,637    $  146,052
      Additional credits and accrued interest                                                           3,092         3,514
      Advance payments and accrued interest                                                               474           499
      Other                                                                                                 2            32
   Fully paid certificates:
      Reserves to mature                                                                            5,666,939     4,573,514
      Additional credits and accrued interest                                                          48,053        64,114
   Due to unlocated certificate holders                                                                    46            92
------------------------------------------------------------------------------------------------------------------------------------
Total certificate reserves                                                                          5,835,243     4,787,817
------------------------------------------------------------------------------------------------------------------------------------
Accounts Payable and Accrued Liabilities:
   Due to AEFC (Note 7)                                                                                 1,190           880
   Due to other affiliates (Note 7)                                                                       687           560
   Current taxes payable (Note 8)                                                                      16,096            --
   Payable for investment securities purchased                                                         25,541         9,173
   Equity index options and other liabilities (Note 9)                                                 89,960       133,949
------------------------------------------------------------------------------------------------------------------------------------
Total accounts payable and accrued liabilities                                                        133,474       144,562
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                                   5,968,717     4,932,379
------------------------------------------------------------------------------------------------------------------------------------
Commitments (Note 4)
------------------------------------------------------------------------------------------------------------------------------------

Shareholder's Equity (Note 6)

Common stock, $10 par -- authorized and issued 150,000 shares                                           1,500         1,500
Additional paid-in capital                                                                            323,844       323,844
Retained earnings:
   Appropriated for pre-declared additional credits and interest                                          549           184
   Appropriated for additional interest on advance payments                                                15            15
   Unappropriated                                                                                       2,712       (46,556)
Accumulated other comprehensive income -- net of tax (Note 1)                                          14,449        44,226
------------------------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                                                            343,069       323,213
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                                         $6,311,786    $5,255,592
====================================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
3

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations

Years ended December 31, (Thousands)                                                         2004         2003         2002
Investment Income

Interest income from unaffiliated investments:
   Available-for-Sale securities                                                         $213,125     $204,932     $227,609
   Mortgage loans on real estate and other loans                                           26,232       27,093       27,719
   Certificate loans                                                                          772          933        1,095
Dividends                                                                                   3,348        5,074        9,949
Equity index options (Note 9)                                                              25,639       29,538      (36,421)
Interest rate swap agreements (Note 9)                                                     (5,367)      (5,301)      (9,780)
Other                                                                                       1,879        1,969          980
------------------------------------------------------------------------------------------------------------------------------------
Total investment income                                                                   265,628      264,238      221,151
------------------------------------------------------------------------------------------------------------------------------------

Investment Expenses

AEFC and affiliated company fees (Note 7):
   Distribution                                                                            37,960       29,731       29,762
   Investment advisory and services                                                        10,940       10,436        9,980
   Transfer agent                                                                           3,522        3,378        3,203
   Depository                                                                                 414          349          321
Other                                                                                       1,162          523          360
------------------------------------------------------------------------------------------------------------------------------------
Total investment expenses                                                                  53,998       44,417       43,626
------------------------------------------------------------------------------------------------------------------------------------
Net investment income before provision for certificate reserves and income tax benefit   $211,630     $219,821     $177,525
------------------------------------------------------------------------------------------------------------------------------------

Provision for Certificate Reserves (Note 5)

According to the terms of the certificates:
   Provision for certificate reserves                                                       6,416        6,043        7,888
   Interest on additional credits                                                             348          425          543
   Interest on advance payments                                                                16           17           19
Additional credits/interest authorized by AECC:
   On fully paid certificates                                                             131,888      132,975       88,201
   On installment certificates                                                              2,650        3,379        4,757
------------------------------------------------------------------------------------------------------------------------------------
Total provision for certificate reserves before reserve recoveries                        141,318      142,839      101,408
Reserve recoveries from terminations prior to maturity                                     (1,360)      (1,356)      (1,156)
------------------------------------------------------------------------------------------------------------------------------------
Net provision for certificate reserves                                                    139,958      141,483      100,252
------------------------------------------------------------------------------------------------------------------------------------
Net investment income before income tax expense                                            71,672       78,338       77,273
Income tax expense (Note 8)                                                               (25,040)     (27,296)     (24,866)
------------------------------------------------------------------------------------------------------------------------------------
Net investment income                                                                      46,632       51,042       52,407
Net realized gain (loss) on investments
Securities of unaffiliated issuers before income tax benefit (expense)                      4,616        2,944       (9,899)
   Income tax (expense) benefit (Note 8)                                                   (1,615)      (1,031)       3,631
------------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                                                     3,001        1,913       (6,268)
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                               $ 49,633     $ 52,955     $ 46,139
====================================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
4

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Cash Flows

Years Ended December 31, (Thousands)                                                         2004         2003         2002
Cash Flows from Operating Activities

Net income                                                                            $    49,633  $    52,955  $    46,139
Adjustments to reconcile net income to net
   cash provided by operating activities:
      Interest added to certificate loans                                                    (530)        (630)        (738)
      Amortization of premiums, accretion of discounts, net                                17,915       14,907       (2,426)
      Deferred taxes, net                                                                  (9,127)     (38,877)      (3,288)
      Net realized (gain) loss on investments before income tax provision                  (4,616)      (2,944)       9,899
      Changes in other operating assets and liabilities:
         Deferred distribution fees, net                                                    6,453         (479)       1,801
         Equity index options purchased and written, net                                     (946)      44,273       13,306
         Dividends and interest receivable                                                 (6,155)      (1,893)       4,184
         Due to American Express Financial Corporation -- federal income taxes             37,553           --        3,908
   Other assets and liabilities, net                                                         (114)      (6,856)      (9,911)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                  90,066       60,456       62,874
------------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities

Available-for-Sale investments:
   Sales                                                                                  124,575    1,132,131      887,193
   Maturities and redemptions                                                             842,427    1,305,953    1,111,493
   Purchases                                                                           (2,126,951)  (2,626,239)  (2,228,071)
Other investments:
   Sales                                                                                   25,022       16,972       59,515
   Maturities and redemptions                                                             128,463      117,159       39,195
   Purchases                                                                             (144,660)    (231,478)    (210,061)
Certificate loans:
   Payments                                                                                 1,902        2,805        2,919
   Fundings                                                                                (1,558)      (1,553)      (2,085)
Changes in amounts due to and from brokers, net                                            20,615     (238,262)      97,482
------------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                  (1,130,165)    (522,512)    (242,420)
------------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities

Payments from certificate owners                                                        3,285,610    2,571,209    2,031,414
Net provision for certificate reserves                                                    139,958      141,483      100,252
Certificate maturities and cash surrenders                                             (2,375,356)  (2,415,860)  (1,788,995)
Payment of capital from American Express Financial Corporation                             20,000           --           --
Return of capital to American Express Financial Corporation                               (20,000)     (50,000)     (10,000)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                               1,050,212      246,832      332,671
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                                       10,113     (215,224)     153,125
Cash and cash equivalents at beginning of year                                             25,099      240,323       87,198
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                              $    35,212  $    25,099  $   240,323
====================================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
5

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Comprehensive Income

Years Ended December 31, (Thousands)                                                         2004         2003         2002
Net income                                                                               $ 49,633     $ 52,955     $ 46,139
------------------------------------------------------------------------------------------------------------------------------------

Other comprehensive (loss) income net of tax
------------------------------------------------------------------------------------------------------------------------------------

Unrealized (losses) gains on Available-for-Sale securities:
   Unrealized holding (losses) gains arising during period                                (47,844)     (52,669)      82,904
   Income tax benefit (provision)                                                          16,745       18,434      (29,016)
------------------------------------------------------------------------------------------------------------------------------------
   Net unrealized holding (losses) gains arising during the period                        (31,099)     (34,235)      53,888
------------------------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for (gains) losses included in net income                   (4,395)      (8,260)       8,142
   Income tax provision (benefit)                                                           1,538        2,891       (2,850)
------------------------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for (gains) losses included in net income               (2,857)      (5,369)       5,292
------------------------------------------------------------------------------------------------------------------------------------
Net unrealized (losses) gains on Available-for-Sale securities                            (33,956)     (39,604)      59,180
------------------------------------------------------------------------------------------------------------------------------------

Unrealized gains (losses) on interest rate swaps:
   Unrealized gains (losses) arising during the period                                      1,062       (4,579)      (8,141)
   Income tax (benefit) provision                                                            (372)       1,603        2,849
------------------------------------------------------------------------------------------------------------------------------------
   Net unrealized holding gains (losses) arising during the period                            690       (2,976)      (5,292)
------------------------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for gains included in net income                             5,367        5,300        9,780
   Income tax benefit                                                                      (1,878)      (1,855)      (3,423)
------------------------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for losses included in net income                        3,489        3,445        6,357
------------------------------------------------------------------------------------------------------------------------------------
Net unrealized gains on interest rate swaps                                                 4,179          469        1,065
------------------------------------------------------------------------------------------------------------------------------------
Net other comprehensive (loss) income                                                     (29,777)     (39,135)      60,245
------------------------------------------------------------------------------------------------------------------------------------

Total comprehensive income                                                               $ 19,856     $ 13,820     $106,384
====================================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
6

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Shareholder's Equity

Years Ended December 31, (Thousands)                                                         2004         2003         2002
Common Stock                                                                             $  1,500    $   1,500    $   1,500
------------------------------------------------------------------------------------------------------------------------------------

Additional Paid-in Capital

Balance at beginning of year                                                             $323,844    $ 373,844    $ 383,844
Receipt of capital from Parent                                                             20,000           --           --
Return of capital to Parent                                                               (20,000)     (50,000)     (10,000)
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                                   $323,844    $ 323,844    $ 373,844
====================================================================================================================================

Retained Earnings

Appropriated for pre-declared additional credits/interest (Note 5)
Balance at beginning of year                                                             $    184    $     811    $   1,123
Transferred from (to) unappropriated retained earnings                                        365         (627)        (312)
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                                   $    549    $     184    $     811
------------------------------------------------------------------------------------------------------------------------------------
Appropriated for additional interest on advance payments                                 $     15    $      15    $      15
------------------------------------------------------------------------------------------------------------------------------------
Unappropriated (Note 6)
Balance at beginning of year                                                             $(46,556)   $(100,142)   $(146,593)
Net income                                                                                 49,633       52,955       46,139
Transferred (to) from appropriated retained earnings                                         (365)         627          312
Other                                                                                          --            4           --
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                                   $  2,712    $ (46,556)   $(100,142)
====================================================================================================================================

Accumulated other comprehensive income -- net of tax
Balance at beginning of year                                                             $ 44,226    $  83,361    $  23,116
Net other comprehensive (loss) income                                                     (29,777)     (39,135)      60,245
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                                   $ 14,449    $  44,226    $  83,361
------------------------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                                               $343,069    $ 323,213    $ 359,389
====================================================================================================================================

See Notes to Financial Statements

--------------------------------------------------------------------------------
7

American Express Certificate Company
--------------------------------------------------------------------------------

Notes to Financial Statements

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

American Express Certificate Company (AECC), is a wholly-owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly-owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. Face-amount certificates issued by AECC entitle the certificate owner to receive at maturity a stated amount of money and interest or credits declared from time to time by AECC, at its discretion. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisor Inc. (AEFAI) and American Express Bank Ltd. (AEB), both affiliates of AECC. AEFAI is registered as a broker dealer in all 50 states, the District of Columbia and Puerto Rico. AEFC acts as investment advisor for AECC.

As of December 31, 2004, AECC offered nine different certificate products to the public. AECC is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. The specified maturities of most of AECC's certificate products range from ten to twenty years. Within that maturity period, most certificates have interest crediting rate terms ranging from one to thirty-six months. Interest crediting rates are subject to change and certificate product owners can surrender their certificates without penalty at term end. In addition, three types of certificate products have interest tied, in whole or in part, to a broad-based stock market index. Except for two types of certificate products, all of the certificates are available as qualified investments for Individual Retirement Accounts, 401(k) plans and other qualified retirement plans.

AECC's net investment income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from net investment income provision expenses for certificate reserves, and other expenses, including taxes, fees paid to AEFC for investment advisory and other services, distribution fees paid to AEFAI, and marketing fees paid to AEB, a wholly-owned indirect subsidiary of American Express Company.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles. AECC uses the equity method of accounting for its wholly-owned unconsolidated subsidiary, Investors Syndicate Development Corporation, as prescribed by the Securities and Exchange Commission
(SEC) for non-investment company subsidiaries. Certain reclassifications of prior period amounts have been made to conform to the current presentation.

Accounting estimates are an integral part of the Financial Statements. In part, they are based upon assumptions concerning future events. Among the more significant is investment securities valuation as discussed in Note 3. These accounting estimates reflect the best judgment of management and actual results could differ.

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Interest income

Interest income is accrued as earned using the effective interest method, which makes an adjustment for security premiums and discounts, so that the related security recognizes a constant rate of return on the outstanding balance throughout its term.

Preferred stock dividend income

AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend date basis.

Cash and cash equivalents

AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with original maturities of ninety days or less.

--------------------------------------------------------------------------------
8

American Express Certificate Company
--------------------------------------------------------------------------------

Available-for-Sale investments

Debt securities and marketable equity securities are classified as Available-for-Sale and carried at fair value. Unrealized gains (losses) on securities classified as Available-for-Sale are reflected, net of taxes, in accumulated other comprehensive income as part of Shareholder's Equity.

The basis for determining cost in computing realized gains (losses) on securities is specific identification. Gains (losses) are recognized in the results of operations upon disposition of the securities. In addition, losses are also recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration of time of that decline and management's judgment as to the issuer's current and prospective financial condition. The charges are reflected in net realized gain (loss) on investments in the statements of operations.

Fair value is generally based on quoted market prices. However, AECC's investment portfolio contained structured investments of various asset quality as of December 31, 2003, which were not readily marketable. As a result, the carrying values of these structured investments were based on future cash flow projections that required a significant degree of management judgment as to the amount and timing of cash payments, defaults and recovery rates of the underlying investments and as such, are subject to change. The structured investments were called in 2004 and AECC has no exposure as of December 31, 2004.

First mortgage loans on real estate and other loans

First mortgage loans on real estate reflect principal amounts outstanding less reserves for losses, which is the basis for determining realized gains (losses). Estimated fair values of mortgage loans on real estate are determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. Other loans reflect amortized cost less reserve for losses. Fair values of other loans represent estimated fair values when quoted prices are not available.

The reserve for loan losses is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate or the fair value of collateral. Additionally, the level of the reserve account is determined based on several factors, including historical experience and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for loan losses, and believes it is adequate to absorb estimated losses in the portfolio.

AECC generally stops accruing interest on mortgage loans on real estate for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificate Reserves

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate product owners are entitled to receive, at maturity, a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fees and other

Prior to September 30, 2004, distribution fees on sales of certain certificate products were deferred and amortized over the estimated lives of the related certificates, which was generally one year but could have been up to 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees were reflected in expenses and any related surrender charges were reflected as a reduction to the provision expense for certificate reserves. During the third quarter of 2004, and based on management's recent review of AECC's certificate product portfolio mix and certificate portfolio maturities, AECC determined it to be appropriate to not defer distribution fees in the future and to completely write-down previously deferred balances to zero. As a result of these actions, investment expenses increased $5.7 million on a pre-tax basis during the third quarter of 2004.

--------------------------------------------------------------------------------
9

American Express Certificate Company
--------------------------------------------------------------------------------


Federal income taxes

AECC's taxable income is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse its subsidiaries for any tax benefits recorded.

Supplemental Disclosures of Cash Flow Information

Net cash paid for income taxes in 2004, 2003 and 2002 was $6.5 million, ($71.6) million and ($22.2) million, respectively. Certificate maturities and surrenders through loan reductions in 2004, 2003 and 2002 was $2.8 million, $2.4 million and $3.1 million, respectively.

Recently Issued Accounting Standards

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), as revised, which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

During 2003, FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which were managed by third parties, as AECC was not the primary beneficiary. AECC had a 33 percent ownership interest in the SLT, which provided returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure was $92.5 million. During 2004, the minority-owned secured loan trust and the CDO were both liquidated.

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). AECC complied with the disclosure provisions of this rule in its Annual Report on Form 10-K for the year ended December 31, 2003. In March 2004, the FASB reached a consensus regarding the application of a three-step impairment model to determine whether investments accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and other cost method investments are other-than-temporarily impaired. However, with the issuance of FSP EITF 03-1-1 on September 30, 2004, the provisions of the consensus relating to the measurement and recognition of other-than-temporary impairments will be deferred pending further clarification from the FASB. The remaining provisions of this rule, which primarily relate to disclosure requirements, are required to be applied prospectively to all current and future investments accounted for in accordance with SFAS No. 115 and other cost method investments. The Company will evaluate the potential impact of EITF 03-1 after the FASB completes its reassessment.

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS

Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $5.8 billion and $4.8 billion at December 31, 2004 and 2003, respectively. AECC reported Qualified Assets of $6.2 billion and $5.1 billion at December 31, 2004 and 2003, respectively, excluding net unrealized pretax gains on Available-for-Sale securities of $22 million and $74 million at December 31, 2004 and 2003, respectively, and unsettled investment purchases of $26 million and $9 million at December 31, 2004 and 2003, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. These values are the same as financial statement carrying values, except for debt securities classified as Available-for-Sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at either amortized cost, market value or par value based on the state requirements for qualified asset and deposit maintenance purposes.

--------------------------------------------------------------------------------
10

American Express Certificate Company
--------------------------------------------------------------------------------

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets (accounted for on a trade date basis) of AECC were deposited as follows:

                                                                                                     December 31, 2004
                                                                                          ------------------------------------------
                                                                                                         Required
(Thousands)                                                                                  Deposits    Deposits    Excess
------------------------------------------------------------------------------------------------------------------------------------
Deposits to meet certificate liability requirements:
Pennsylvania (at market value)                                                            $      155  $      100   $     55
Texas, Illinois, New Jersey (at par value)                                                $      215  $      185   $     30
Central Depository (at amortized cost)                                                    $6,133,903  $5,791,501   $342,402
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                     December 31, 2003
                                                                                          ------------------------------------------
                                                                                                         Required
(Thousands)                                                                                  Deposits    Deposits    Excess
------------------------------------------------------------------------------------------------------------------------------------
Deposits to meet certificate liability requirements:
Pennsylvania (at market value)                                                            $      162  $      100   $     62
Texas, Illinois, New Jersey (at par value)                                                $      215  $      185   $     30
Central Depository (at amortized cost)                                                    $5,004,553  $4,742,572   $261,981
------------------------------------------------------------------------------------------------------------------------------------

The assets on deposit with the central depository at December 31, 2004 and 2003 consisted of securities and other loans having a deposit value of $5.7 billion and $4.6 billion, respectively, mortgage loans on real estate of $322 million and $331 million, respectively, and other investments of $81 million and $74 million, respectively. Additionally, these assets on deposit include unsettled purchases of investments in the amount of $26 million and $9 million at December 31, 2004 and 2003, respectively.

American Express Trust Company, the custodian for AECC, is the Central Depository. See Note 7.

3. INVESTMENTS IN UNAFFILIATED ISSUERS

Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures involving, among other things, review of market indexes, price levels of current offerings and comparable issues, price estimates, estimated future cash flows, and market data from independent brokers.

Investments classified as Available-for-Sale securities at December 31 are distributed by type as presented below:

                                                                                                    2004
                                                                            --------------------------------------------------------
                                                                                             Gross       Gross
                                                                              Amortized   Unrealized  Unrealized     Fair
(Thousands)                                                                     Cost         Gains      Losses       Value
------------------------------------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities                                        $3,226,417     $23,251    $(17,372)  $3,232,296
Corporate debt securities                                                    2,279,295      29,927     (14,043)   2,295,179
Stated maturity preferred stock                                                 24,043         348          (9)      24,382
Perpetual preferred stock                                                       17,782         168         (81)      17,869
U.S. Government & agency obligations                                            25,365          62        (120)      25,307
State and municipal obligations                                                  9,048           2        (294)       8,756
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                       $5,581,950     $53,758    $(31,919)  $5,603,789
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                     2003
                                                                            --------------------------------------------------------
                                                                                             Gross       Gross
                                                                              Amortized   Unrealized  Unrealized     Fair
(Thousands)                                                                     Cost         Gains      Losses       Value
------------------------------------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities                                        $2,605,686     $35,954    $(10,975)  $2,630,665
Corporate debt securities                                                    1,710,353      53,497      (7,762)   1,756,088
Stated maturity preferred stock                                                 44,340       1,178         (34)      45,484
Structured Investments                                                          32,592       1,788          --       34,380
Perpetual preferred stock                                                       17,782         270          --       18,052
U.S. Government & agency obligations                                            15,355         350          --       15,705
State and municipal obligations                                                  9,539           6        (214)       9,331
Common Stock                                                                        --          21          --           21
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                         $4,435,647     $93,064  $(18,985)  $4,509,726
------------------------------------------------------------------------------------------------------------------------------------

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

American Express Certificate Company
--------------------------------------------------------------------------------

The following table provides information about Available-for-Sale securities with gross unrealized losses and the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2004:

(Thousands)                                                Less than 12 months      12 months or more            Total
------------------------------------------------------------------------------------------------------------------------------------
                                                            Fair   Unrealized        Fair  Unrealized       Fair   Unrealized
Description of Securities                                   Value    Losses          Value    Losses        Value    Losses
------------------------------------------------------------------------------------------------------------------------------------
Corporate debt securities                              $  875,416  $(10,104)      $135,885  $(3,939)   $1,011,301  $(14,043)
Mortgage and other asset-backed securities              1,444,363   (12,085)       180,808   (5,287)    1,625,171   (17,372)
State and  municipal obligations                            3,850      (150)         4,859     (144)        8,709      (294)
US Government & agency obligations                         10,053      (120)            --       --        10,053      (120)
------------------------------------------------------------------------------------------------------------------------------------
Perpetual preferred stock                                   5,213       (81)            --       --         5,213       (81)
------------------------------------------------------------------------------------------------------------------------------------
Stated maturity preferred stock                             1,285        (9)            --       --         1,285        (9)
------------------------------------------------------------------------------------------------------------------------------------
Total                                                  $2,340,180  $(22,549)      $321,552  $(9,370)   $2,661,732  $(31,919)
====================================================================================================================================

In evaluating potential other-than-temporary impairments, AECC considers the extent to which cost exceeds fair value and the duration and size of that difference. A key metric in performing this evaluation is the ratio of fair value to cost. The following table summarizes the unrealized losses by ratio of fair value to cost as of December 31, 2004:

(Thousands, except number
of securities)                      Less than 12 months                 12 months or more                      Total
------------------------------------------------------------------------------------------------------------------------------------
                                                     Gross                              Gross                              Gross
Ratio of Fair Value to       Number of    Fair    Unrealized        Number of  Fair  Unrealized   Number of    Fair    Unrealized
Amortized Cost              Securities    Value     Losses         Securities  Value   Losses    Securities    Value      Losses
------------------------------------------------------------------------------------------------------------------------------------
95% - 100%                      248    $2,326,063   $(21,666)          37    $311,595   $(7,589)    285     $2,637,658   $(29,255)
90% - 95%                         1        14,117       (883)           1       3,249      (276)      2         17,366     (1,159)
80% - 90%                        --            --         --            1       6,708    (1,505)      1          6,708     (1,505)
------------------------------------------------------------------------------------------------------------------------------------
Total                           249    $2,340,180   $(22,549)          39    $321,552   $(9,370)    288     $2,661,732   $(31,919)
------------------------------------------------------------------------------------------------------------------------------------

Substantially, all of the gross unrealized losses on the securities are attributable to changes in interest rates. Credit spreads and specific credit events associated with individual issuers can also cause unrealized losses although these impacts are not significant as of December 31, 2004. As noted in the table above, a significant portion of the unrealized loss relates to securities that have a fair value to cost ratio of 95% or above resulting in an overall 99% ratio of fair value to cost for all securities with an unrealized loss.

The $1.5 million in unrealized losses for securities with an unrealized loss for twelve months or more and a fair value to cost ratio in 80-90% category relates to a commercial mortgage-backed security collateralized by a commercial property for which AECC expects that all contractual principal and interest will be received. The unrealized losses in the other categories are not concentrated in any individual industries or with any individual securities.

The Company monitors the investments and metrics discussed above on a quarterly basis to identify and evaluate investments that have indications of possible other-than-temporary impairment. See the Available-for-Sale Investments section of Note 1 for information regarding AECC's policy for determining when an investment's decline in value is other than temporary. As stated earlier, substantially all of the gross unrealized losses on its Available-for-Sale securities are attributable to changes in interest rates. Additionally, AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost and has, therefore, concluded that none are other-than-temporarily impaired at December 31, 2004.

The amortized cost and fair value of Available-for-Sale securities, by contractual maturity at December 31, 2004 are shown below. Cash flows may differ from contractual maturities because issuers may call or prepay obligations.

                                                                                                 Amortized           Fair
(Thousands)                                                                                         Cost             Value
------------------------------------------------------------------------------------------------------------------------------------
Due within one year                                                                             $  122,541       $  125,200
Due from one to five years                                                                       1,749,956        1,758,232
Due from five to ten years                                                                         461,132          466,082
Due in more than ten years                                                                           4,122            4,110
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                $2,337,751       $2,353,624
Mortgage and asset-backed securities                                                             3,226,417        3,232,296
Perpetual preferred stock                                                                           17,782           17,869
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                           $5,581,950       $5,603,789
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
12

American Express Certificate Company
--------------------------------------------------------------------------------

Mortgage and other asset-backed securities primarily reflect GNMA, FNMA, and FHLMC securities at December 31, 2004 and 2003. The expected payouts on mortgage and other asset-backed securities may not coincide with their contractual maturities. As such, these securities, as well as perpetual preferred stock, were not included in the maturities distribution.

Gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $6.1 million, $47.1 million and $23.4 million for the years ended December 31, 2004, 2003 and 2002, respectively. Gross realized losses on sales were ($1.1 million), ($2.8 million) and ($15.7 million) for the same periods. AECC also recognized losses of ($0.6 million), ($36 million) and ($15.8 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2004, 2003 and 2002, respectively.

Investments in securities with fixed maturities comprised 92 percent and 90 percent of AECC's total investments at December 31, 2004 and 2003, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by AEFC's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. Ratings are presented using S&P's convention and if the two agency's ratings differ, the lower rating is used. A summary of investments in securities with fixed maturities, at amortized cost, by rating of investment is as follows:

Rating                                                                                                       2004       2003
------------------------------------------------------------------------------------------------------------------------------------
AAA                                                                                                           57%        60%
AA                                                                                                             6          2
A                                                                                                             15         16
BBB                                                                                                           18         18
Below investment grade                                                                                         4          4
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                        100%       100%
------------------------------------------------------------------------------------------------------------------------------------

Of the securities rated AAA, 76 percent and 94 percent at December 31, 2004 and 2003, respectively, are U.S. Government Agency mortgage-backed securities that are rated by a public rating agency. At December 31, 2004 and 2003, approximately 3 percent and 6 percent, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by AEFC's internal analysts.

At December 31, 2004 and 2003 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1 percent of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date. AECC's board of directors, using the aforementioned procedures and factors, approve fair value procedures, which are implemented by investment accounting.

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

--------------------------------------------------------------------------------
13

American Express Certificate Company
--------------------------------------------------------------------------------

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE AND OTHER LOANS

The carrying amounts and fair values of first mortgage loans on real estate and other loans at December 31 are below:

                                                                                          2004                   2003
                                                                                ----------------------------------------------------
                                                                                   Carrying   Fair        Carrying    Fair
(Thousands)                                                                         Amount    Value        Amount     Value
------------------------------------------------------------------------------------------------------------------------------------
First mortgage loans on real estate                                               $329,452  $342,116     $337,489  $355,442
Other loans                                                                        139,295   140,428      141,356   141,356
Reserve for losses                                                                  (7,536)       --       (9,536)       --
------------------------------------------------------------------------------------------------------------------------------------
Net first mortgage and other loans                                                $461,211  $482,544     $469,309  $496,798
------------------------------------------------------------------------------------------------------------------------------------

During the years ended December 31, 2004 and 2003, AECC held investments in impaired mortgage or other loans totaling $4.6 million and $9.9 million, respectively. AECC recognized $0.5 million and $0.4 million of interest income related to such investments for the years ended December 31, 2004 and 2003, respectively.

At December 31, 2004 and 2003, approximately 5 percent and 7 percent, respectively, of AECC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans on real estate by region and property type at December 31, is as follows:

Region of the United States of America                                                                       2004       2003
------------------------------------------------------------------------------------------------------------------------------------
South Atlantic                                                                                                20%        18%
West North Central                                                                                            15         15
East North Central                                                                                            10         12
Mountain                                                                                                      10         10
West South Central                                                                                            17         17
Pacific                                                                                                       16         16
New England                                                                                                    8          7
Middle Atlantic                                                                                                4          5
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                        100%       100%
------------------------------------------------------------------------------------------------------------------------------------

Property Type                                                                                                2004       2003
------------------------------------------------------------------------------------------------------------------------------------
Office buildings                                                                                              44%        42%
Retail/shopping centers                                                                                       21         23
Apartments                                                                                                    11         10
Industrial buildings                                                                                          14         14
Other                                                                                                         10         11
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                        100%       100%
------------------------------------------------------------------------------------------------------------------------------------

At December 31, 2004 and 2003, commitments for funding of first mortgage loans on real estate, at market interest rates, aggregated $2.5 million and $9.8 million, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's first mortgage loans on real estate is restricted to 80 percent or less of the market value of the real estate at the time of the loan funding. Fair values for these commitments were not substantial at December 31, 2004 and 2003.

--------------------------------------------------------------------------------
14

American Express Certificate Company
--------------------------------------------------------------------------------


5. CERTIFICATE RESERVES

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at December 31 were as follows:

                                                                                                           2004
                                                                                          ------------------------------------------
                                                                                                          Average    Average
                                                                                                           Gross   Additional
                                                                                              Reserve  Accumulation  Credit
(Dollars in Thousands)                                                                        Balance      Rates      Rates
------------------------------------------------------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
   With guaranteed rates                                                                  $    9,394           4.00%      0.50%
   Without guaranteed rates(a)                                                               107,243             --       0.88%
Additional credits and accrued interest                                                        3,092           3.25%        --
Advance payments and accrued interest(b)                                                         474           3.37%        --
Other                                                                                              2             --       5.67%
Fully paid certificates:
Reserves to mature:
   With guaranteed rates                                                                      82,424           3.21%      0.01%
   Without guaranteed rates(a) and(c)                                                      5,584,515             --       0.65%
Additional credits and accrued interest                                                       48,053           3.02%        --
Due to unlocated certificate holders                                                              46             --         --
-----------------------------------------------------------------------------------------------------
Total                                                                                     $5,835,243
-----------------------------------------------------------------------------------------------------

                                                                                                           2003
                                                                                          ------------------------------------------
                                                                                                          Average    Average
                                                                                                           Gross   Additional
                                                                                              Reserve  Accumulation  Credit
(Dollars in Thousands)                                                                        Balance      Rates      Rates
------------------------------------------------------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
   With guaranteed rates                                                                  $   11,153           4.00%       .50%
   Without guaranteed rates(a)                                                               134,899             --        .80%
Additional credits and accrued interest                                                        3,514           3.22%        --
Advance payments and accrued interest(b)                                                         499           3.35%        --
Other                                                                                             32             --        .32%
Fully paid certificates:
Reserves to mature:
   With guaranteed rates                                                                      90,149           3.21%       .01%
   Without guaranteed rates(a) and(c)                                                      4,483,365             --        .53%
Additional credits and accrued interest                                                       64,114           3.05%        --
Due to unlocated certificate holders                                                              92             --         --
-----------------------------------------------------------------------------------------------------
Total                                                                                     $4,787,817
-----------------------------------------------------------------------------------------------------

(a) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly, or annually in accordance with the terms of the separate series of certificates.

(b) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26 percent. AECC's rate of accrual is currently set at 4 percent, which is in effect through April 2006.

(c) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at December 31, 2004 and 2003 was $1.5 billion and $1.3 billion, respectively.

--------------------------------------------------------------------------------
15

American Express Certificate Company
--------------------------------------------------------------------------------

Certificate maturities and surrenders through loan reductions during the years ended December 31, 2004 and 2003 were $2.4 million.

On certain series of single payment certificates, additional interest is pre-declared for periods greater than one year. The retained earnings appropriated for the pre-declared additional interest at December 31, 2004 and 2003 was $549,000 and $184,000, respectively, which reflects the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

The carrying amounts and fair values of certificate reserves at December 31, consisted of the following:

                                                                                     2004                       2003
                                                                           ---------------------------------------------------------
                                                                              Carrying    Fair          Carrying      Fair
(Thousands)                                                                    Amount     Value          Amount       Value
------------------------------------------------------------------------------------------------------------------------------------
Reserves with terms of one year or less                                    $5,393,448   $5,416,179    $4,322,321   $4,320,182
Other                                                                         441,795      439,636       465,496      471,427
------------------------------------------------------------------------------------------------------------------------------------
Total certificate reserves                                                 $5,835,243   $5,855,815    $4,787,817   $4,791,609
Unapplied certificate transactions                                              4,933        4,933         3,499        3,499
Certificate loans and accrued interest                                        (13,176)     (13,176)      (15,798)     (15,798)
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                      $5,827,000   $5,847,572    $4,775,518   $4,779,310
------------------------------------------------------------------------------------------------------------------------------------

6. DIVIDEND RESTRICTION

Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of one percent on such series of certificates have been authorized by AECC. This restriction has been satisfied for 2004 and 2003 by AECC's declaration of additional credits in meeting this requirement.

AECC is required to maintain cash and "qualified investments" meeting the standards of Section 28(b) of the 1940 Act, as modified by an order of the Securities and Exchange Commission (the SEC). The amortized cost of such investments must be at least equal to AECC's net liabilities on all outstanding face-amount certificates plus $250,000. So long as AECC wishes to rely on the SEC order, as a condition to the order, AECC has agreed to maintain an amount of unappropriated retained earnings and capital equal to at least 5 percent of net certificate reserves. For these purposes, net certificate reserves means certificate reserves less outstanding certificate loans. In determining compliance with this condition, qualified investments are valued in accordance with the provisions of Minnesota Statutes where such provisions are applicable. AECC's qualified assets consist of cash and cash equivalents, first mortgage loans on real estate and other loans, U.S. government and government agency securities, municipal bonds, corporate bonds, preferred stocks and other securities meeting specified standards. AECC has also entered into a written informal understanding with the State of Minnesota, Department of Commerce, that AECC will maintain capital equal to 5 percent of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than U.S. generally accepted accounting principles
(GAAP). AECC is subject to annual examination and supervision by the State of Minnesota, Department of Commerce (Banking Division).

7. RELATED PARTY TRANSACTIONS

Investment advisory, joint facilities and technology support

The investment advisory and services agreement with AEFC provides for a graduated scale of fees equal on an annual basis to 0.750 percent on the first $250 million of total book value of investments of AECC, 0.650 percent on the next $250 million, 0.550 percent on the next $250 million, 0.500 percent on the next $250 million and 0.107 percent on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from investments for purposes of this computation are first mortgage and other loans, real estate and any other asset on which AECC pays an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is equal to 0.35 percent on an annual basis.

--------------------------------------------------------------------------------
16

American Express Certificate Company
--------------------------------------------------------------------------------


Distribution services

Fees payable to AEFAI on sales of AECC's certificates are based upon terms of agreements giving AEFAI the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFAI may be lowered. From September 29, 2004 through December 31, 2004, AECC sponsored a sales promotion on the Flexible Savings Certificate. During that time, the distribution fee on 7 and 11 month Flexible Savings Certificates has been 0.08 percent per quarter.

The aggregate fees payable under the agreements is $25 per $1,000 face amount of installment certificates sold on or after April 30, 1997. The aggregate fees payable for the first year is $2.50 and the remaining $22.50 aggregate fees is payable over nine subsequent years.

American Express Investors Certificates have contractual distribution fee rates at an annualized rate of 1 percent of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six, twelve, twenty-four or thirty-six month term.

American Express Preferred Investors Certificates have contractual distribution fee rates of 0.165 percent of the initial payment on issue date of the certificate and 0.165 percent of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, the American Express Flexible Savings Certificate have contractual distribution fee rates of 0.08 percent of the purchase price at the time of issuance and 0.08 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20 percent of the purchase price at time of issuance and
0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 25, 2001, the American Express Cash Reserve Certificate have contractual distribution fee rates of 0.0625 percent of the purchase price at the time of issuance and 0.0625 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, the American Express Cash Reserve Certificates have contractual distribution fee rates of
0.20 percent of the purchase price at the time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, the American Express Stock Market, sold through AEFAI, and American Express Market Strategy Certificates have contractual distribution fee rates of 0.90 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were at the rate of 0.70 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Effective April 26, 2000, the American Express Stock Market Certificates, sold through American Express Bank International, have contractual distribution fee rates of 0.90 percent. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were at a rate of 1.25 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

The American Express Equity Indexed Savings Certificates have contractual distribution fee rates of 1.00 percent of the initial investment on the first day of each certificate's term and 1.00 percent of the certificate's reserve at the beginning of each subsequent term.

--------------------------------------------------------------------------------
17

American Express Certificate Company
--------------------------------------------------------------------------------


Depository fees

The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge per account           5 cents per $1,000 of assets on deposit
Transaction charge                       $20 per transaction
Security loan activity:
   Depository Trust Company
   receive/deliver                       $20 per transaction
   Physical receive/deliver              $25 per transaction
   Exchange collateral                   $15 per transaction
--------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Other fees

The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits on an annualized basis is 1.25 percent of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80 percent on an amount from $250,000 to $499,999, 0.65 percent on an amount from $500,000 to $999,999 and 0.50 percent on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with six, twelve, twenty-four, or thirty-six month terms.

Transfer agent fees

The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective December 2, 2004. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

8. INCOME TAXES

Income tax (expense) benefit as shown in the Statements of Operations for the three years ended December 31 consists of:

(Thousands)                                                                                    2004        2003       2002
------------------------------------------------------------------------------------------------------------------------------------
Federal:
   Current                                                                                  $(44,763)   $(44,777)  $(24,367)
   Deferred                                                                                   18,934      17,804      3,288
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             (25,829)    (26,973)   (21,079)
State                                                                                           (826)     (1,354)      (156)
------------------------------------------------------------------------------------------------------------------------------------
Total income tax expense                                                                    $(26,655)   $(28,327)  $(21,235)
------------------------------------------------------------------------------------------------------------------------------------

Income tax expense differs from that computed by using the federal statutory rate of 35%. The principal causes of the difference in each year are shown below:

(Thousands)                                                       2004                    2003                   2002
------------------------------------------------------------------------------------------------------------------------------------
Federal tax expense at federal statutory rate            $(26,701)      35.0%     $(28,449)    35.0%     $(23,581)      35.0%
Dividend exclusion                                            820       (1.1)%         998     (1.2)%       2,462       (3.6)%
Other, net                                                     52       (0.1)%         478     (0.6)%          40       (0.1)%
------------------------------------------------------------------------------------------------------------------------------------
Federal tax expense                                      $(25,829)      33.8%     $(26,973)    33.2%     $(21,079)      31.3%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
18

American Express Certificate Company
--------------------------------------------------------------------------------

Deferred income tax provision (benefit) results from differences between assets and liabilities measured for financial reporting and for income tax purposes. The significant components of deferred tax assets and liabilities at December 31, 2004 and 2003 are reflected in the following table:

(Thousands)                                                                                                2004       2003
------------------------------------------------------------------------------------------------------------------------------------
Deferred tax assets:
Certificate reserves                                                                                     $18,676    $18,454
Investments                                                                                               24,512     34,425
Other, net                                                                                                    --        140
------------------------------------------------------------------------------------------------------------------------------------
Total deferred tax assets                                                                                $43,188    $53,019
------------------------------------------------------------------------------------------------------------------------------------

Deferred tax liabilities:
Investment unrealized gains, net                                                                         $ 7,780    $23,814
Deferred distribution fees                                                                                    --      2,259
Purchased/written call options                                                                                --     17,501
Other, net                                                                                                   925        124
------------------------------------------------------------------------------------------------------------------------------------
Total deferred tax liabilities                                                                             8,705     43,698
------------------------------------------------------------------------------------------------------------------------------------
Net deferred tax assets                                                                                  $34,483    $ 9,321
------------------------------------------------------------------------------------------------------------------------------------

AECC is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

Net income taxes paid during the years ended December 31, 2004 and 2003 were $6.5 million and $71.6 million, respectively.

9. DERIVATIVE FINANCIAL INSTRUMENTS

AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. AECC enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offering Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. AECC enters into interest rate swap contracts that effectively lengthen the rate reset interval on certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of interest rate fluctuations on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. The Company is required to pay counterparties to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income to investment income as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in accounts payable and accrued liabilities on the balance sheet.

For the years ended December 31, 2004 and 2003, AECC recognized no losses on the derivatives as a result of ineffectiveness. AECC reclassified into earnings pretax losses of ($5.4 million) and ($5.3 million) during 2004 and 2003, respectively. An estimated ($0.4 million) of the unrealized losses accumulated in other comprehensive income related to derivatives designated as cash flow hedges will be reclassified into earnings by December 31, 2005. This effect will occur at the same time as the Company realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which the Company is hedging exposure to the variability in future cash flows is 2 months.

--------------------------------------------------------------------------------
19

American Express Certificate Company
--------------------------------------------------------------------------------


AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by the Company related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, the Company purchases and writes call options on the major market index. The Company views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to economically hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing the Company to no counterparty risk.

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in equity index options receivable and equity indexed options and other liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives is reflected in certificate reserves. Gains (losses) on options and futures are reflected in investment income, equity index options, on the statements of operations. Changes in fair values of embedded derivative instruments are reflected in provision for certificate reserves.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. AECC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, cash flow and income effects of such derivatives generally offset effects of the underlying certificate product reserves.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as cash and cash equivalents, receivables for dividends and interest, and investment securities sold, accounts payable due to parent and other affiliates, payable for investment securities purchased and other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

A summary of fair values of financial instruments as of December 31, is as follows:

                                                                                     2004                       2003
                                                                           ---------------------------------------------------------
                                                                              Carrying    Fair          Carrying      Fair
(Thousands)                                                                     Value     Value          Value        Value
------------------------------------------------------------------------------------------------------------------------------------
Financial assets:
   Assets for which carrying values approximate fair values                $  102,703  $  102,703     $  101,105    $  101,105
   Available-for-sale securities (Note 3)                                  $5,603,789  $5,603,789     $4,509,726    $4,509,726
   First mortgage loans on real estate and other loans (Note 4)            $  468,747  $  482,544     $  469,309    $  493,798
   Derivative financial instruments (Note 9)                               $  116,285  $  116,285     $  153,162    $  153,162
Financial liabilities:
   Liabilities for which carrying values approximate fair values           $   55,560  $   55,560     $   24,444    $   24,444
   Net certificate reserves (Note 5)                                       $5,827,000  $5,847,572     $4,775,518    $4,779,310
   Derivative financial instruments (Note 9)                               $   72,428  $   72,428     $  116,680    $  116,680
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
20

American Express Certificate Company
--------------------------------------------------------------------------------


11. SUBSEQUENT EVENT

On February 1, 2005, American Express Company announced plans to pursue a tax-free spin-off of the common stock of AEFC through a special dividend to American Express Company common shareholders. The final transaction, which is subject to certain conditions including receipt of a favorable tax ruling and approval by American Express Company's Board of Directors, is expected to close in the third quarter of 2005.

At the time of the spin-off, American Express Company intends to provide additional capital to AEFC that will provide additional liquidity and a senior debt rating that will allow AEFC to have efficient access to the capital markets. Additionally, American Express Company anticipates that it will incur spin-off related expenses associated with establishing an independent company that could be significant on a cumulative basis. These expenses will be recorded by American Express Company or AEFC, as appropriate, as they are incurred each quarter.

--------------------------------------------------------------------------------
21

Quick telephone reference

(800) 862-7919    American Express Easy Access Line
                  Account value, cash transaction information, current rate information (automated response for Touchtone(R) phones only)

(800) 862-7919    American Express Client Service Corporation (AECSC)
                  Withdrawals, transfers, inquiries

(800) 846-4852    TTY Service
                  For the hearing impaired

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
Web site address:
http://www.americanexpress.com

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002


                                                                 S-6000 W (4/05)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

2002          American Express Special Deposits                     9,792,888.00
2003          American Express Special Deposits                    13,341,309.00
2004          American Express Special Deposits                     8,423,210.00

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $446,326.20 in 2002, $263,897.87 in 2003 and $226,417.33 in
2004.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

         4.       Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

         6. through 9. --  None.

         10. (a)  Investment   Advisory   and   Services   Agreement   between
                  Registrant and American Express Financial Corporation dated March 6, 2002, filed electronically as Exhibit 10(a) to Post-Effective Amendment No. 51 to Registration Statement No. 2-55252, is incorporated by reference.

            (b) Depositary and Custodial Agreement, dated June 23, 2004, between American Express Certificate Company and American Express Trust Company, filed electronically on or about Feb. 18, 2005, as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

            (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (e) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (f) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (g) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

            (h) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (i) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

            (j) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to IDS Certificate Company's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (k) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to IDS Certificate Company's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (l) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                  America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

            (m) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10(o) to Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

            (n) Selling Dealer Agreement dated July 31, 2000 between American Express Financial Advisors Inc., and Securities America Inc. filed electronically on or about Feb. 18, 2005 as Exhibit 10(n) to Registrant's Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

          (o)(1)  Code of  Ethics  under  rule  17j-1  for  Registrant,  filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (o)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriter, filed electronically on or about Feb. 18, 2005 as Exhibit 10(o)(2) to Registrant's Post-Effective Amendment No. 32 to Registration Statement
                  No. 2-95577 is incorporated by reference.

          (p) Letter of Representations, dated August 22, 2000, on behalf of American Express Certificate Company and American Express Client Service Corporation filed electronically as Exhibit 10(r) to Post-Effective Amendment No. 49 to Registration Statement No. 2-55252, is incorporated herein by reference.

          (q) Transfer Agency Agreement, dated December 2, 2004, between American Express Certificate Company and American Express Client Service Corporation filed electronically on or about Feb. 18, 2005 as Exhibit 10(q) to Registrant's Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

        11. through 22. -- None.

        23. Consent of Independent Registered Public Accounting Firm is filed electronically herewith.

        24. (a) Directors' Power of Attorney, dated Feb. 22, 2005, is filed electronically herewith as Exhibit 24(a).

            (b) Officers' Power of Attorney, dated Feb. 22, 2005, is filed electronically herewith as Exhibit 24(b).

            (c) Director's and Officer's Power of Attorney, dated Feb. 22, 2005, is filed electronically herewith as Exhibit 24(c).

      25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company are filed electronically herewith:

         I.   Investments in Securities of  Unaffiliated  Issuers,  December 31,
              2004.

         II. Investments in and Advances to Affiliates and Income Thereon, December 2004, 2003 and 2002.

         III. Mortgage loans on Real Estate and Interest Earned on Mortgages - Year ended December 31, 2004.

         V.   Qualified Assets on Deposit - December 31, 2004.

         VI.  Certificate Reserves - Year ended December 31, 2004.

         VII. Valuation and Qualifying Accounts - Years ended December 31, 2004, 2003 and 2002.

              Schedule I, Schedule III and Schedule VI for the year ended Dec. 31, 2003 are incorporated by reference to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577 for American Express Flexible Savings Certificate. Schedule I,
              Schedule III and Schedule VI for the year ended Dec. 31, 2002, are incorporated by reference to Post-Effective Amendment No. 29 to Registration Statement No. 2-95577 for American Express Flexible Savings Certificate.

Item 17. Undertakings.

              Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 22, 2005.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer
                                              -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 22, 2005.


Signature                          Capacity

/s/ Paula R. Meyer                 President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ Brian J. McGrane               Vice President and Chief Financial Officer
----------------------             (Principal Financial Officer)
    Brian J. McGrane

/s/ David K. Stewart               Vice President, Controller and
----------------------             Chief Accounting Officer
    David K. Stewart               (Principal Accounting Officer)

/s/ Rodney P. Burwell*             Director
-----------------------
    Rodney P. Burwell

/s/ Jean B. Keffeler*              Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney*            Chairman and Director
------------------------
    Thomas R. McBurney

/s/ Karen M. Bohn*                 Director
-------------------
    Karen M. Bohn

* Signed pursuant to Directors' Power of Attorney dated Feb. 22, 2005, filed electronically herewith as Exhibit 24(a), by:




/s/ Paula R. Meyer
----------------------
    Paula R. Meyer